Investment Company Act File No. 811-22763

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940   ☒

AMENDMENT NO. 18   ☒

CPG CARLYLE COMMITMENTS FUND, LLC

(Exact Name of Registrant as Specified in its Charter)

125 West 55th Street
New York, New York 10119
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: (212) 317-9200

Mitchell A. Tanzman
c/o Central Park Advisers, LLC
125 West 55th Street
New York, New York 10119
(Name and Address of Agent for Service)

Copy to:

Stuart H. Coleman, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
(212) 969-3000

Check each box that appropriately characterizes the Registrant:

☒ Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 ("Investment Company Act")).

☐ Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐ Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐ A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐ Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the "Securities Act")).

☐ Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐ If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☐ New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act. However, interests in the Registrant are not being registered under the Securities Act since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act. Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

CPG Carlyle Commitments Fund, LLC

A Registration Statement TO WHICH THIS CONFIDENTIAL MEMORANDUM RELATES has been filed by CPG Carlyle Commitments Fund, LLC (THE "FUND") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, CLASS A AND CLASS I UNITS OF BENEFICIAL INTEREST (the "Units") of the FUND are not registered under the Securities Act of 1933, as amended (the "1933 Act"), since such UNITS ARE issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(A)(2) of the 1933 Act. Investment in the FUND may be made only by individuals or entities which are "accredited Investors" within the meaning of Regulation D under the 1933 Act. This CONFIDENTIAL MEMORANDUM does not constitute an offer to sell, or the solicitation of an offer to buy, any UNITS. Units of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal RESERVE Board or any other government agency. The Fund is an illiquid investment. Investors have no right to require the Fund to redeem their Units.

THE CARLYLE GROUP INC. (AND ITS AFFILIATES) (COLLECTIVELY, "CARLYLE") IS NOT AN ADVISER OR AFFILIATE OF THE FUND OR CPG CARLYLE COMMITMENTS MASTER FUND, LLC (THE "MASTER FUND"). FURTHERMORE, NEITHER THE FUND NOR THE MASTER FUND IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY CARLYLE. CARLYLE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF UNITS OF THE FUND, THE OWNERS OF INTERESTS IN THE MASTER FUND OR ANY OTHER PERSON REGARDING THE ADVISABILITY OF INVESTING IN THE FUND OR THE MASTER FUND. CERTAIN INFORMATION IN THIS CONFIDENTIAL MEMORANDUM RELATING TO CARLYLE AND THE UNDERLYING CARLYLE FUNDS HAS BEEN DERIVED BY THE FUND FROM MATERIALS FURNISHED BY CARLYLE. CARLYLE MAKES NO REPRESENTATION REGARDING, AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY TO ANY RECIPIENT OF THIS CONFIDENTIAL MEMORANDUM FOR, SUCH INFORMATION OR ANY OTHER INFORMATION SET FORTH HEREIN. THERE CAN BE NO ASSURANCE OF THE FUTURE PERFORMANCE OF CARLYLE, THE UNDERLYING CARLYLE FUNDS OR THE FUND. PURCHASERS OF UNITS OF THE FUND WILL NOT BE LIMITED PARTNERS IN THE UNDERLYING CARLYLE FUNDS, WILL HAVE NO DIRECT INTEREST IN THE UNDERLYING CARLYLE FUNDS, WILL HAVE NO DIRECT VOTING RIGHTS IN THE UNDERLYING CARLYLE FUNDS, AND WILL NOT BE PARTIES TO ANY LIMITED PARTNERSHIP AGREEMENTS OF THE UNDERLYING CARLYLE FUNDS AND, ACCORDINGLY, WILL NOT HAVE ANY RIGHTS THEREUNDER AND MAY NOT BRING AN ACTION FOR ANY BREACH THEREOF AGAINST THE UNDERLYING CARLYLE FUNDS OR THE GENERAL PARTNERS OR MANAGER OF THE UNDERLYING CARLYLE FUNDS OR ANY OF THEIR AFFILIATES FOR ANY BREACH THEREOF. FURTHER, CARLYLE HAS NO OBLIGATION TO TAKE THE NEEDS OF THE OWNERS OF UNITS OF THE FUND, OR THE OWNERS OF INTERESTS IN THE MASTER FUND, INTO CONSIDERATION WHEN MANAGING THE UNDERLYING CARLYLE FUNDS.

BY ACQUIRING UNITS OF THE FUND, AN INVESTOR ACKNOWLEDGES AND AGREES THAT: (I) ANY INFORMATION PROVIDED BY THE FUND, Central Park Advisers, LLC, the Fund's investment adviser (THE "ADVISER"), OR ANY AFFILIATES THEREOF (INCLUDING INFORMATION SET FORTH IN THIS CONFIDENTIAL MEMORANDUM) IS NOT A RECOMMENDATION TO INVEST IN THE FUND AND THAT NONE OF THE FUND, THE ADVISER OR ANY AFFILIATES THEREOF IS UNDERTAKING TO PROVIDE ANY INVESTMENT ADVICE TO THE INVESTOR (IMPARTIAL OR OTHERWISE), OR TO GIVE ADVICE TO THE INVESTOR IN A FIDUCIARY CAPACITY IN CONNECTION WITH AN INVESTMENT IN THE FUND AND, ACCORDINGLY, NO PART OF ANY COMPENSATION RECEIVED BY THE ADVISER IS FOR THE PROVISION OF INVESTMENT ADVICE TO THE INVESTOR; AND (II) THE ADVISER HAS A FINANCIAL INTEREST IN THE INVESTOR'S INVESTMENT IN THE FUND ON ACCOUNT OF THE FEES IT EXPECTS TO RECEIVE FROM THE FUND AS DISCLOSED HEREIN, THE FUND'S LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED FROM TIME TO TIME, AND any OTHER fund governing DOCUMENTS.

●	Units of the Fund will not be listed on any national or other securities exchange and it is not anticipated that a secondary market will develop.

●	Units of the Fund are subject to restrictions on transferability and liquidity, if any, may be provided by the Fund only through repurchase offers, which may, but are not required to, be made from time to time by the Fund as determined by the Fund's Board of Directors in its sole discretion. Thus, an investment in the Fund may not be suitable for investors who may need the money they invested in a specified time frame. See "Repurchases and Transfers of Units."

The Class A and Class I units of beneficial interest ("Units") of CPG Carlyle Commitments Fund, LLC (the "Fund") described in this Confidential Memorandum ("Confidential Memorandum") have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any of the States of the United States. The offering contemplated by this Confidential Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws.

This Confidential Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Units in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Confidential Memorandum. Prospective investors should not rely on any information not contained in this Confidential Memorandum or the appendices hereto.

This Confidential Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Units of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document). Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Investor Application, this Confidential Memorandum and the Fund's Limited Liability Company Agreement, as amended and restated from time to time (the "LLC Agreement")), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its Units and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Confidential Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such prospective investor.

The Fund's Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund's Units or passed upon the adequacy of the disclosure in this Confidential Memorandum. Any representation to the contrary is a criminal offense.

Units of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial or depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

All investors and potential investors are hereby informed that (i) any tax advice contained in this Confidential Memorandum is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Internal Revenue Code of 1986, as amended, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this Confidential Memorandum, and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

This Confidential Memorandum is believed to be accurate as of its date, but no representation or warranty is made as to its continued accuracy after such date.

Other than Macquarie Bank Limited ABN 46 008 583 542 ("Macquarie Bank"), any Macquarie Group entity noted in this document is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of these other Macquarie Group entities do not represent deposits or other liabilities of Macquarie Bank. Macquarie Bank does not guarantee or otherwise provide assurance in respect of the obligations of these other Macquarie Group entities. In addition, if this document relates to an investment, (a) the investor is subject to investment risk including possible delays in repayment and loss of income and principal invested and (b) none of Macquarie Bank or any other Macquarie Group entity guarantees any particular rate of return on or the performance of the investment, nor do they guarantee repayment of capital in respect of the investment.

January 30, 2024

SUMMARY OF TERMS

The following summary is qualified entirely by the detailed information appearing elsewhere in this Confidential Memorandum and by the terms and conditions of the Fund's Limited Liability Company Agreement, as amended and restated from time to time (the "LLC Agreement"), and the Investor Application (defined herein), each of which should be read carefully and retained for future reference.

The Fund	CPG Carlyle Commitments Fund, LLC (the "Fund") is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified management investment company. The Fund's investment adviser is Central Park Advisers, LLC (the "Adviser"). The Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify, as a regulated investment company (a "RIC") under the Internal Revenue Code of 1986, as amended (the "Code").

The Fund commenced operations on June 1, 2013, and, as of November 30, 2023, had net assets of approximately $1,129 million.

The Fund is an appropriate investment only for those investors ("Investors") who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers two separate classes of units of beneficial interest ("Units") designated as Class A (the "Class A Units") and Class I (the "Class I Units") to investors eligible to invest in the Fund. Each class of Units has certain differing characteristics, particularly in terms of the sales charges that Investors in that class may bear, and the distribution fees that each class may be charged. The Fund may offer additional classes of Units in the future.

Investment Program	The Fund's investment objective is to seek attractive long-term capital appreciation. In pursuing its investment objective, the Fund invests substantially all of its assets in CPG Carlyle Commitments Master Fund, LLC (the "Master Fund"), a Delaware limited liability company also registered under the 1940 Act as a non-diversified, closed-end management investment company. The Master Fund has the same investment objective and identical investment policies as those of the Fund. This form of investment structure is commonly known as a "master feeder fund" arrangement. The Adviser also acts as investment adviser to the Master Fund. Except as otherwise provided, references to the Fund's investments or Investment Funds also will refer to the Master Fund's investments for the convenience of the reader. Currently, the Master Fund does not have any investors other than the Fund and the Adviser.

The Master Fund invests predominantly (under normal circumstances, generally at least 80% of its assets) in the multiple alternative investment funds ("Investment Funds"), co-investments, co-investment funds, secondaries, continuation funds of Investment Funds (each, a "Continuation Fund") and direct investments sponsored by or affiliated with The Carlyle Group Inc. and its affiliates ("Carlyle"), with an emphasis on private equity funds ("Carlyle Investment Funds"). We refer to this 80% investment focus as the "Carlyle Focus." As the Fund's investment adviser, the Adviser has broad discretion to select the Investment Funds as opportunities arise.

Investments in Investment Funds are made in the form of capital commitments, which are called by Investment Funds over time. The Fund's private equity investments, therefore, generally will consist of both funded and unfunded commitments; however, only funded private equity commitments are reflected in the Fund's net asset value.

From time to time under certain circumstances, including during periods of adverse market, economic or political conditions, and periods of large cash inflows or redemptions, the Fund temporarily may depart from the mathematical percentage associated with the Carlyle Focus.

The Adviser believes that the Fund's investment program offers a distinctive approach to private equity investing for "accredited investors" who previously may not have had access to high quality private equity Investment Funds. In pursuing the Fund's investment objective, the Adviser invests in Carlyle primary and secondary Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments. As discussed below, the Adviser invests across a broad spectrum of Carlyle Investment Funds (e.g., buyout, middle market and growth capital, real estate, infrastructure, natural resources, and private credit, including special situations), diversified by geography (e.g., North America, Europe, Asia and emerging markets) and "vintage year" (as defined below). This investment strategy may help to reduce the impact of the J-curve associated with private equity investing. The Fund is structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private equity investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund of funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

Carlyle

Carlyle is one of the world's largest and most diversified global investment firms, with more than $382 billion of assets under management as of December 31, 2023 across three business segments and 600 investment vehicles. Founded in Washington, D.C. in 1987, Carlyle had over 2,200 professionals in 28 offices across four continents as of December 31, 2023. Carlyle has a large and diversified investor base with more than 2,900 active "carry fund" investors located in 88 countries. "Carry funds" refers to Investment Funds, including buyout funds, middle market and growth capital funds, private credit funds, real estate funds, infrastructure funds, natural resources funds and distressed credit and mezzanine funds, where the Investment Fund Manager (as defined below) receives a special residual allocation of income, referred to as a "carried interest," in the event that specified investment returns are achieved by the Investment Fund. At the end of each financial reporting period, an Investment Fund typically calculates that period's carried interest as though the fair value of the Investment Fund's investments had been realized as of such date, irrespective of whether such amounts actually have been realized. Carried interest amounts paid to an Investment Fund Manager often are made subject to a requirement to be repaid—a "clawback"—to the extent that the aggregate amount distributed to the Investment Fund Manager over all financial reporting periods exceeds the carried interest amount that would have been due based instead on the Investment Fund's cumulative results.

Carlyle has demonstrated a strong and consistent investment track record that has produced attractive returns for fund investors across segments, sectors and geographies, and across economic cycles. Carlyle has deep industry knowledge in sector specialties, including: aerospace, defense and government services, consumer and retail, energy and power, financial services, healthcare, industrial, infrastructure, real estate, technology and business services, telecommunication and media and transportation. Carlyle's broad investments in portfolio companies worldwide generate real time, actionable data that support investment, operational and exit decisions for its private equity holdings. Carlyle's Network of Operating Executives (c-level executives and sector specialists with many years of experience) advises Carlyle investment professionals through the investment process, from sourcing deals, conducting due diligence, managing companies and exiting transactions.

Carlyle is not a sponsor, promoter, adviser or affiliate of the Fund. Information presented herein with respect to Carlyle has been derived from public filings made by Carlyle with the Securities and Exchange Commission (the "SEC").

The Fund may not invest in all of the Carlyle Investment Funds described herein. See "Investment Program—Carlyle."

The Fund

The Fund is a specialized investment vehicle that may be referred to as a registered private investment fund. The Fund is similar to an unregistered private investment fund in that (i) Class A Units and Class I Units are sold in comparatively large minimum denominations in private placements solely to high net worth individual and institutional investors, and are subject to restrictions on transfer, and (ii) the Fund pays, and Investors bear, an asset-based investment management fee, and are subject indirectly to asset-based fees, carried interests, and incentive allocations charged by the underlying Investment Funds in which the Master Fund may invest.

Each underlying Investment Fund is, or will be, managed by the general partner or managing member of the Investment Fund (such general partner or managing member in respect of any Investment Fund being hereinafter referred to as the "Investment Fund Manager" of such Investment Fund) under the direction of the portfolio managers or investment teams selected by the Investment Fund Manager. Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions.

Private equity is a common term for investments that typically are made in non-public companies through privately negotiated transactions. Private equity investors generally seek to acquire quality assets at attractive valuations and use operational expertise to enhance value and improve portfolio company performance. Buyout funds acquire private and public companies, as well as divisions of larger companies. Private equity specialists then seek to uncover value-enhancing opportunities in portfolio companies, unlock the value of the portfolio company and reposition it for sale at a multiple of invested equity.

The Master Fund may allocate assets to buyout, growth capital and private credit, including special situations investments. Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions—particularly in the large-cap segment. Growth capital typically involves minority investments in established companies with strong growth characteristics. Companies that receive growth capital investments typically have established customers and mature business models. Private credit is a common term for unregistered debt investments made through privately negotiated transactions. Private credit investments may be structured using a range of financial instruments, including, but not limited to, first and second lien senior secured loans, unitranche debt, mezzanine debt, unsecured debt and structurally subordinated instruments. Special situations investments may include debt investments that provide a middle level of financing below the senior debt level and above the equity level. A typical special situations investment may include a loan to a borrower, together with equity in the form of warrants, common stock, preferred stock or some other form of equity investment. In addition, special situations investments may include other forms of investment not described herein, such as distressed debt, energy or utility investments and turnaround investments. The special situations investments to which the Master Fund may allocate its assets may be low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans).

Types of private equity investments that the Fund may make include:

● Primary Investments. Primary investments (primaries) are interests or investments in newly established private equity funds. Most private equity fund sponsors raise new funds only every two to four years, and many top-performing funds are closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors are highly important for primary investors. Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in a number of individual operating companies during a defined investment period. Unlike most other private equity fund sponsors, Carlyle typically offers several primary funds each year. Primary investments typically exhibit "J-curve" performance, in which their net asset value typically declines moderately during the early years of the private equity fund's life as investment-related fees and expenses are incurred before investment gains have been realized. As the private equity fund matures and as portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions. There can be no assurance, however, that any or all primary investments made by the Master Fund will exhibit this pattern of investment returns. Primary investments are usually ten to twelve years in duration, while underlying investments in portfolio companies generally have a four to seven year duration. The Master Fund may, from time to time, commit to certain primary investments to gain exposure to secondary investments, co-investments, co-investment funds, Continuation Funds and direct investments.

● Secondary Investments. Secondary investments (secondaries) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund's fundraising period. Sometimes, secondaries are pooled into funds of secondaries, into which the Fund may invest. Because secondaries typically already have invested in portfolio companies, they are viewed as more mature investments than primaries and further along in their development pattern. As a result, their investment returns may not exhibit the downside of the J-curve pattern expected of primaries in their early stages. There can be no assurance, however, that any or all secondary investments made by the Master Fund will exhibit this pattern of investment development.

● Co-Investment/Direct Investments. Co-investments are investments in an operating company that are typically held through a third party investment vehicle formed by a private equity sponsor or other institutional investor and are typically made alongside the sponsor's (on behalf of its fund) or institutional investor's investment in the operating company. Direct investments involve holding an interest in securities issued by an operating company directly and not through a third-party investment vehicle. Such investments typically are made as investments in operating companies where private equity funds or other institutional investors are active investors, and are usually structured such that the private equity fund or institutional investors, as the case may be, and the lead investors, if any, collectively hold a significant interest in the operating company. Unlike investments in Carlyle Investment Funds or other Investment Funds, which hold multiple portfolio companies, co-investments and direct investments are concentrated investments in one operating company. Co-investments and direct investments, unlike investments in Investment Funds, generally do not bear an additional layer of fees or they bear significantly reduced fees. The Master Fund's direct investments in an operating company typically will be structured in parallel with a similar investment by a Carlyle Investment Fund, another Investment Fund sponsor or institutional investor, but may also be made where a private equity sponsor or institutional investor has previously made an investment in the privately held operating company.

● Co-Investment Funds. Co-investment funds typically make a direct investment in a company alongside a lead sponsor. Co-investment funds are generally classified into two types:

o Co-sponsor transactions. Transactions where the co-investor is involved at an early stage in the deal process, in some cases the only co-investor invited, and participates actively in due diligence and documentation.

o Syndicated transactions. Transactions where the lead general partner has fully underwritten the transaction and sells down a part of the investment, typically to its limited partner base, between signing and closing of the transaction.

● Continuation Funds. A Continuation Fund typically involves a sponsor setting up a new fund vehicle to purchase one or more assets from an existing fund, which is managed by the same sponsor. Continuation Funds enable managers to retain assets they believe will be well-performing assets that are not yet at full exit potential, or which would otherwise benefit from a longer holding period, as their existing funds near the end of their terms. Continuation Funds allow existing investors seeking liquidity to cash out of their investments and allow new investors to be brought in as investors. Existing investors are usually given the opportunity to "roll over" their interests into the Continuation Fund ("Rolling LPs").

The Master Fund also may invest in closed-end, management investment companies that have elected to be treated as business development companies ("BDCs") under the 1940 Act. Similar to private equity funds, BDCs typically make long-term debt or equity capital investments in private or thinly-traded public companies, with the goal of improving portfolio company performance and generating current income and/or capital growth. BDCs are internally or externally managed, and may be privately offered or publicly-traded on a national stock exchange.

The Fund invests the net proceeds from the sale of Units, net of cash retained for operational needs to pay Fund expenses, in accordance with the Fund's investment objective and policies and principal strategies as soon as practicable, consistent with normal market conditions and the availability of suitable investments. Consistent with the foregoing, even when the Master Fund's assets are fully committed among Investment Funds, pending funding of capital contributions, redemptions and tax distributions, a portion of the Master Fund's assets may consist of liquid investments, such as high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents, as well as yield-enhancing investments with more limited liquidity, such as collateralized loan obligations ("CLOs") or senior loan funds managed by Carlyle and others.

See Appendix C for the prior performance of the Fund. Past performance of the Fund is not indicative of the future results of the Fund.

Investment Strategies

The principal elements of the Adviser's investment strategy include: (i) allocating the assets of the Master Fund across Carlyle private equity Investment Funds and other Carlyle offerings, as well as other non-Carlyle Investment Fund Managers; (ii) seeking to secure access to attractive investment opportunities that the Adviser believes offer attractive value; (iii) seeking to manage the Master Fund's investment level and liquidity using the Adviser's commitment strategy; and (iv) seeking to manage risk through ongoing monitoring of the Master Fund's portfolio.

Asset Allocation. Just as in public equity markets, asset allocation across private equity market segments is a cornerstone of long-term portfolio performance. The Adviser defines a strategic asset allocation that seeks to benefit from long-term diversification of the Master Fund Investments through exposure to different geographic markets, investment types and vintage years. In addition, the Adviser allocates capital among primary funds, secondary funds, direct investments, Continuation Funds and co-investment/co-investment fund opportunities. Other than amounts invested or committed in connection with the Carlyle Focus, the Master Fund may invest in Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments that are not sponsored by or affiliated with Carlyle. Over time, the Adviser may adjust its allocation and commitment strategies based on its analysis of the private equity market, the Master Fund's existing portfolio at the relevant time, and other pertinent factors.

Access. In many segments of the private equity market, it is not enough to identify promising investments—access is required. The Fund provides Investors with access to Investment Funds, and direct investments that are generally unavailable to the investing public due to resource requirements and high investment minimums. Carlyle has agreed with the Fund to provide information to the Fund of the type and scope (and with the same frequency) it customarily provides to certain of Carlyle's large institutional investors, as well as provide certain marketing and relationship management support services to the Adviser. For more information about the Fund's recently expanded relationship with Carlyle, see "Management of the Fund—Investment Advisory Services—The Adviser" and "Conflicts of Interest—Carlyle".

Commitment Strategy. The Adviser manages the Master Fund's commitment strategy with a view towards balancing liquidity while maintaining an appropriate level of investment. Commitments to private equity funds generally are not immediately invested. Instead, committed amounts are drawn down by private equity funds and invested over time, as underlying investments are identified—a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each private equity fund's drawdowns. During this period, investments made early in a private equity fund's life are often realized (generating distributions) even before the committed capital has been fully drawn. As a result, without an appropriate commitment strategy, a significant investment position could be difficult to achieve. The Adviser seeks to address this challenge using a commitment strategy designed to provide an appropriate investment level. To that end, the Master Fund intends to commit to invest in private equity investments—both primaries and secondaries—in an aggregate amount that exceeds the Master Fund's then-current assets (i.e., to "over-commit") to provide an appropriate investment level. The Master Fund will maintain cash, cash equivalents, borrowings or other liquid assets in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Investment Funds.

The commitment strategy aims to sustain an appropriate level of investment where possible by making commitments based on anticipated future distributions from investments. The commitment strategy also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by Investors, distributions from Investment Funds and any distributions made to Investors. To forecast portfolio cash flows, the Adviser takes into consideration historical data, actual portfolio observations, insights from Carlyle in respect of the Carlyle Focus and forecasts by the Adviser. Given the variability of the timing of drawdowns and distributions from Investment Funds, and the availability of desirable Investment Funds in the secondary market, the amount of funded private equity commitments in non-Carlyle Investment Funds, from time to time, may be significant.

The commitment strategy—and, specifically, the "over-commitment" strategy—carries a degree of risk. See "Types of Investments and Related Risk Factors—General Risks—Commitment Strategy."

Risk Management. The long-term nature of private equity investments requires a commitment to ongoing risk management. The Adviser seeks to maintain close contact with Carlyle and the Investment Fund Managers with whom it invests, and to monitor the performance of Investment Funds and developments at the individual portfolio companies that are material positions in the Investment Funds held by the Fund. By tracking commitments, capital calls, distributions, valuations and other pertinent details, the Adviser seeks to recognize potential issues and to take appropriate action.

The Adviser uses a range of techniques to reduce the risk associated with the commitment strategy. These techniques may include, without limitation:

●	Diversifying investments and commitments across several "vintage years" (i.e., the year in which an Investment Fund begins investing);

●	Allocating capital among primary investments, secondary investments, direct investments, Continuation Funds and co-investment/co-investment fund opportunities;

●	Actively managing cash, liquid and other (i.e., non-Investment Fund) assets; and

●	Maintaining a credit line, consistent with the limitations and requirements of the 1940 Act.

●	To enhance the Master Fund's liquidity, particularly in times of possible net outflows through the tender of Units by Investors, the Adviser may from time to time sell certain of the Master Fund's assets (including selling investments in Investment Funds at a discount).

The Master Fund is expected to hold liquid assets to the extent required for purposes of liquidity management. The Fund may borrow for investment purposes. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time indebtedness occurs (the "Asset Coverage Requirement"). This means that the value of the Fund's total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

The Adviser and its personnel use a range of resources to identify and source the availability of promising Investment Funds. The Adviser's diligence process focuses on risk management, investment and operational diligence. The Adviser selects investment strategies and Investment Funds on the basis of availability, pricing in the case of secondaries and various qualitative and quantitative criteria, including the Adviser's analysis of actual and projected cash flows and past performance of an Investment Fund or Investment Fund Manager during various time periods and market cycles; and the Investment Fund Managers' reputation, experience, expertise, opportunity set, anticipated returns and adherence to investment philosophy. During this diligence process, the Adviser among other things, may review offering documents, financial statements, Schedule K-1s and other tax reporting, regulatory filings and client correspondence, and may conduct interviews with senior personnel of existing Investment Fund Managers. In particular, the Adviser seeks to regularly communicate with Carlyle Investment Fund Managers and other personnel about the Investment Funds in which the Fund has invested or may invest, or about particular investment strategies, categories of private equity, risk management and general market trends. This interaction facilitates ongoing portfolio analysis and may help to identify potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback, as additional investments, secondary investments and new primary investments with a particular Investment Fund Manager are considered.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser seeks to: track operating information and other pertinent details; participate in periodic conference calls with Investment Fund Managers and onsite visits where appropriate; review audited and unaudited reports; and monitor turnover in senior Investment Fund personnel and changes in policies. In conjunction with the due diligence process, the tax treatment and legal terms of the investment are considered.

The Adviser's diligence process is implemented on a risk-adjusted basis and may be more limited in connection with smaller secondary positions.

By investing predominantly in Carlyle Investment Funds, the Master Fund seeks to benefit from the investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting practices and compliance programs that may be associated with an advisory firm with a strong reputation and significant resources.

In allocating the Master Fund's capital, the Adviser attempts to benefit from the strong performance track record of various Carlyle Investment Funds, combined with access to new and existing Investment Funds. Generally, the Adviser seeks to invest no more than 25% of the Master Fund's capital, measured at the time of investment, in any one Investment Fund. In addition, the Fund's investment in any one Investment Fund generally is limited to no more than 25% of the Investment Fund's economic interests, measured at the time of investment.

The Adviser may invest the Master Fund's assets in investment strategies other than those described in this Confidential Memorandum, and may sell the Master Fund's portfolio holdings at any time.

The Fund invests substantially all of its assets in the Master Fund ("Master Fund Interests"). The Fund is a non-diversified, closed-end management investment company for purposes of the 1940 Act. However, the Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. To qualify as a RIC under the Code, the Fund (including through its investment in the Master Fund Interests) must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income derived with respect to its business of investing in such stocks, securities or currencies, and net income from interests in "qualified publicly traded partnerships" (as defined in the Code); (ii) distribute to its Investors on an annual basis at least 90% of its investment company taxable income for each taxable year; and (iii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the value of the Fund's total assets is represented by cash and cash equivalents (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and not greater than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more "qualified publicly traded partnerships" (as defined in the Code). With respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to "look through" to the income, assets and investments of the Master Fund and certain Investment Funds. See "Types of Investments and Related Risk Factors—Other Risks—Tax Risks."

The Investment Funds are not subject to the Master Fund's, or the Fund's, investment restrictions and are generally subject to few investment limitations. To the extent permitted by the 1940 Act, the Fund and/or the Master Fund may borrow for investment purposes.

The Fund has no obligation, and does not currently intend, to enter into any hedging transactions. However, the Fund has and may, from time to time, enter into foreign exchange hedging transactions.

Borrowing	The Fund and the Master Fund are each authorized to borrow money in connection with its investment activities, subject to the limits of the Asset Coverage Requirement. The Fund and the Master Fund may borrow money for investment purposes, to satisfy repurchase requests from Investors and to otherwise provide the Fund and the Master Fund with liquidity. Specifically, the Master Fund is authorized to borrow money through a secured revolving line of credit agreement (the "Credit Agreement") for investment purposes and in connection with repurchases of, or tenders for, the Master Fund's Units.

The Investment Funds are permitted to utilize leverage in their investment activities. However, the Investment Funds' borrowings are not subject to the Asset Coverage Requirement. Accordingly, the Fund and the Master Fund, through investments in the Investment Funds, may be exposed to the risk of highly leveraged investment programs. See "Types of Investments and Related Risk Factors."

Distribution Policy	The Fund generally pays dividends on the Units at least annually in amounts representing substantially all of the Fund's net investment income, if any, earned each year. The Fund also pays substantially all taxable net capital gain realized on investments to Investors at least annually. In order to maintain its status as a RIC, the Fund must, among other requirements, distribute at least 90% of its net investment income (generally, the Fund's net ordinary income plus the excess of the Fund's realized net short-term capital gains over realized net long-term capital losses, determined without regard to the dividends paid deduction) on an annual basis. See "Certain U.S. Federal Income Tax Considerations – Taxation as a Regulated Investment Company."

Distributions by the Fund that are or are considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant taxable year in which the distribution is made will reduce the adjusted tax basis of an Investor's Units (but not below zero). Any such distributions that reduce the adjusted tax basis of an Investor's Units represent a return of capital (i.e., a return to Investors of a portion of their original investment in the Fund) and generally will not be subject to U.S. federal income tax at the time of the distribution. Distributions in excess of an Investor's adjusted basis in Units generally will be treated as capital gain.

Dividends and capital gain distributions paid by the Fund are reinvested in additional Units of the Fund unless an Investor "opts out" (elects not to reinvest in Units). Investors may elect initially not to reinvest by indicating that choice on the Investor Application. Thereafter, Investors are free to change their election at any time by contacting the Administrator (as defined below), or, alternatively, by contacting their broker or dealer, who will inform the Fund. Units purchased by reinvestment will be issued at their net asset value on the ex−dividend date (which is generally expected to be the last business day of a month). There is no sales charge or other charge for reinvestment. The Fund reserves the right to suspend or limit at any time the ability of Investors to reinvest distributions.

Potential Benefits of Investing in the Fund	By investing in the Fund, Investors will have access to Investment Fund Managers affiliated with Carlyle. Carlyle is one of the world's largest and most diversified global investment firms. Since its founding in 1987, Carlyle has compiled a distinguished record of performance in the private equity industry. Past performance is not indicative of future results. Through the Fund, "accredited investors" will have access to Carlyle and to Investment Fund Managers whose services typically are not available to the investing public, or who may otherwise restrict the number and type of persons whose money they manage. For example, Carlyle provides certain services to the Fund, which may include making appropriate personnel available for presentations, providing information to the Fund to prepare its tax reporting, providing administrative support in connection with commitments to or sales of Carlyle Investment Funds and such other functions as agreed to from time to time. Carlyle has also agreed, subject to certain limitations, to provide certain investment and marketing opportunities to the Fund, including providing access to additional co-investment and secondary investment opportunities, providing marketing and distribution support and assistance with respect to the Fund, using commercially reasonable efforts to introduce new avenues of distribution for the Fund and assisting with marketing the Fund to existing distribution platforms. By investing in the Fund, Investors enjoy the benefit of these services, which establish the Fund's preferred relationship with Carlyle. Investing in the Fund also permits Investors to invest with Investment Fund Managers without being subject to the high minimum investment requirements typically imposed by such Investment Fund Managers. Stated investment minimums for Investment Funds typically range between $5 million and $20 million.

Since March 11, 2022 (the "Closing"), the Adviser has been an indirect wholly-owned subsidiary of Macquarie Management Holdings, Inc. ("Macquarie"), which is an indirect wholly-owned subsidiary of Macquarie Group Limited ("Macquarie Group"). By investing in the Fund, Investors enjoy the benefits of the Adviser being a part of an organization with scale, broad distribution capabilities, including its significant network of intermediary relationships, and increased access to alternative investments. For more information about Macquarie, see "Management of the Fund—Investment Advisory Services—The Adviser."

Because the Fund has elected to be treated, and intends to operate in a manner so as to continue to qualify, as a RIC under Subchapter M of the Code, it is expected to have certain attributes that are not generally found in traditional private equity funds-of-funds. These include providing simpler tax reports to Investors and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payment of U.S. federal income tax.

The Master Fund's investments in secondaries—which typically already have invested in portfolio companies and, therefore, are viewed as more mature investments than primaries and further along in their development pattern—may reduce the impact of the J-curve associated with private equity investing.

As described above, the Fund was structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private equity investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund of funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

The Offering	The Fund commenced offering Class A Units in June 2013 and Class I Units in July 2013, and has since engaged in a continuous offering. The net asset values of Class A Units and Class I Units vary over time as a result of the differing fees and expenses applicable to each class of Units and different initial offering prices and inception dates.

Class A Units and Class I Units, and any future classes of Units, may be purchased as of the first business day of each month based upon their then current net asset value per Unit. Purchase proceeds do not represent the Fund's capital or become the Fund's assets until the first business day of the relevant calendar month. Each date on which Units are delivered is referred to as a "Closing Date." Each prospective Investor will be required to complete an investor application (the "Investor Application") certifying that the Units being purchased are being acquired by an Eligible Investor (defined herein). Prior to the receipt and acceptance of the Investor Application, an Investor's funds will be held in a non-interest-bearing account at UMB Bank, N.A., the Fund's custodian, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). An Investor will not become an investor of the Fund, and has no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date. The Fund reserves the right to reject any purchase of Units in certain circumstances (including when the Fund has reason to believe that such purchase would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective Investor.

Generally, the minimum initial investment in each of the Fund's Class A Units and Class I Units is $50,000, which minimum may be reduced by the Fund in the sole discretion of the Adviser based on consideration of various factors, including the Investor's overall relationship with the Adviser, the Investor's holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time. The minimum additional investment in each of the Fund's Class A and Class I Units is $10,000.

Board of Directors	Subject to the requirements of the 1940 Act, the business and affairs of the Fund and the Master Fund are managed under the direction of the Board of Directors of the Fund (individually, a "Director" and collectively, the "Board") and the Board of Directors of the Master Fund (the "Master Fund Board"), respectively. The Board and the Master Fund Board, which currently are comprised of the same members, have delegated day-to-day operations to the Fund's and Master Fund's officers, the Adviser and other service providers, subject to oversight of the Board. See "Management of the Fund."

The Adviser	Central Park Advisers, LLC serves as the Fund's and the Master Fund's investment adviser. The Adviser is a limited liability company organized under the laws of the State of Delaware, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Since March 11, 2022, the Adviser has been a part of the asset management business of Macquarie. For the Adviser's history before the Closing, see "Management of the Fund— Investment Advisory Services—The Adviser."

Macquarie is an indirect wholly-owned subsidiary of Macquarie Group, a publicly-listed (ASX: MQG) global financial services group organized under the laws of Australia. Macquarie, together with its affiliates, is a top 50 global asset manager, top 25 U.S. actively-managed, long-term mutual fund manager and the largest manager of infrastructure and real assets globally. Macquarie Group's global asset management division, Macquarie Asset Management ("MAM"), provides clients with access to a diverse range of capabilities and products across infrastructure, real estate, private credit, fixed-income, equities, multi-asset and liquid alternatives. As of September 30, 2023, MAM had approximately $579.5 billion of assets under management.

The Fund has entered into an investment advisory agreement with the Adviser that may be continued in effect from year to year if its continuation is approved annually by the Board. The Board, or the Fund's Investors, may terminate the investment advisory agreement on 60 days' prior written notice to the Adviser. The Master Fund has entered into a similar investment advisory agreement with the Adviser with similar terms (other than compensation) and a similar renewal and termination process.

Management Fee	Through its investment in the Master Fund, the Fund bears a proportionate share of the investment management fee paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund. In consideration of such services, the Master Fund pays the Adviser a monthly fee (the "Management Fee"), computed and payable monthly, at the annual rate of 1.20% of the Master Fund's net asset value. For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Master Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees and expenses of the Master Fund.

The Management Fee is prorated for any period of less than a month based on the number of days in such period.

The Management Fee is paid to the Adviser out of the Master Fund's assets and, therefore, decreases the net profits or increases the net losses of the Fund. The Management Fee is in addition to the asset-based fees, carried interests, expenses, incentive allocations or fees charged by the Investment Funds and indirectly borne by Fund Investors.

Sub-Placement Agent Fee	Under the terms of a placement agent agreement (the "Placement Agent Agreement") with Delaware Distributors, L.P., an indirect subsidiary of Macquarie (the "Placement Agent"), the Placement Agent is authorized to retain brokers, dealers and certain financial advisors (which may include wealth advisors) (collectively, "Sub-Placement Agents") for distribution services and to provide related sales support services to Investors holding Class A Units. The Fund pays the Placement Agent a quarterly fee out of the net assets of Class A Units at the annual rate of 0.60% of the net asset value of Class A Units, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Units) (the "Sub-Placement Agent Fee"). The Placement Agent pays the Sub-Placement Agent Fee to Sub-Placement Agents, who may use such fee to compensate the financial advisory personnel involved in the placement of Units. Amounts not paid to Sub-Placement Agents will be available to pay certain sales and marketing expenses. Payment of the Sub-Placement Agent Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units in compliance with Rule 12b-1 under the 1940 Act. See "Fees and Expenses."

The Sub-Placement Agent Fee is charged on an aggregate class-wide basis, and Investors in Class A Units are subject to the Sub-Placement Agent Fee as long as they hold their Class A Units. Each compensated Sub-Placement Agent is paid by the Placement Agent based on the net asset value of outstanding Class A Units held by Investors that receive services from such Sub-Placement Agent.

Class I Units are not subject to the Sub-Placement Agent Fee. Class A Units will be converted to Class I Units if an Investor no longer receives services from a Sub-Placement Agent or a servicing agent which has entered into an agreement with the Placement Agent.

Other Fees and Expenses	The Fund, and, therefore, Investors, bears all expenses incurred in the business of the Fund, and, through its investment in the Master Fund, a pro rata portion of the operating expenses of the Master Fund, including any charges, allocations and fees to which the Fund is subject as an investor in the Investment Funds. The Fund bears certain ongoing offering costs associated with the Fund's continuous offering of Units. The Fund, by investing in the Investment Funds, indirectly bears its pro rata share of the expenses incurred in the business of the Investment Funds. The Investment Funds in which the Fund intends to invest generally charge a management fee of 1% to 2%, and approximately 20% of net profits as a carried interest allocation, subject to a preferred return and a clawback. See "Summary of Fund Expenses."

SS&C Technologies, Inc. and its affiliates, Global Investor and Distribution Solutions and ALPS Fund Services, Inc. (collectively, the "Administrator") perform certain administration, accounting and transfer agency services for the Fund and the Master Fund. In consideration of these services, the Master Fund pays the Administrator an annual fee calculated based upon the net assets of the Master Fund (subject to certain minimums), as well as certain other fixed or transactional fees, and reimburses certain of the Administrator's expenses, and the Fund pays the Administrator a flat annual fee.

Conflicts of Interest	The Adviser, the Investment Fund Managers and their respective affiliates may conduct investment activities for their own accounts and other accounts they manage that may give rise to conflicts of interest that may be disadvantageous to the Fund. Investment decisions for the Master Fund are made independently of such other accounts. If, however, the Master Fund desires to invest in, or withdraw from, the same Investment Fund as another account of the Adviser, the opportunity will be allocated fairly, reasonably and equitably in accordance with the Adviser's allocation policies and procedures. The Adviser will not invest, on behalf of the Fund, in any Investment Fund advised by, or otherwise affiliated with, Macquarie.

Certain Investment Fund Managers also may face conflicts of interests stemming from their affiliation with Investment Fund sponsors, including Carlyle and other asset management firms.

From time to time, an officer or employee of the Adviser or an affiliate thereof acting on behalf of the Fund may serve as a member of certain investor advisory committees (each, an "Advisory Committee") comprised of third-party investors, namely limited partners in the Investment Fund and certain other investors in similar parallel vehicles established by the Investment Fund Manager. Advisory Committees provide the members thereof with an opportunity to, among other things, review valuations of certain underlying investments, and review and consider potential conflicts of interest concerning the respective Investment Fund.

The Adviser, its affiliates and the Placement Agent may receive payments from Carlyle or other private equity sponsors in connection with placement or other services that do not relate to the Master Fund or the Fund. The Adviser and the investment professionals who, on behalf of the Adviser, manage the Master Fund's investment portfolio will be engaged in certain activities for other accounts, and may have conflicts of interest in allocating their time and activities among the Master Fund and the other accounts. The Adviser's investment professionals will devote as much of their time to the affairs of the Master Fund as in their judgment is necessary and appropriate.

Placement of Units	In addition to the placement of Units through the Placement Agent or a Sub-Placement Agent, the Fund itself also may accept offers to purchase Units that it receives directly from Investors. The Fund is not obligated to sell to a broker or dealer any Units, including those that have not been placed with Eligible Investors (defined herein). Investors in Class A Units may be charged a sales load up to a maximum of 3.5% on the amount they invest. The Placement Agent may compensate Sub-Placement Agents in connection with the sale and distribution of the Units. No sales load is charged on purchases of Class I Units.

The Adviser (or one of its affiliates) generally compensates out of its own resources, and not the assets of the Fund, certain Sub-Placement Agents in connection with the sale of Class A Units and Class I Units, and also in connection with various other services including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists.

Eligible Investors	To purchase Units of the Fund, a prospective investor will be required to certify that the Units are being acquired directly or indirectly for the account of an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"). Investors who are "accredited investors" are referred to in this Confidential Memorandum as "Eligible Investors." Existing Investors seeking to purchase additional Units will be required to qualify as "Eligible Investors" at the time of the additional purchase.

Class I Units may be purchased by those Eligible Investors that (i) compensate their financial intermediaries for their services through asset-based fees, including asset-based fee programs (i.e., wrap accounts), or (ii) purchase Units directly from the Fund. With respect to (ii) above, the Fund may sell Class I Units directly to (i) up to 30 natural persons or entities in any twelve month period, so long as any such natural person has a material and substantial relationship with the Adviser (as determined by the Adviser in its reasonable discretion), and (ii) to an unlimited number of executive officers, members or directors of the Adviser or the Fund, certain family members thereof, entities controlling, controlled by or under common control with the Adviser and any entities wholly-owned by any of the foregoing.

Each prospective Investor must submit a completed Investor Application acceptable to the Adviser, certifying, among other things, that the Investor is an Eligible Investor and will not transfer the Units purchased except in the limited circumstances permitted. The Adviser may from time to time impose stricter or less stringent eligibility requirements. If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date and will be held in a non-interest-bearing escrow account by the Fund's escrow agent until the next Closing Date.

An investment in the Fund involves a considerable amount of risk. An Investor may lose money. Before making an investment decision, a prospective Investor should (i) consider the suitability of this investment with respect to the Investor's investment objectives and personal situation and (ii) consider factors such as the Investor's personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Investors have no right to require the Fund to redeem their Units of the Fund.

Valuation	The 1940 Act provides that securities for which market quotations are "readily available" must be valued at market value, and all other securities and other assets must be valued at "fair value" as determined in good faith by the Board. In accordance with Rule 2a-5 promulgated under the 1940 Act, the Board has appointed the Adviser as the Fund's valuation designee (the "Valuation Designee"). In that role, the Adviser has established a committee that oversees the valuation of the Fund's investments pursuant to procedures adopted by the Adviser (the "Valuation Procedures"). Under that Rule, the Board has assigned to the Adviser general responsibility for determining, in accordance with the Valuation Procedures, the value of such investments.

The Investment Funds invest a large percentage of their assets in certain securities and other financial instruments that do not have readily ascertainable market prices and will be valued by the respective Investment Fund Managers. These valuations, in turn, will be reviewed by the Adviser; however, neither the Adviser nor the Board are able to confirm independently the accuracy of the Investment Fund Managers' valuations (which are unaudited, except at year-end). Accordingly, the Fund generally relies on such valuations, which are provided on a quarterly basis, even in instances where an Investment Fund Manager may have a conflict of interest in valuing the securities because the value of the securities will affect the Investment Fund Manager's compensation. Furthermore, the Investment Funds typically provide the Adviser with only estimated net asset values or other valuation information, and such data is subject to revision through the end of each Investment Fund's annual audit.

Unlisted Closed-End Structure; Limited Liquidity and Transfer Restrictions	The Fund is organized as a closed-end management investment company. Unlike open-end management investment companies (commonly known as "mutual funds"), investors in closed-end funds do not have the right to redeem their units on a daily basis. To meet daily redemption requests, mutual funds must comply with more stringent regulations than closed-end funds.

Units of the Fund will not be listed on any national or other securities exchange and it is not anticipated that a secondary market will develop. In addition, Units of the Fund are subject to restrictions on transferability and liquidity, if any, may be provided only through limited repurchase offers described below. An investment in the Fund is suitable only for Investors who can bear the risks associated with the limited liquidity of the Units and should be viewed as a long-term investment. See "Types of Investments and Related Risk Factors—General Risks—Limitations on Transfer; Units Not Listed; No Market for Class A or Class I Units" and "Repurchases of Units and Transfers."

Repurchases of Units by the Fund	Investors do not have the right to require the Fund to redeem their Units. The Fund, from time to time, may provide liquidity to Investors by offering to repurchase Units pursuant to written tenders by Investors. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board, in its sole discretion. In determining whether the Fund should offer to repurchase Units, the Board will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser anticipates that it will recommend to the Board that the Fund offer to repurchase Units from Investors on a quarterly basis, with such repurchases to occur at the value of Units determined as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day) (each such date is referred to as a "Tender Offer Valuation Date"). The Adviser also expects that, generally, it will recommend to the Board that each repurchase offer should apply to 5% of the net assets of the Fund. Although, while not expected, in certain circumstances, the Adviser may not make such a recommendation, as might be the case during periods of financial market stress. Each repurchase offer will generally commence approximately 60 days prior to the applicable Tender Offer Valuation Date and expire at least 20 business days after commencement (the "Tender Offer Expiration Date"). Investors tendering Units for repurchase must do so on or before such date.

Since all or substantially all of the Fund's assets are invested in the Master Fund, the Fund does not expect to conduct a repurchase offer of Units unless the Master Fund contemporaneously conducts a repurchase offer of its units.

If a repurchase offer is oversubscribed by Investors who tender Units, the Board may: (i) repurchase a pro rata portion of the Units tendered; (ii) increase the number of Units to be repurchased in accordance with Rule 13e-4 under the Exchange Act; (iii) extend the repurchase offer, if necessary, and increase the amount of Units that the Fund is offering to purchase; or (iv) take any other action permitted by applicable law and the LLC Agreement. As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Units repurchased by the Fund. In addition, the Fund may repurchase Units of Investors if, among other reasons, the Board determines that such repurchase would be in the interest of the Fund. See "Repurchases of Units and Transfers—Repurchases of Units."

The Fund may not be able to guarantee liquidity to Investors through repurchase offers, as the Master Fund may be limited in its ability to liquidate its holdings in Investment Funds to meet repurchase requests. Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities. Accordingly, the Fund may need to suspend or postpone repurchase offers if it (or the Master Fund) is required to dispose of interests in Investment Funds and is not able to do so in a timely manner.

In addition, the Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units. See "Repurchases of Units and Transfers."

A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of the Units. The early repurchase fee will be retained by the Fund and will be for the benefit of the Fund's remaining Investors. Units tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis. An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Summary of Taxation	The Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. Assuming that the Fund so qualifies, the Fund will generally not be subject to U.S. federal income tax on its taxable income and gains that it timely distributes to Investors.

It is intended that the Master Fund will be treated as a partnership for U.S. federal income tax purposes, and not as an association or "publicly traded partnership" taxable as a corporation. Further, certain of the Investment Funds in which the Fund (through the Master Fund) invests may be classified as partnerships for U.S. federal income tax purposes. Accordingly, with respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to "look through" to the income, assets and investments held by the Master Fund and certain of the Investment Funds. See "Types of Investments and Related Risk Factors—Other Risks—Tax Risks."

Similarly, for purposes of applying certain of the RIC asset diversification tests, the Fund generally will be required to take into account a proportion of the securities held by any Investment Fund or other entity, in each case, that is treated as a corporation for U.S. federal income tax purposes and in which the Fund owns a 20% or greater voting interest. However, Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest or the amount that may be invested in certain Investment Funds. Furthermore, although the Fund expects to receive information from each Investment Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. Carlyle has agreed to use reasonable efforts to provide such information to the Fund.

If the Fund fails to qualify as a RIC, the Fund would become subject to corporate-level U.S. federal income tax on a net basis and distributions to Investors would be treated as dividend income to the extent of the Fund's earnings and profits. The specific character of the underlying income realization (e.g., capital gains) would no longer pass-through to the Investors as if the Fund were a conduit. See "Certain U.S. Federal Income Tax Considerations—Failure to Qualify as a Regulated Investment Company" and "Types of Investments and Related Risk Factors—Other Risks—Tax Risks" below.

The Fund (through the Master Fund) may invest in certain Investment Funds through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes, particularly in cases where doing so would facilitate compliance with the RIC gross income test in relation to the income earned in respect of those Investment Funds. While using such corporate structure may expand the category of assets to which the Fund can gain investment exposure, the returns earned through such structure will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

The Fund's fiscal year for financial reporting purposes is the twelve-month period ending March 31. The Fund's taxable year is the 12-month period ending September 30 (or such other taxable year as may be required under the Code).

ERISA Plans and Other Tax-Exempt Entities	Investors subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), retirement arrangements subject to Section 4975 of the Code and other tax-exempt entities, including privately sponsored defined benefit and contribution plans, individual retirement accounts (each, an "IRA"), and 401(k) and Keogh Plans may purchase Units. Fiduciaries of such plans or arrangements should consider, among other things, that the Fund's Units are subject to limitations on transferability and liquidity will be provided only through limited repurchase offers described below. Moreover, fiduciaries of such plans or arrangements that are participant-directed should consider that the Fund will sell Units only to Eligible Investors, and confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any "benefit, right or feature" affecting the qualified status of the plan or arrangement. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be "plan assets" for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. Thus, the Adviser should not be considered a fiduciary within the meaning of ERISA or the Code with respect to the assets of any Investor subject to ERISA, solely as a result that Investor's investment in the Fund.

Reports to Investors	The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on IRS Form 1099 as is required by law to assist the Investors in preparing their tax returns. The Fund will also prepare and transmit to Investors unaudited semi-annual reports and audited annual reports (when each becomes available) within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Investors are sent reports on at least a quarterly basis regarding the Fund's operations.

Term	The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Fund's organizational documents.

Risk Factors	While the benefits of investing in private equity may be considerable, private equity is not for everyone. Private equity investments involve significant risks, including a total loss of capital. The risks associated with private equity arise from several factors including: limited diversification, the use of leverage, limited liquidity and capital calls made on short notice (failure by the Fund to meet capital call obligations may result in significantly negative consequences including a total loss of investment). In addition, the Fund is subject to the risk of investing a predominant portion of its capital with Investment Funds sponsored by Carlyle. Additional risks involved in investing in the Fund include:

General Risks

● Loss of capital, up to the entire amount of an Investor's investment.

● The Fund's Units represent illiquid securities of an unlisted closed-end fund, are not listed on any securities exchange or traded in any other market, and are subject to substantial limitations on transferability.

● The Adviser and Investment Fund Managers may face conflicts of interest.

Investment Program Risks

● The Fund invests, through the Master Fund, predominantly in Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments sponsored by or affiliated with Carlyle, and, therefore, may be less diversified, and more subject to concentration risk, than other funds of private equity funds.

● The Fund's performance depends upon the performance of the Master Fund and the Investment Fund Managers and selected strategies, the adherence by such Investment Fund Managers to such selected strategies, the instruments used by such Investment Fund Managers and the Adviser's ability to select Investment Fund Managers and strategies and effectively allocate Master Fund assets among them. The Fund is organized to provide Investors with a multi-strategy investment program and not as an indirect way to gain access to any particular Carlyle Investment Fund.

● Market risks, including political, regulatory, market, economic and social developments and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Fund's investments in Investment Funds and the Fund's underlying investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect Investment Fund Managers, Investment Funds and issuers, which could adversely affect the Fund. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. Recent examples include pandemic risks related to COVID-19 and the aggressive measures taken worldwide in response by governments and businesses.

● Among the risks that may affect the value of the Fund's investments are geopolitical risks such as those arising from Russia's invasion of Ukraine, the Israel-Hamas war and other geopolitical conflicts, economic consequences occasioned by fiscal tightening, rapidly increasing interest rates, widespread inflation and attempts to contain it, and possible recession in various countries.

● The business of identifying and structuring investments of the types contemplated by the Fund and the Master Fund is competitive, and involves a high degree of uncertainty. No assurance can be given that the Adviser will be able to identify and complete attractive investments, or that it will be able to invest fully its subscriptions.

● Investment Funds hold securities issued primarily by privately held companies, and operating results for the portfolio companies in a specified period will be difficult to predict. Such investments involve a high degree of business and financial risk that can result in substantial losses.

● Investment Funds may be newly organized and therefore have no, or only limited, operating histories.

● The securities in which an Investment Fund Manager may invest may be among the most junior in a portfolio company's capital structure and, thus, subject to the greatest risk of loss. Generally, there will be no collateral to protect an investment once made.

● The Adviser has entered into an agreement with MAM and Carlyle Investment Management L.L.C. ("Carlyle Investment Management"), a wholly owned subsidiary of Carlyle, whereby Carlyle has agreed, subject to certain limitations, to provide certain investment and marketing opportunities to the Fund. The agreement may be terminated under certain circumstances, which could prove disadvantageous to the Fund and may terminate its preferred relationship with Carlyle. See "Management of the Fund— Investment Advisory Services—The Adviser."

● Concurrent with entering into the agreement described above, the Adviser terminated its existing licensing agreement and entered into a new licensing agreement with MAM and Carlyle Investment Management pursuant to which Carlyle has, among other things, granted the Adviser a license to use certain Carlyle trade names, trademarks and/or service marks. The agreement may be terminated under certain circumstances, which could prove disadvantageous to the Fund and may terminate its preferred relationship with Carlyle. See "Management of the Fund— Investment Advisory Services—The Adviser."

● Subject to the limitations and restrictions of the 1940 Act, the Fund and the Master Fund may borrow money for investment purposes—i.e., utilize leverage—to satisfy repurchase requests and for other temporary purposes, which may increase the Fund's volatility.

● An Investment Fund Manager's investments, depending upon strategy, may be in companies whose capital structures are highly leveraged. Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market.

● Fund Investors typically bear two layers of fees and expenses: asset-based fees and expenses at the Fund and the Master Fund level, and asset-based fees, carried interests, incentive allocations or fees and expenses at the Investment Fund level. In addition, to the extent that the Fund invests in an Investment Fund that is a "fund-of-funds," Investors will bear a third layer of fees and expenses.

● The Fund is a non-diversified fund, which means that the percentage of its assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. As a result, the Fund's investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broad range of issuers.

● Fund Investors have no right to receive information about the Investment Funds or Investment Fund Managers, and have no recourse against Investment Funds or their Investment Fund Managers.

● The Fund has elected to be treated, and to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code but will be subject to corporate-level income tax if it fails to so qualify.

● The Fund is subject to the risk that the Investment Funds may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code. If the Fund does not receive sufficient information from the Investment Funds, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.

● Returns earned by the Fund through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

● The Fund is subject to, and indirectly invests in Investment Funds that are subject to, risks associated with legal and regulatory changes applicable to private equity funds.

● The Fund may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

● The Fund's investments in Investment Funds, and many of the investments held by the Investment Funds, are priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate. Neither the Adviser nor the Board is able to confirm independently the accuracy of the Investment Fund Managers' valuations (which are unaudited, except at year-end). This risk is exacerbated to the extent that Investment Funds generally provide valuations only on a quarterly basis. While such information is provided on a quarterly basis, the Fund provides valuations, and issues Units, on a monthly basis.

● The Master Fund generally will not be able to vote on matters that require the approval of Investment Fund investors, including matters that could adversely affect the Master Fund's investment in an Investment Fund. However, the Adviser may serve on Advisory Committees of such Investment Funds.

● The Fund may receive from an Investment Fund an in-kind distribution of securities. In addition, the Adviser, from time to time, may elect to have the Fund receive a distribution in-kind instead of cash from an Investment Fund and to hold such securities until the Adviser deems that a sale would be in the best interests of the Fund. Where the Adviser chooses to retain the securities received in-kind, the securities would remain subject to market risk until sold. Alternatively, the Adviser may determine to sell these securities, which may be illiquid. The Adviser may attempt to sell illiquid securities in the secondary market; however, the Adviser may not be successful in its attempts to do so.

● Investment Funds located outside of the U.S. may be subject to withholding taxes, which may reduce the return of the Fund and its Investors.

● Investment Funds generally will not be registered as investment companies under the 1940 Act. Therefore, despite the fact that the Fund itself is registered under the 1940 Act, as an investor in Investment Funds, the Fund will not be able to avail itself of the protections afforded by the 1940 Act to investors in registered investment companies, such as the limitations applicable to the use of leverage and the requirements concerning custody of assets, composition of boards of directors and approvals of investment advisory arrangements.

● The Fund and the Master Fund are registered as investment companies under the 1940 Act, which may limit such funds' investment flexibility compared to a fund that is not so registered.

● Pending funding of capital contributions, redemptions and tax distributions, a portion of the Master Fund's assets may consist of liquid investments, such as high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents, as well as yield-enhancing investments with more limited liquidity, such as CLOs or senior loan funds managed by Carlyle and others. Holding a sizeable cash position may result in lower returns for the Master Fund. However, an inadequate liquid position presents other risks to the Fund and the Master Fund, including an adverse impact on the Fund's ability to fund capital contributions, to pay for repurchases of Units tendered by Investors or to meet expenses generally.

● If the Master Fund defaults on its commitment to an Investment Fund or fails to satisfy capital calls to an Investment Fund in a timely manner then, generally, it will be subject to significant penalties, including, potentially, the complete forfeiture of the Master Fund's investment in the Investment Fund. Any failure by the Master Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund and the Master Fund to pursue its investment program, (ii) force the Master Fund to borrow, (iii) indirectly cause the Fund, and, indirectly, the Investors to be subject to certain penalties from the Investment Funds (including, potentially, the complete forfeiture of the Master Fund's investment in an Investment Fund), or (iv) otherwise impair the value of the Fund's investments.

● Investment Fund Managers will invest the Investment Funds' assets in securities of non-U.S. issuers, including those in emerging markets, and the Master Fund's assets will be invested in Investment Funds denominated in non-U.S. currencies, thereby exposing the Fund to special risks caused by foreign political, social and economic factors, including exposure to currency fluctuations, less liquidity, less developed and less efficient trading markets, political instability and less developed legal and auditing standards. A decline in the value of the currencies in which the Master Fund investments are denominated against the U.S. dollar will result in a decrease in the Master Fund's and the Fund's net asset value. The Adviser does not currently intend to hedge the value of investments made by the Master Fund against currency fluctuations. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

● An Investment Fund Manager may focus on a particular industry or sector (e.g., energy, utilities, financial services, healthcare, consumer products, industrials and technology), which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries.

● An Investment Fund that invests in private credit strategies will be subject to a high degree of financial risk. Private credit investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases, currency volatility and the financial conditions of issuers, which may pose significant credit risks that result in issuer default.

● Certain Investment Funds may invest in mezzanine loans. While such investments generally earn a higher return than senior secured loans, they usually are unsecured and subordinate to other obligations of the issuer.

● Certain Investment Funds may invest in companies that may be in transition, out of favor, financially leveraged or otherwise troubled, and may be or have recently been involved in strategic actions, restructurings, bankruptcies, reorganizations or liquidations. These companies may be experiencing, or are expected to experience, financial difficulties that may never be overcome. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within such companies. Such investments could, in certain circumstances, subject an Investment Fund to certain additional potential liabilities.

● Certain Investment Funds may invest in low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing.

● An Investment Fund Manager may focus on a particular country or geographic region, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

● An Investment Fund's assets may be invested in a limited number of securities or portfolio companies that may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if Investments had been made in a larger number of securities.

● Other than amounts invested or committed in connection with the Carlyle Focus, the Master Fund may invest its assets in investments that are not sponsored by Carlyle. Non-Carlyle Investment Fund Managers may not provide the same level of transparency in respect to ongoing monitoring, may have different or more limited valuation protocols, may have more limited research personnel and infrastructure and may report on a less timely basis than Carlyle Investment Funds.

● Secondary investments may be acquired based on incomplete or imperfect information, as investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding their investment, the value thereof and the portfolio companies invested in by the Investment Fund. The Adviser may have a limited ability to diligence such investments and Investment Fund Managers prior to transacting, and Investment Fund Managers of secondary investments other than Carlyle may provide more limited transparency in respect to ongoing monitoring. Secondary investments, therefore, may expose the Fund to contingent liabilities, counterparty risks, reputational risks and execution risks.

● The market for secondary investments is competitive and may be limited, and the strategies and Investment Funds to which the Master Fund wishes to allocate assets may not be available for secondary investment at any given time. The absence of a recognized "market" price means that the Master Fund cannot be assured that it is realizing the most favorable price in connection with trades in secondaries. Secondary investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith. Secondary investments may expose the Fund to contingent liabilities, counterparty risks, reputational risks and execution risks. Secondary investments may be sold only as part of a package with other secondary investments. In certain circumstances, the Adviser may determine to purchase a package of secondary investments notwithstanding the fact that it may not have purchased certain components of the package on its own. Secondary investments may be structured as a single purchase through a holding company similar to a fund of funds and may include on-going administrative fees. In these circumstances, the Fund will need to rely on the administrator for information regarding the underlying investments, including receipt of reports and certain valuation activities. Additionally, these types of investments may be structured so that the holding company assumes a debt obligation to the seller of the secondary interest, a deferred payment obligation to the seller of the secondary interest or other indebtedness related to the investment. In such a structure, the holding company may be considered to be utilizing leverage, although generally there would not be recourse to the Master Fund.

● The Master Fund's ability to realize an investment gain with respect to a direct investment or co-investment generally will be reliant on the expertise of the lead investor in the transaction. To the extent that any lead investor assumes control of the management of the operating company, the Master Fund will be reliant not only upon the lead investor's ability to research, analyze, negotiate and monitor such investments, but also upon its ability to successfully manage and oversee the operation of the company's business. The Master Fund's ability to dispose of direct investments and co-investments is typically severely limited, both by the fact that the securities are unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Master Fund to sell such investment.

● The market for direct investments and co-investments is competitive and may be limited, and the direct investments and co-investments to which the Master Fund wishes to allocate assets may not be available at any given time. Such investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith.

● Co-investments may involve special risks, including the possibility that a third-party partner or co-venturer may have financial, legal, or regulatory difficulties, resulting in a negative impact on the underlying investment, may have economic or business interests or goals that are inconsistent with those of the Master Fund or may be in a position to take (or block) action in a manner contrary to the Master Fund's investment objectives.

● Continuation Funds in which the Master Fund may invest may be subject to a high degree of risk. Rolling LPs and new investors may have conflicting investment, tax and other interests with respect to their investments in the Continuation Fund, including conflicts relating to the structuring of investment acquisitions and dispositions. Conflicts may arise in connection with decisions made by the general partner regarding follow-on investments that may be more beneficial to one limited partner than another, especially with respect to tax matters. The sponsor of the Continuation Fund will have conflicts of interests in acting as both the "buyer" (i.e., the Continuation Fund) and the "seller" (i.e., the existing fund) of the transaction.

● The Master Fund may invest in BDCs, which may be subject to a high degree of risk. BDCs typically invest in less mature private companies or thinly traded public companies with limited operating histories that may not have access to public equity markets for capital raising. A substantial portion of a BDC's portfolio typically includes securities purchased in private placements; as a result, a BDC's portfolio may carry risks similar to those of a private equity or venture capital fund.

● The Master Fund may invest in senior loan funds, which may be subject to a high degree of risk. Senior loan funds typically invest in performing senior secured bank loans rated below investment grade. There may be less readily available, reliable information about certain loans than is the case for many other types of securities, and the Investment Funds may be required to rely primarily on their own evaluation of a borrower's credit quality rather than on any available independent sources. The value of collateral, if any, securing a loan can decline, and may be insufficient to meet the issuer's obligations in the event of non-payment of scheduled interest or principal or may be difficult to readily liquidate. Like other below investment grade securities, loans are inherently speculative. As a result, the risks associated with such loans are similar to the risks of below investment grade securities, although senior loans are typically senior and secured in contrast to other below investment grade securities, which are often subordinated and unsecured.

● The Master Fund may invest in CLOs. In addition to the general risks associated with investing in debt securities (e.g., interest rate, credit and market risk), CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from the underlying loans will not be adequate to make interest or other payments; (ii) the quality of the underlying loans may decline in value or default; (iii) the possibility that the Fund may invest in CLOs that are subordinate to other classes; (iv) the complex structure of the security may not be fully appreciated at the time of investment, and may produce disputes with the issuer or unexpected investment results, especially during times of market stress or volatility; (v) junior debt tranches and equity tranches (which the Master Fund will not purchase) are subject to a higher risk of loss than the senior debt portion as a result of the highly levered nature of CLOs; and (vi) CLOs are privately offered and sold, and investments in CLOs typically are thinly traded or have only a limited trading market.

No assurance can be given that the Fund's investment program will be successful. Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment. An investment in the Fund should be viewed only as part of an overall investment program.

See "Types of Investments and Related Risk Factors."

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Investors can expect to bear, directly or indirectly, by investing in the Fund. Investors will indirectly bear fees and expenses of the Master Fund, which are reflected in the following chart and in the example below.

	Class A	Class I
Investor Transaction Expenses
Maximum sales load(1) (as a percentage of purchase amount)	3.50%	None
Maximum early redemption fee (as a percentage of repurchased amount) (2)	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Units)
Management Fee(3)	1.20%	1.20%
Sub-Placement Agent Fee(4)	0.60%	None
Other Expenses	0.25%	0.25%
Acquired Fund Fees and Expenses(5)	1.12%	1.12%

Total Annual Expenses	3.17%	2.57%

(1)	Generally, the stated minimum initial investment in the Fund is $50,000 ($10,000 with respect to additional purchases of Units by an existing Investor), which minimum may be reduced in the sole discretion of the Adviser. Investors in Class A Units may be charged a sales load ("placement fee") up to a maximum of 3.50% on the amount they invest. The Placement Agent and/or a Sub-Placement Agent may, in its discretion, waive the placement fee for certain Investors. In addition, purchasers of Units in conjunction with certain "wrap" fee, asset allocation or other managed asset programs may not be charged a placement fee. The table assumes the maximum placement fee is charged. No placement fee will be charged on purchases of Class I Units. See "Application for Investment."

(2)	A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an Investor's Units at any time prior to the day immediately preceding the one-year anniversary of an Investor's purchase of the Units (on a "first in-first out" basis). An early repurchase fee payable by an Investor may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor. The early repurchase fee will be retained by the Fund for the benefit of the remaining Investors. See "Repurchases of Units and Transfers."

(3)	The Management Fee is payable by the Master Fund, but will be borne indirectly by Investors as a result of the Fund's investment in the Master Fund. The Master Fund pays the Adviser the Management Fee monthly at the annual rate of 1.20% of the Master Fund's net asset value. For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Master Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees and expenses of the Master Fund.

(4)	The Fund pays the Placement Agent out of the net assets of the Class A Units an ongoing quarterly fee, accrued and calculated monthly (the "Sub-Placement Agent Fee") at an annualized rate of 0.60% of the net assets of the Fund attributable to Class A Units. The Placement Agent may pay all or a portion of the Sub-Placement Agent Fee to the selling agents that sell Units of the Fund. Payment of the Sub-Placement Agent Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units in compliance with Rule 12b-1 under the 1940 Act. Class I Units are not subject to the Sub-Placement Agent Fee. See "Fees and Expenses."

(5)	The amount shown as "Acquired Fund Fees and Expenses" reflects operating expenses of the Investment Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Investment Funds). The "Acquired Fund Fees and Expenses," however, do not reflect any performance-based fees or allocations paid by the Investment Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Investment Funds. The amount of the Fund's average net assets used in calculating the Fund's "Acquired Fund Fees and Expenses" was based on average net assets as of March 31, 2023 of approximately $1,163 million.

The purpose of the table above and the examples below is to assist you in understanding the various costs and expenses you will bear directly or indirectly as an Investor in the Fund. The annual "Other Expenses" shown above reflect an estimate of all expected ordinary operating expenses for the current fiscal year ending March 31, 2024. "Other Expenses" do not include any fees or expenses charged by Investment Funds (which are reflected separately under "Acquired Fund Fees and Expenses"). For a more complete description of the various costs and expenses of the Fund, see "Fees and Expenses."

Class A Units:

Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses, including a 3.50% placement fee, on a $1,000 investment, assuming a 5% annual return:*	$67	$130	$195	$369

*	Without the sales load, the expenses would be: $32 (1 Year), $97 (3 Years), $164 (5 Years) and $344 (10 Years).

Class I Units:

Example:	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:	$26	$79	$135	$287

The examples are based on the fees and expenses set forth in the table above, and should not be considered a representation of future expenses. Actual Fund expenses may be greater or less than those shown (and "Acquired Fund Fees and Expenses" also may be greater or less than that shown). Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% return shown in the example. If the Investment Funds' actual rates of return exceed 5%, the dollar amounts could be significantly higher as a result of the Investment Funds' incentive fees.

THE FUND

The Fund, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a Delaware limited liability company on October 23, 2012. The Fund's principal office is located at 125 West 55th Street, New York, New York 10019, and its telephone number is (212) 317-9200. The Fund invests all or substantially all of its assets in ownership interests in the Master Fund. The Master Fund is a closed-end, non-diversified management investment company, organized as a Delaware limited liability company on October 23, 2012 and registered under the 1940 Act. Investment advisory services are provided to the Fund and the Master Fund by the Adviser pursuant to investment advisory agreements entered into between the Fund and the Adviser and the Master Fund and the Adviser (each, an "Investment Advisory Agreement" and together, the "Investment Advisory Agreements"). The individuals who serve on the Board and the Master Fund Board are responsible for monitoring and overseeing the investment program of the Fund and the Master Fund, respectively. See "Management of the Fund."

STRUCTURE

The Fund is a specialized investment vehicle that incorporates both features of a private investment fund that is not registered under the 1940 Act and features of a closed-end investment company that is registered under the 1940 Act. Private investment funds (such as private equity funds) are collective asset pools that typically offer their securities privately, without registering such securities under the 1933 Act. Securities offered by private investment funds typically are sold in large minimum denominations (often at least $5 million to $20 million) to a limited number of institutional investors. The managers of such funds are generally compensated through asset-based fees and incentive-based/carried interest allocations. Registered closed-end investment companies typically are managed more conservatively than most private investment funds because of the requirements and restrictions imposed on them by the 1940 Act. Compared to private investment funds, registered closed-end companies may have more modest minimum investment requirements, and generally offer their units to a broader range of investors. Advisers to such investment companies, such as the Adviser, typically are compensated through asset-based fees.

Investors purchase Units in the Fund. Units may be purchased as of the first business day of each month based upon the Fund's then current net asset value.

Similar to private investment funds, Units of the Fund are sold in relatively large minimum denominations to high net worth and institutional investors. In contrast to many private investment funds, however, the Fund is permitted to offer Units to an unlimited number of Eligible Investors. The Fund was designed to permit certain sophisticated Investors to participate in an investment program that invests in private equity strategies without requiring, among other things, Investors to commit the more substantial minimum investments required by many private investment funds, and without subjecting the Fund to the same restrictions on the number of Eligible Investors as are imposed on many of those private investment funds.

INVESTMENT PROGRAM

The Fund's investment objective is to seek attractive long-term capital appreciation. In pursuing its investment objective, the Fund invests substantially all of its assets in the Master Fund. The Master Fund has the same investment objective as the Fund and seeks to achieve its investment objective by investing predominantly in Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments sponsored by or affiliated with Carlyle, with an emphasis on private equity funds. Each Investment Fund is managed by the general partner or managing member of the Investment Fund (such general partner or managing member in respect of any Investment Fund being hereinafter referred to as the "Investment Fund Manager" of such Investment Fund) under the direction of the portfolio managers or investment teams selected by the Investment Fund Manager. Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions. Other than amounts invested or committed in connection with the Carlyle Focus, the Master Fund may invest in Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments that are not sponsored by or affiliated with Carlyle. Currently, the Master Fund does not have any investors other than the Fund and the Adviser.

The Adviser believes that the Fund's investment program offers a distinctive approach to private equity investing for "accredited investors" who previously may not have had access to high quality private equity Investment Funds. In pursuing the Fund's investment objective, the Adviser invests in Carlyle primary and secondary Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments. The Adviser invests across a broad spectrum of Carlyle Investment Funds (e.g., buyout, middle market and growth capital, real estate, infrastructure, natural resources, and private credit, including special situations), diversified by geography (e.g., North America, Europe, Asia and emerging markets) and "vintage year" (i.e., the year in which an Investment Fund begins investing). This investment strategy may help to reduce the impact of the J-curve associated with private equity investing. The Fund was structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private equity investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund-of-funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

Carlyle

Carlyle is one of the world's largest and most diversified global investment firms. Carlyle advises an array of specialized investment funds and other investment vehicles that invest across a range of industries, geographies, asset classes and investment strategies and seek to deliver attractive returns for fund investors. Founded in Washington, D.C. in 1987, Carlyle had more than $382 billion of assets under management as of December 31, 2023 across three business segments and 600 investment vehicles. As of December 31, 2023, Carlyle had over 2,200 professionals in 28 offices across four continents. Carlyle has a large and diversified investor base with more than 2,900 active "carry fund"1 investors located in 88 countries. The Carlyle Group L.P. was formed in Delaware on July 18, 2011. The Carlyle Group L.P. converted from a Delaware limited partnership to a Delaware corporation named The Carlyle Group Inc. on January 1, 2020. On May 3, 2012, Carlyle began public trading of its common units under the ticker symbol "CG."

1    "Carry funds" refers to Investment Funds, including buyout funds, middle market and growth capital funds, private credit funds, real estate funds, infrastructure funds, natural resources funds and distressed credit and mezzanine funds, where the Investment Fund Manager receives a special allocation of income and gain, referred to as a "carried interest," in the event that specified investment returns above an annual hurdle rate are achieved by the Investment Fund. At the end of each financial reporting period, an Investment Fund typically calculates that period's carried interest as though the fair value of the Investment Fund's investments had been realized as of such date, irrespective of whether such amounts actually have been realized. Carried interest amounts paid to an Investment Fund Manager often are made subject to a requirement to be repaid—a "clawback"—to the extent that the aggregate amount distributed to the Investment Fund Manager over all financial reporting periods exceeds the carried interest amount that would have been due based instead on the Investment Fund's cumulative results.

Carlyle has demonstrated a strong and consistent investment track record that has produced attractive returns for fund investors across segments, sectors and geographies, and across economic cycles. Past performance is not indicative of future results. Carlyle has deep industry knowledge in sector specialties, including: aerospace, defense and government services, consumer and retail, energy and power, financial services, healthcare, industrial, infrastructure, real estate, technology and business services, telecommunication and media and transportation. Carlyle's broad investments in portfolio companies worldwide generate real time, actionable data that support investment, operational and exit decisions for its private equity holdings. Carlyle's Network of Operating Executives (c-level executives and sector specialists with many years of experience) advises Carlyle investment professionals through the investment process, from sourcing deals, conducting due diligence, managing companies and exiting transactions.

Carlyle is not a sponsor, promoter, adviser or affiliate of the Fund. The Fund may not invest in all of the Carlyle Investment Funds described herein.

Carlyle operates its business across three segments: (1) Global Private Equity, (2) Global Credit, and (3) Global Investment Solutions.

Global Private Equity (GPE). Carlyle's GPE segment advises its buyout, middle market and growth capital funds, Carlyle's U.S. and internationally focused real estate funds, and Carlyle's infrastructure and natural resources funds. As of June 30, 2023, Carlyle's GPE segment had $163 billion in assets under management and $107 billion in fee-earning assets under management.

Carlyle's GPE teams have the following areas of focus:

Corporate Private Equity. Carlyle's corporate private equity teams advise a diverse group of 37 active funds that invest in transactions that focus either on a particular geography or strategy. Carlyle's buyout funds focus on corporate buyouts and strategic minority investments. The investment mandate for Carlyle's growth capital funds is to seek out companies with the potential for disruptive growth and operational improvements. Carlyle's core strategy seeks longer duration private equity opportunities, targeting stable businesses with sustainable market leadership. These funds are advised by teams of local professionals who live and work in the markets where they invest.

Real Estate. Carlyle's real estate team advises 11 active real estate funds that invest in the United States and Europe, with a focus on a broad range of opportunities including residential properties, senior living facilities, industrial properties, and self-storage properties, but have limited its exposure to office buildings, hotels and retail properties. Carlyle's real estate funds generally focus on acquiring single-property assets rather than large-cap companies with real estate portfolios.

Infrastructure & Natural Resources. Carlyle's 14 active infrastructure and natural resources funds focus on infrastructure and energy investing. Carlyle's infrastructure business is comprised of teams that invest in six primary sectors: renewables, energy infrastructure, water and waste, transportation, digital infrastructure, and power generation. Carlyle's energy activities focus on buyouts, growth capital investments and strategic joint ventures in the midstream, upstream, downstream, energy and oilfield services sectors around the world. Carlyle's international energy investment team focuses on investments across the energy value chain outside of North America. Carlyle conducts its North American energy investing through its partnership with NGP, a Texas-based energy investor.

Global Credit. Carlyle's Global Credit segment, which had $152 billion in assets under management and $126 billion in fee-earning assets under management as of June 30, 2023, advises a group of 116 active funds that pursue investment strategies across the credit spectrum, including: liquid credit, illiquid credit, and real assets credit, as well as cross-platform vehicles such as Carlyle Tactical Private Credit Fund (“CTAC”, or the “Interval Fund”). Global Credit has been Carlyle's fastest-growing segment in total assets under management over the past three years, and Carlyle continues to expand its reach into additional areas of focus, such as real estate credit. Since Carlyle's establishment in 1999, these various capital sources provide the opportunity for Carlyle to offer highly customizable and creative financing solutions to borrowers to meet their specific capital needs. Carlyle draws on the expertise and underwriting capabilities of over 200 investment professionals and leverages the resources and industry expertise of Carlyle's global network to provide creative solutions for borrowers.

Global Investment Solutions. Carlyle's Global Investment Solutions segment, established in 2011, provides comprehensive investment opportunities and resources for its investors and clients to build private equity portfolios through fund of funds, secondary purchases of existing portfolios and managed co-investment programs. Global Investment Solutions executes these activities through AlpInvest, one of the world's largest investors in private equity. As of June 30, 2023, Carlyle's Global Investment Solutions segment had $70 billion in assets under management and $38 billion in fee-earning assets under management.

Information presented herein with respect to Carlyle has been derived from public filings made by Carlyle with the SEC as of the date of this Confidential Memorandum. Neither the Fund nor the Adviser has independently verified either the accuracy or completeness of the information concerning Carlyle included herein or in these public filings. Thus, there can be no assurance that all events occurring prior to the date of this Confidential Memorandum that would affect the accuracy or completeness of the information contained in such documents have been publicly disclosed. However, if any material information comes to the attention of the Fund or the Adviser while this Confidential Memorandum is required by law to be delivered, this Confidential Memorandum will be amended or supplemented accordingly.

Investment Philosophy

Registered investment companies, such as mutual funds, the Fund and the Master Fund, are generally subject to significant regulatory restrictions with respect to selling securities short and using leverage and derivatives. The Investment Funds generally are not subject to the same investment restrictions as the Master Fund or the Fund, and are generally subject to few investment limitations, including investment limitations under the 1940 Act or the Code. The Master Fund, the Fund and, indirectly, Investors are not entitled to the protections of the 1940 Act with respect to the Investment Funds. The Master Fund and the Fund, however, are regulated under the 1940 Act and Investors are entitled to the protections of the 1940 Act.

The Adviser believes that the Master Fund's current strategy of investing predominantly in a portfolio of private equity Investment Funds sponsored by Carlyle and in other Carlyle sponsored alternative investments provides opportunities to participate in alternative investment strategies that may earn attractive risk-adjusted returns. In addition, by investing predominantly in Carlyle Investment Funds, the Master Fund seeks to benefit from the (i) strong performance track record of various Carlyle funds,2 combined with access to new and existing Investment Funds, and (ii) investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting and valuation practices and compliance programs that may be associated with a successful global financial services firm with significant resources, in contrast to a strategy of allocating assets among different funds managed by various unaffiliated investment advisers. The Adviser believes that the Fund and the Master Fund will benefit from the Adviser's ability to focus more closely on the investment opportunities and strengths offered, and the risks presented, by each potential Investment Fund.

2    Past performance is not indicative of future results.

Through the Fund, Investors will have access to Carlyle and to other Investment Fund Managers whose services are generally not available to the investing public, or who may otherwise restrict the number and type of persons whose money they manage. By investing in the Fund, Investors enjoy the benefit of certain services that Carlyle provides to the Fund, as disclosed herein, which establish the Fund's preferred relationship with Carlyle. Investing in the Fund also permits Investors to invest with Investment Fund Managers without being subject to the high minimum investment requirements typically required by such Investment Fund Managers. The Fund should also benefit from its exposure to a number of different investment styles. Investing through various Investment Fund Managers that employ different strategies—even though many of the Investment Fund Managers are under common control—may reduce the volatility inherent in a direct investment by the Fund with a single Investment Fund Manager.

Investment Strategies

The Master Fund seeks to provide investors with attractive long-term capital appreciation by investing predominantly in a portfolio of Carlyle Investment Funds.

The principal elements of the Adviser's investment strategy include: (i) allocating the assets of the Master Fund across Carlyle private equity Investment Funds and other alternative investments sponsored by Carlyle as well as other non-Carlyle Investment Fund Managers; (ii) seeking to secure access to attractive investment opportunities that the Adviser believes offer attractive returns; (iii) seeking to manage the Master Fund's investment level and liquidity using the Adviser's commitment strategy; and (iv) seeking to manage risk through ongoing monitoring of the portfolio.

o	Asset Allocation. The Master Fund seeks to benefit from long-term diversification of investments through exposure to different geographic markets, investment types and vintage years. In addition, the Master Fund allocates its capital among primary funds, secondary funds, Continuation Funds, direct investments and co-investment/co-investment fund opportunities. Other than amounts invested or committed in connection with the Carlyle Focus, the Master Fund's assets may be allocated to Investment Funds that are not sponsored or affiliated with Carlyle.

o	Access. The Fund seeks to provide Investors with access to investments that are generally unavailable to the investing public due to resource requirements and high investment minimums.

o	Commitment Strategy. The Adviser seeks to manage the Master Fund's commitment strategy with a view towards balancing liquidity while maintaining an appropriate level of investment.

o	Risk Management. The long-term nature of private equity investments requires a commitment to ongoing risk management. The Adviser seeks to maintain close contact with Carlyle and its Investment Fund Managers, and to monitor the performance of individual funds by tracking operating information and other pertinent details.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objective. The Adviser also may invest the Master Fund's assets in Investment Funds that engage in investment strategies other than those described in this Confidential Memorandum, and may sell the Master Fund's portfolio holdings at any time.

Private Equity

Private equity is a common term for investments that typically are made in non-public companies through privately negotiated transactions. Private equity investors generally seek to acquire quality assets at attractive valuations and use operational expertise to enhance value and improve portfolio company performance. Buyout funds acquire private and public companies, as well as divisions of larger companies. Private equity specialists then seek to uncover value-enhancing opportunities in portfolio companies, unlock the value of the portfolio company and reposition it for sale at a multiple of invested equity. Private equity investments typically are made in non-public companies through privately negotiated transactions. Private equity investments may be structured using a range of financial instruments, including common and preferred equity, convertible securities, subordinated debt and warrants or other derivatives.

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. In such funds, investors usually commit to provide up to a certain amount of capital when requested by the fund's manager or general partner. The general partner then makes private equity investments on behalf of the fund. The fund's investments are usually realized, or "exited" after a four to seven year holding period through a private sale, an initial public offering (IPO) or a recapitalization. Proceeds of such exits are then distributed to the fund's investors. The funds themselves typically have a term of ten to twelve years.

The private equity market is diverse and can be divided into several different segments. These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year.

Investments in private equity have increased significantly over the last 20 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency. It is now common for large pension funds, endowments and other institutional investors to allocate significant assets to private equity.

Private Credit

Private credit is a common term for unregistered debt investments made through privately negotiated transactions. Private credit investments may be structured using a range of financial instruments, including, but not limited to, first and second lien senior secured loans, unitranche debt, mezzanine debt, unsecured debt and structurally subordinated instruments. While these strategies, which include special situations investments (including distressed investments), typically focus on originated or secondary purchases of fixed-income senior or subordinated credits of companies, they also may include certain equity features, such as warrants, options, common or preferred stock depending on the strategy of the investor and the financing requirements of the company or asset. Distressed investing encompasses a broad range of strategies including control and non-control distressed debt, operational turnarounds and "rescue" financings.

Loans to private companies can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer's cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company's debt obligations. The companies in which Investment Funds invest may be leveraged, often as a result of leveraged buyouts or other recapitalization transactions, and often will not be rated by national credit rating agencies. Additionally, the loans in which Investment Funds invest may be rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as "junk," have predominantly speculative characteristics and may carry a greater risk with respect to a borrower's capacity to pay interest and repay principal.

Buyouts, Growth Capital, Special Situations, Venture Capital/Other

In the private equity asset class, the term "financing stage" is used to describe investments (or funds that invest) in companies at a certain stage of development. The different financing stages may have distinct risk, return and correlation characteristics, and play different roles within a private equity portfolio. Broadly speaking, private equity investments can be broken down into four financing stages: buyout, growth capital, special situations and venture capital. These categories may be further subdivided based on the investment strategies that are employed.

o	Buyouts. Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. The use of debt financing, or leverage, is prevalent in buyout transactions – particularly in the large-cap segment. Overall, debt financing typically makes up 50-70% of the price paid for a company.

o	Growth capital. Typically involves minority investments in established companies with strong growth characteristics. Companies that receive growth capital investments typically have established customers and mature business models.

o	Special situations. A broad range of investments, which vary in terms of level of control, including distressed debt (control and non-control), energy/utility investing, operational turnarounds, "rescue" financings and high yielding credit-oriented strategies may be classified as special situations. Control oriented strategies typically involve the acquisition of an influential or controlling stake in an operationally or financially troubled company through the purchase of that company's debt or equity securities. Non-control oriented distressed strategies typically involve the acquisition of securities determined to be undervalued with returns generated from an increase in the value of those securities.

o

Venture Capital/Other. Investments in new and emerging companies are usually classified as venture capital. Such investments are often in technology and healthcare-related industries. Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public. Venture capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors. It is not anticipated that venture capital will be a meaningful portion of the Master Fund's allocations.

Some of the investments that the Adviser considers with respect to the Master Fund include, but are not limited to:

●	Primary Investments. Primary investments (primaries) are interests or investments in newly established private equity funds. Most private equity fund sponsors raise new funds only every two to four years, and many top-performing funds are closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors such as Carlyle are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in a number of individual operating companies during a defined investment period. Unlike most other private equity fund sponsors, Carlyle typically offers several primary funds each year. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund's life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager's capabilities is essential.

Primary investments typically exhibit a value development pattern, commonly known as the "J-curve," in which the fund's net asset value typically declines moderately during the early years of the fund's life as investment-related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions to fund investors. There can be no assurance, however, that any or all primary investments made by the Master Fund will exhibit this pattern of investment development. Primary investments are usually ten to twelve years in duration, while underlying investments in portfolio companies generally have a four to seven year duration. The Master Fund, from time to time, may commit to certain primary investments to gain exposure to secondary investments, co-investments, co-investment funds, Continuation Funds and direct investments.

●	Secondary Investments. Secondary investments (secondaries) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund's fundraising period. Secondary investments may play an important role in a private equity portfolio. Because secondaries typically already have invested in portfolio companies, they are viewed as more mature investments than primaries and further along in their development pattern. As a result, their investment returns may not exhibit the downside of the J-curve pattern expected to be achieved by primaries in their early stages. In addition, secondaries typically provide earlier distributions than primaries. Past performance is not indicative of future results. There can be no assurance, however, that any or all secondary investments made by the Master Fund will exhibit this pattern of investment development.

●

Co-Investment/Direct Investments. Co-investments are investments in an operating company that are typically held through a third party investment vehicle formed by a private equity sponsor or other institutional investor and are typically made alongside the sponsor's (on behalf of its fund) or institutional investor's investment in the operating company. Direct investments involve holding an interest in securities issued by an operating company directly and not through a third-party investment vehicle. Such investments typically are made as investments in operating companies where private equity funds or other institutional investors are active investors, and are usually structured such that the private equity fund or institutional investors, as the case may be, and the lead co-investors, if any, collectively hold a significant interest in the operating company. Unlike investments in Carlyle Investment Funds or other Investment Funds, which hold multiple portfolio companies, co-investments and direct investments are concentrated investments in one operating company. Co-investments and direct investments, unlike investments in Investment Funds, generally do not bear an additional layer of fees or they bear significantly reduced fees. The Master Fund's direct investments in an operating company typically will be structured in parallel with a similar investment by a Carlyle Investment Fund, another Investment Fund sponsor or institutional investor, but may also be made where a private equity sponsor or institutional investor has previously made an investment in the privately held operating company.

●	Co-Investment Funds. Co-investment funds typically make a direct investment in a company alongside a lead sponsor. Co-investment funds are generally classified into two types:

o	Co-sponsor transactions. Transactions where the co-investor is involved at an early stage in the deal process, in some cases the only co-investor invited, and participates actively in due diligence and documentation.

o	Syndicated transactions. Transactions where the lead general partner has fully underwritten the transaction and sells down a part of the investment, typically to its limited partner base, between signing and closing of the transaction. These transactions often attract more co-investors and individual ticket sizes tend to be lower as a result of more competitive allocation processes.

●	Continuation Funds. A Continuation Fund typically involves a sponsor setting up a new fund vehicle to purchase one or more assets from an existing fund, which is managed by the same sponsor. Continuation Funds enable managers to retain assets they believe will be well-performing assets that are not yet at full exit potential, or which would otherwise benefit from a longer holding period, as their existing funds near the end of their terms. Continuation Funds allow existing investors seeking liquidity to cash out of their investments and allow new investors to be brought in as investors. Existing investors are usually given the opportunity to "roll over" their interests into the Continuation Fund ("Rolling LPs"). Rolling LPs also may be given the ability to retain their existing terms of investment or otherwise renegotiate new terms.

The Master Fund also may invest in other registered investment companies, such as BDCs. Similar to private equity funds, BDCs typically make long-term debt or equity capital investments in private or thinly-traded public companies, with the goal of improving portfolio company performance and generating current income and/or capital growth. BDCs are internally or externally managed, and may be privately offered or publicly-traded on a national stock exchange. Investments in BDCs will be subject to restrictions in the 1940 Act limiting the extent to which the Master Fund may invest in other registered investment companies (other than money market funds). See "Types of Investments and Related Risk Factors—General Risks—Registered Investment Companies."

Portfolio Allocation

The Master Fund's investment process begins with an allocation framework for the Master Fund's long-term diversification among Carlyle funds: (i) primary and secondary private equity and middle market private credit investments; (ii) buyout, growth and special situations; (iii) investments focused in North America, Europe, Asia and/or other parts of the world; (iv) co-investments/co-investment funds and Continuation Funds; and (v) other alternative Investment Funds sponsored by Carlyle. The framework also provides for diversification over vintage years and with respect to individual investments. It is expected that through such diversification, the Master Fund may be able to achieve more consistent returns and lower volatility than would generally be expected if its portfolio were more concentrated in a single fund, geography, sector, vintage year or a smaller number of funds. Other than amounts invested or committed in connection with the Carlyle Focus, the Master Fund may invest in Investment Funds, co-investments, co-investment funds, secondaries, Continuation Funds and direct investments that are not sponsored by or affiliated with Carlyle.

Because of the distinct cash flow characteristics associated with different types of private equity investments, portfolio construction is based on both quantitative and qualitative factors.

Over time, the commitment strategy may be adjusted based on the Adviser's analysis of the private equity market, the Master Fund's existing portfolio at the relevant time, or other pertinent factors.

The Adviser manages the Master Fund's commitment strategy with a view towards balancing liquidity while maintaining an appropriate level of investment. Commitments to private equity funds generally are not immediately invested. Instead, committed amounts are drawn down by private equity funds and invested over time, as underlying investments are identified—a process that may take a period of several years, with limited ability to predict with precision the timing and amount of each private equity fund's drawdowns. During this period, investments made early in a private equity fund's life are often realized (generating distributions) even before the committed capital has been fully drawn. As a result, without an appropriate commitment strategy a significant investment position could be difficult to achieve. The Adviser seeks to address this challenge using a commitment strategy designed to provide an appropriate investment level. To that end, the Master Fund intends to over-commit to private equity investments—both primaries and secondaries—to provide an appropriate investment level. The Master Fund will maintain cash, cash equivalents or borrowings in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Investment Funds.

The commitment strategy aims to sustain an appropriate level of investment where possible by making commitments based on anticipated future distributions from investments. The commitment strategy also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by Investors, distributions from Investment Funds and any distributions made to Investors. To forecast portfolio cash flows, the Adviser takes into consideration historical data, actual portfolio observations, insights from Carlyle in respect of the Carlyle Focus and forecasts by the Adviser. Given the variability of the timing of drawdowns and distributions from Investment Funds, and the availability of desirable Investment Funds in the secondary market, the amount of funded private equity commitments in non-Carlyle Investment Funds, from time to time, may be significant.

The Adviser anticipates that the Fund will invest the net proceeds from the sale of Units, net of cash retained for operational needs to pay Fund expenses, in accordance with the Fund's investment objective and policies and principal strategies as soon as practicable, consistent with normal market conditions and the availability of suitable investments. Consistent with the foregoing, even when the Master Fund's assets are fully committed among Investment Funds, pending funding of capital contributions, redemptions and tax distributions, a portion of the Master Fund's assets may consist of liquid investments, such as high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents, as well as yield-enhancing investments with more limited liquidity, such as CLOs or senior loan funds managed by Carlyle and others.

Investment Selection

In the final step of the investment process, the Adviser seeks to invest the Master Fund's capital in what it believes to be attractive investments. Primary opportunities typically are sourced through Carlyle and other Investment Fund Managers and secondary investments typically are sourced through a network of relationships with intermediaries, agents and investors, including Carlyle, and then individually evaluated by the Adviser's and its affiliates' investment professionals using its selection process. See "—Due Diligence." As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks and peer analysis, current information from the Adviser's private equity investments, and against each other.

Due Diligence

The Adviser and its personnel use a range of resources to identify, source, evaluate, select and monitor the availability of promising Investment Funds for the Master Fund. The Adviser's investment professionals are involved throughout the process, and draw on the significant resources and insights available through its relationship with Carlyle. The Adviser's diligence process focuses on risk management, and investment and operational due diligence. The Adviser selects investment strategies and Investment Funds on the basis of availability, pricing in the case of secondaries and various qualitative and quantitative criteria, including the Adviser's analysis of actual and projected cash flows and past performance of an Investment Fund during various time periods and market cycles; and the Investment Fund Managers' reputation, experience, expertise, opportunity set, anticipated returns and adherence to investment philosophy. The Adviser has established a committee (the "Investment Committee") which is, with certain exceptions, consulted with respect to investment decisions for the Fund and the Master Fund. On April 1, 2024, the Investment Committee will become solely responsible for portfolio allocation and for final investment decisions.

The Adviser typically identifies prospective investments from multiple sources, including a network of intermediaries, agents and investors, the most important of which is its relationship with Carlyle. The initial screening process for investment opportunities is typically based on a review of offering documents or an introductory meeting for primary investments. For secondary investments, the Adviser seeks to understand key terms, cash flows, valuations, performance, portfolio company developments, availability of discounts, and an understanding of historical performance of prior funds, if any.

During its diligence process, the Adviser, among other things, may review offering documents, financial statements, Schedule K-1s and other tax reporting, regulatory filings, and client correspondence, among other documents, and seek to conduct interviews with senior personnel of existing and potential Investment Fund Managers. The Adviser seeks to regularly communicate with Carlyle Investment Fund Managers and other Carlyle personnel about the Investment Funds in which the Fund has invested or may invest, or about particular investment strategies, categories of private equity, risk management and general market trends. This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents. It also provides ongoing due diligence feedback, as additional investments, secondary investments and new primary investments with a particular Investment Fund Manager are considered. The conclusions of due diligence reviews are documented. The Investment Committee may decline the opportunity, request additional information, or approve subject to tax and legal due diligence. Tax issues and legal terms of the investment are also considered.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser seeks to: track operating information and other pertinent details; analyze risk and performance; participate in periodic conference calls with Investment Fund Managers and onsite visits where appropriate; review audited and unaudited reports; monitor turnover in key personnel and changes in policies; and review valuation and historical cash flows. In performing some of its due diligence activities, the Adviser will be required to rely on the Investment Fund Managers. No assurance can be given that all performance and other data sought by the Adviser will be accurate or will be provided on a timely basis or in the manner requested.

The Adviser's diligence process is implemented on a risk-adjusted basis and may be more limited in connection with smaller secondary positions.

Portfolio Construction

The Adviser manages the Master Fund's portfolio with a view towards managing liquidity and maintaining a high investment level and maximizing capital appreciation.

Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments. The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors.

The Adviser uses a range of techniques to reduce the risk associated with the Master Fund's investment strategy. These techniques may include, without limitation:

o	Diversifying investments and commitments across several vintage years;

o	Allocating capital among primary investments, secondary investments, direct investments, Continuation Funds and co-investment/co-investment fund opportunities;

o	Actively managing cash and liquid assets; and

o	Maintaining a credit line, consistent with the limitations and requirements of the 1940 Act.

The Master Fund holds liquid assets to the extent required for purposes of liquidity management. To enhance the Fund's liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Master Fund's assets, in some cases at a discount. Furthermore, as described above at "—Portfolio Allocation," pending funding of capital contributions, redemptions and tax distributions, a portion of the Master Fund's assets may consist of liquid investments, such as high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents, as well as yield-enhancing investments with more limited liquidity, such as CLOs or senior loan funds managed by Carlyle and others.

CLOs are financing companies, generally structured as special purpose vehicles, created to manage a portfolio of loans and reapportion the risk and return characteristics thereof. A CLO uses the cash flows from a portfolio of loans to back the issuance of multiple classes of rated debt securities, which are then used to fund the purchase of the underlying loans. The assets underlying CLOs may include, among others, domestic and foreign senior secured loans, senior unsecured loans, subordinate corporate loans, including debt securities that may be rated below investment grade or equivalent unrated loans, debt tranches of other collateralized loan obligations and equity securities incidental to investments in secured loans. The Master Fund's investments in CLOs will generally be rated investment grade (or, if unrated, determined to be of comparable quality by the Adviser), and the Master Fund will not invest in equity tranches of CLOs. Senior loan funds generally invest in performing senior secured bank loans rated below investment grade.

The Adviser, consistent with the Master Fund's investment strategy of emphasizing allocations to Carlyle Investment Funds, seeks to allocate Master Fund assets among the Investment Funds that, in its view, represent attractive investment opportunities. Allocation depends on the Adviser's assessment of the potential risks and returns of various investment strategies that the Investment Funds utilize as well as expected cash flows of such strategies. The currency denomination of an Investment Fund may be another factor for consideration. The Adviser generally seeks to invest the Master Fund's assets in Investment Funds whose expected risk-adjusted returns are deemed attractive by the Adviser.

The Fund and the Master Fund are both "non-diversified" funds under the 1940 Act. See "Types of Investments and Related Risk Factors—General Risks—Non-Diversified Status." The Adviser believes, however, that the Master Fund should generally maintain a portfolio of Investment Funds varied by underlying investment strategies, vintage year, geography and financing stage to diminish the impact on the Fund of any one Investment Fund's losses or poor returns. There is no guarantee that the Master Fund will be able to avoid substantial losses as a result of poor returns with regards to any Investment Funds.

Generally, the Adviser seeks to limit the Master Fund's investment in any one Investment Fund to no more than 25% of the Master Fund's gross assets (measured at the time of investment). In addition, the Fund's investment in any one Investment Fund generally is limited to no more than 25% of the Investment Fund's economic interests (measured at the time of investment) and less than 5% of the Investment Fund's voting securities. Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.

The Fund and the Master Fund have no obligation, and does not currently intend, to enter into any hedging transactions.

There can be no assurance that the Fund's investment program will be successful, that the objectives of the Master Fund with respect to liquidity management will be achieved or that the Master Fund's portfolio design and risk management strategies will be successful. Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under "Types of Investments and Related Risk Factors."

TYPES OF INVESTMENTS AND RELATED RISK FACTORS

General Risks

Investment Risk. All investments risk the loss of capital. The value of the Fund's total net assets should be expected to fluctuate. To the extent that the Fund's portfolio (which, for this purpose, means the aggregate investments held by the Master Fund) is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased. An Investment Fund's use of leverage is likely to cause the Fund's average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

An investment in the Fund involves a high degree of risk, including the risk that the Investor's entire investment may be lost. No assurance can be given that the Master Fund's and Fund's investment objective will be achieved. The Fund's performance depends upon the Adviser's selection of Investment Funds, the allocation of offering proceeds thereto and the performance of the Investment Funds. The Investment Funds' investment activities involve the risks associated with private equity investments generally. Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, pandemics, hurricanes or floods and other factors which are beyond the control of the Master Fund, the Fund or the Investment Funds. Although the Adviser will attempt to moderate these risks, no assurance can be given that: (i) the Investment Funds' investment programs, strategies, decisions and activities will be successful; (ii) the Investment Funds will achieve their return expectations; (iii) the Investment Funds will achieve any return of capital invested; (iv) the Fund's investment activities will be successful; or (v) Investors will not suffer losses from an investment in the Fund.

The Investment Funds are not registered as investment companies under the 1940 Act. The Fund, as an investor in these Investment Funds, does not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.

All investments made by the Investment Funds risk the loss of capital. The Investment Funds' results may vary substantially over time.

Concentration in Carlyle Funds. The Fund invests through the Master Fund predominantly in Investment Funds, co-investments and direct investments sponsored by or affiliated with Carlyle, and, therefore, may be less diversified, and more subject to concentration and reputational risk, than other funds of private equity funds. As the Fund's investment adviser, the Adviser has broad discretion to select the Investment Funds as opportunities arise.

Market Risk. Market risks, including political, regulatory, market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Master Fund's investments in Investment Funds and the Master Fund's underlying investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect Investment Fund Managers, Investment Funds and issuers, which could adversely affect the Fund. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or market may adversely impact issuers in a different country, region or market. Events involving limited liquidity, defaults, non-performance or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the Fund's investments. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. Recent examples include pandemic risks related to COVID-19 and the aggressive measures taken in response by governments and businesses; geopolitical risks such as those arising from Russia's invasion of Ukraine, the Israel-Hamas war and other geopolitical conflicts; and economic consequences occasioned by fiscal tightening, widespread inflation and attempts to contain it, and possible recession in various countries. Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. On August 1, 2023, Fitch Ratings, Inc. (Fitch) downgraded its U.S. debt rating from the highest AAA rating to AA+, citing "a high and growing general government debt burden, and the erosion of governance relative to 'AA' and 'AAA' rated peers over the last two decades that has manifested in repeated debt limit standoffs and last-minute resolutions." The impacts, if any, of the downgrade on financial markets are unknown at this time. The downgrade has potential market impacts, including but not limited to, steep stock market declines and rising bond yields.

Unspecified Investments; Dependence on the Adviser. As the Fund's investment adviser, the Adviser has broad discretion to select the Investment Funds as opportunities arise. The Fund, and, accordingly, Investors, must rely upon the ability of the Adviser to identify and implement investments for the Master Fund ("Master Fund Investments") consistent with the Fund's investment objective. Investors will not receive or otherwise be privy to due diligence or risk information prepared by or for the Adviser in respect of the Master Fund Investments. Through the Fund's interest in the Master Fund, the Fund's assets are indirectly invested in the Master Fund Investments. The Adviser has the authority and responsibility for asset allocation, the selection of Master Fund Investments and all other investment decisions for the Master Fund. The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund and the Master Fund. Investors will have no right or power to participate in the management or control of the Fund, the Master Fund or the Master Fund Investments, or the terms of any such investments. There can be no assurance that the Adviser will be able to select or implement successful strategies or achieve their respective investment objectives. The Fund is organized to provide Investors access to a multi-strategy investment program and not an indirect way for investors to gain access to any particular Carlyle Investment Fund.

Master-Feeder Structure. The Fund and the Master Fund are part of a "master-feeder" structure. The Master Fund may accept investments from other investors, including other investment vehicles that are managed or sponsored by the Adviser, or an affiliate thereof, which may or may not be registered under the 1940 Act and which may be established in jurisdictions outside of the U.S. Because each feeder fund may be subject to different investment minimums, feeder-specific expenses and other terms, one feeder fund may offer access to the Master Fund on more attractive terms, or could experience better performance, than the Fund. In addition, because the Fund incurs expenses that may not be incurred by other investors investing directly or indirectly in the Master Fund, such investors may experience better performance than investors in the Fund. Substantial repurchase requests by Investors of the Master Fund in a concentrated period of time could require the Master Fund to raise cash by liquidating certain of its Investments more rapidly than might otherwise be desirable. This may limit the ability of the Adviser to successfully implement the investment program of the Master Fund and could have a material adverse impact on the Fund. Moreover, regardless of the time period over which substantial repurchase requests are fulfilled, the resulting reduction in the Master Fund's asset base could make it more difficult for the Master Fund to generate profits or recover losses. Investors will not receive notification of such repurchase requests and, therefore, may not have the opportunity to redeem their Units prior to or at the same time as the Investors of the Master Fund that are requesting to have their Master Fund Interests repurchased. If other investors in the Master Fund, including other investment vehicles that are managed or sponsored by the Adviser or an affiliate thereof, request to have their Master Fund Interests repurchased, this may reduce the amount of the Fund's Master Fund Interests that may be repurchased by the Master Fund and, therefore, the amount of Units that may be repurchased by the Fund. See "Repurchases of Units and Transfers."

Limitations on Transfer; Units Not Listed; No Market for Class A Units or Class I Units. The transferability of Units is subject to certain restrictions contained in the LLC Agreement, as amended or supplemented and restated, from time to time, and is affected by restrictions imposed under applicable securities laws. Units are not traded on any securities exchange or other market. No market currently exists for Class A or Class I Units, and it is not anticipated that a market will develop. Although the Adviser and the Fund expect to recommend to the Board of Directors that the Fund offer to repurchase 5% of the net assets of the Fund quarterly, no assurances can be given that the Fund will do so. Consequently, Class A Units and Class I Units should only be acquired by Investors able to commit their funds for an indefinite period of time.

Closed-End Fund; Liquidity Risks. The Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors and is not intended to be a trading vehicle. An Investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their units on a daily basis at a price based on net asset value. Units in the Fund are not traded on any national securities exchange or other securities exchange and are subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Units from time to time, an Investor may not be able to redeem its Units in the Fund for a substantial period of time.

Repurchase Risks. To provide liquidity to Investors, the Fund, from time to time, may offer to repurchase Units pursuant to written tenders by Investors. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion. The Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund's repurchase offers. With respect to any future repurchase offer, Investors tendering for Units for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will generally be approximately 60 days prior to the date that the Units to be repurchased are valued by the Fund (the "Valuation Date"). Investors that elect to tender any Units for repurchase will not know the price at which such Units will be repurchased until the Fund's net asset value as of the Valuation Date is able to be determined. The Fund does not expect to conduct a repurchase offer of Units unless the Master Fund contemporaneously conducts a repurchase offer of its units.

A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of Units. Such repurchase fee will be retained by the Fund and will benefit the Fund's remaining investors. Units tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis. An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

The Master Fund may be limited in its ability to liquidate its holdings in Investment Funds to meet repurchase requests. Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities. Accordingly, the Fund may tender for fewer Units than Investors may wish to sell, resulting in the proration of Investor repurchases, or the Fund may need to suspend or postpone repurchase offers if it (or the Master Fund) is required to dispose of interests in Investment Funds and is not able to do so in a timely manner. See "Repurchases of Units and Transfers."

Substantial requests for the Fund to repurchase Units could require the Master Fund to liquidate certain of its Investments more rapidly than otherwise desirable for the purpose of raising cash to fund the repurchases. This could have a material adverse effect on the value of the Units. In addition, substantial repurchases of Units may decrease the Fund's total assets and accordingly may increase its expenses as a percentage of average net assets. If a repurchase offer is oversubscribed by Investors who tender Units, the Fund may repurchase a pro rata portion of the Units tendered.

Distributions In-Kind. There can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Units. The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund. For example, it is possible that the Master Fund may receive distributions in-kind from an Investment Fund of securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Master Fund, which may include a distribution in-kind to the Master Fund's Investors followed, in turn, by a distribution in-kind to the Fund's Investors. In the event that the Fund makes such a distribution of securities, Investors will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities. Alternatively, the Adviser may determine to sell these illiquid securities in the secondary market; however, the Adviser may not be successful in its attempts to do so.

The Fund may receive distributions in-kind that the Adviser determines to hold if deemed in the best interest of the Fund Investors. In addition, the Adviser may, from time to time, elect to have the Fund receive a distribution in-kind instead of cash from an Investment Fund and to hold such securities until the Adviser deems that a sale would be in the best interests of the Fund. Such securities will remain subject to market risk until sold.

Borrowing. The Fund and the Master Fund may borrow money in connection with their investment activities—i.e., the Fund and the Master Fund are permitted to utilize leverage. The Fund and the Master Fund also may borrow money to satisfy repurchase requests from Fund Investors, to fund capital commitments to Investment Funds and to otherwise provide liquidity. Specifically, the Master Fund is authorized to borrow money under the Credit Agreement for investment purposes and in connection with repurchases of, or tenders for, the Master Fund's Units. Additionally, the Master Fund may borrow money to manage timing issues in connection with the acquisition of its investments, such as providing the Master Fund with liquidity to fund investments in Investment Funds in advance of the Master Fund's receipt of distributions from another Investment Fund. The Fund and the Master Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender may terminate or not renew any credit facility. If the Master Fund is unable to access additional credit, it may be forced to sell investments in Investment Funds at inopportune times, which may further depress returns. The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the indebtedness is incurred. This means that the value of the Master Fund's or Fund's total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

Legal and Regulatory Risks. Legal and regulatory changes that could occur during the term of the Fund may substantially affect private equity funds and such changes may adversely impact the performance of the Fund. The regulation of the U.S. and non-U.S. securities and futures markets and investment funds has undergone substantial change in recent years and such change may continue. Greater regulatory scrutiny may increase the Fund's and the Adviser's exposure to potential liabilities. Increased regulatory oversight can also impose administrative burdens and costs on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and related regulatory developments established financial oversight standards and resulted in significant revisions to the U.S. financial regulatory framework and the operation of financial institutions. The Dodd-Frank Act includes provisions regarding, among other things, the comprehensive regulation of the over-the-counter derivatives market, the identification, monitoring and regulation of systemic risks to financial markets and the regulation of proprietary trading and investment activity of banking institutions. The continued implementation of the Dodd-Frank Act and other similar and follow-on regulations could affect, among other things, financial consumer protection, proprietary trading, registration of investment advisers and the trading and use of derivative instruments and, therefore, could adversely affect the Fund and the Investment Funds. There can be no assurance that such regulation will not have a material adverse effect on the Fund and the Investment Funds, increase transaction, operations, legal and/or regulatory compliance costs, significantly reduce the profitability of the Fund or impair the ability of the Fund and the Investment Funds to achieve their investment objectives.

As of the date hereof, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, fiscal, tax, healthcare, immigration, foreign and government regulatory policy. Recent events have created a climate of heightened uncertainty and introduced difficult-to-quantify macroeconomic and geopolitical risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, tax rates, inflation, foreign exchange rates, trade volumes, trade wars and fiscal and monetary policy. To the extent the U.S. Congress or Biden administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty.

Substantial Fees and Expenses. An Investor in the Fund meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Investment Funds. In addition, by investing in the Investment Funds through the Fund, an Investor in the Fund will bear a portion of the Management Fee and other expenses of the Fund and the Master Fund. An Investor in the Fund will also indirectly bear a portion of the asset-based fees, incentive allocations, carried interests or fees and operating expenses borne by the Fund as an investor in the Investment Funds. In addition, to the extent that the Fund invests in an Investment Fund that is itself a "fund of funds," the Fund will bear a third layer of fees. Each Investment Fund Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. As a result, an Investment Fund with positive performance may receive compensation from the Master Fund, even if the Master Fund's overall returns are negative. The operating expenses of an Investment Fund may include, but are not limited to, organizational and offering expenses; the cost of investments, including broker-dealer expenses; administrative, legal and internal and external accounting fees; research and other diligence-related expenses; and extraordinary or non-recurring expenses (such as litigation or indemnification expenses). It is difficult to predict the future expenses of the Fund.

Investments in Non-Voting Stock; Inability to Vote. The Master Fund intends to hold its interests in the Investment Funds in non-voting form in order to avoid becoming (i) an "affiliated person" of any Investment Fund within the meaning of the 1940 Act and (ii) subject to the 1940 Act limitations and prohibitions on transactions with affiliated persons. Where only voting securities are available for purchase, the Master Fund will generally seek to create by contract the same result as owning a non-voting security by agreeing to relinquish the right to vote in respect of its investment. The Master Fund may irrevocably waive its rights (if any) to vote its interest in an Investment Fund. The Fund will not receive any consideration in return for entering into a voting waiver arrangement. To the extent that the Master Fund contractually foregoes the right to vote Investment Fund securities, the Master Fund will not be able to vote on matters that may be adverse to the Master Fund's and the Fund's interests. As a result, the Master Fund's influence on an Investment Fund could be diminished, which may consequently adversely affect the Fund and its Investors; however, the Adviser from time to time may serve on Advisory Committees of Investment Funds. The waiver arrangement should benefit the Master Fund, as it will enable the Master Fund to acquire more interests of an Investment Fund that the Adviser believes is desirable than the Fund would be able to if it were deemed to be an "affiliate" of the Investment Fund within the meaning of the 1940 Act.

Non-Diversified Status. Each of the Fund and the Master Fund are "non-diversified" investment companies for purposes of the 1940 Act, which means neither is subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer. As a result, the Fund's net asset value may be subject to greater volatility than that of an investment company that is subject to diversification limitations. The Fund generally will not, however, invest more than 25% of its gross assets (measured at the time of purchase) in any one Investment Fund.

Dilution from Subsequent Offering of Units and Master Fund Interests. The Fund may accept additional subscriptions for Units as determined by the Board, in its sole discretion. Additional purchases will dilute the indirect interests of existing Investors in the Investment Funds prior to such purchases, which could have an adverse impact on the existing Investors' interests in the Fund if subsequent Investment Funds underperform the prior Investments. In addition, the Master Fund generally accepts additional investments in Master Fund interests as determined by the Master Fund Board, in its sole discretion. Such additional investments in the Master Fund may dilute the indirect interests of existing Investors of the Master Fund, including the Fund, in the Investment Funds made prior to such purchases, which could have an adverse impact on the Master Fund interests of the existing Investors of the Master Fund, including the Fund, if subsequent Investment Funds underperform the prior Investments.

Valuations Subject to Adjustment. The valuations reported by the Investment Funds based upon which the Master Fund determines its month-end net asset value and the net asset value of each Master Fund Interest, including the Fund's Master Fund Interest, may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the Investment Funds may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Master Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Investors who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Investors under certain circumstances as described in "Repurchases of Units and Transfers." As a result, to the extent that such subsequently adjusted valuations from the Investment Funds or revisions to the net asset value of an Investment Fund or direct private equity investment adversely affect the Master Fund's net asset value, and therefore the Fund's net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Investors who had their Units repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Investors who previously had their Units repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Units. New Investors may be affected in a similar way.

Available Information. Subject to certain conditions and limitations, Carlyle has agreed to provide the Adviser and the Fund with certain information about the Carlyle Investment Funds of the type and scope (and with the same frequency) customarily provided to Carlyle's larger institutional investors. Investment Funds that are sponsored by or affiliated with other asset management firms may not provide the Adviser or the Fund with similar information.

Non-Carlyle Investment Risks. Other than amounts invested or committed in connection with the Carlyle Focus, the Master Fund may invest its assets in investments that are not sponsored by Carlyle. Non-Carlyle Investment Fund Managers may not provide the same level of transparency in respect to ongoing monitoring, may have different or more limited valuation protocols, may have more limited research personnel and infrastructure and may report on a less timely basis than Carlyle Investment Funds.

Reporting Requirements. Investors who beneficially own Units that constitute more than 5% or 10% of the Fund's Units are subject to certain requirements under the Exchange Act, and the rules promulgated thereunder. These include requirements to file certain reports with the SEC. The Fund has no obligation to file such reports on behalf of such Investors or to notify Investors that such reports are required to be made. Investors who may be subject to such requirements should consult with their legal advisors.

Limited Operating History of Master Fund Investments. In some cases, Investment Funds may be newly organized with limited operating histories, and the information the Master Fund will obtain about such investments may be limited. As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such Investment Funds will be limited. Moreover, even to the extent an Investment Fund has a longer operating history, the past investment performance of any of the Master Fund Investments should not be construed as an indication of the future results of such investments, the Master Fund or the Fund, particularly as the investment professionals responsible for the performance of such Investment Funds may change over time. This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the Investment Fund that is not, and cannot be, independently verified.

Nature of Portfolio Companies. The Investment Funds will include direct and indirect investments in various companies, ventures and businesses ("Portfolio Companies"). This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products. The Master Fund investments also may include Portfolio Companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

Private Equity Investments. Private equity is a common term for investments that typically are made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in a private business (e.g., providing growth capital, recapitalizing a company or financing an acquisition). Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. Investment in private equity involves the same types of risks associated with an investment in any operating company. However, securities issued by private partnerships tend to be more illiquid, and highly speculative. Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity to obtain the required financing.

Venture Capital. An Investment Fund may invest in venture capital. Venture capital is usually classified by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may be at a later stage of development.

Debt Investments. Investment Funds may invest in debt securities and obligations. Such investments, by the nature of their issuers' leveraged capital structures, will involve a high degree of financial risk. Debt securities may be unsecured and/or subordinated to substantial amounts of senior indebtedness, all or a significant portion of which may be secured. In addition, these securities may not be protected by financial covenants or limitations upon additional indebtedness, and may have limited liquidity. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a "fraudulent conveyance," (ii) so-called "lender liability" claims by the issuer of the obligations and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. A debt security or obligation also may be subject to prepayment or redemption at the option of the issuer. In addition, debt investments may be issued in connection with leveraged acquisitions or recapitalizations, in which the issuer incurs a substantially higher amount of indebtedness than the level at which it had previously operated.

Private Credit. Private credit strategies involve a variety of debt investing, which is subject to a high degree of financial risk. Private credit investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose significant credit risks (i.e., the risk that an issuer of a security will fail to pay principal and interest in a timely manner, reducing the associated total return) that result in issuer default.

Mezzanine Loans. An Investment Fund may invest in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower's capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine loans typically are detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine loans also may include a "put" feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments typically are seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine investments are usually unsecured and subordinate to other obligations of the issuer.

First and Second Lien Senior Secured Loans. Investment Funds may invest in a first or second lien financing where different lenders have liens on the same collateral. Pursuant to an intercreditor agreement, the two lender groups agree that the first lien lenders have a senior priority lien and therefore recover first on the value of the collateral. There may be little or no collateral for the second lien holders.

Subordinated Debt. Investment Funds may invest in a subordinated debt financing where there are two separate groups of lenders. The junior lenders contractually subordinate their loans and agree not to receive payment on their loans until the senior debt is repaid. There may be little or no collateral left for the subordinated debt holders after the senior debt is paid.

Unitranche Debt. Investment Funds may invest in unitranche financing. This is a unique debt structure that involves a single layer of senior secured debt, without a separate subordinated debt financing. Unitranche financing combines multiple debt tranches into a single financing. Unlike the traditional senior/subordinated debt structures, a unitranche financing has a single credit agreement and security agreement, signed by all of the lenders and the borrower. In a classic unitranche structure, the single credit agreement provides for a single tranche of term loans with the borrower paying a single interest rate to all lenders. The interest rate is a "blended" rate which is often higher than, or about the same as, the interest rate of traditional senior debt, but lower than the interest rate for traditional second lien or subordinated debt. All lenders benefit from the same covenants and defaults and the voting provisions are similar to a non-unitranche credit agreement. Separate from the credit agreement, unitranche lenders agree among themselves to create "first out" and "last out" tranches (also known as "first out" and "second out" tranches) through an agreement typically known as an Agreement Among Lenders (AAL). The sizing of the first out and last out tranches changes by deal and is dependent on the attractiveness of the blended pricing that can be achieved and the lenders interested in any given deal at the proposed pricing and terms. Unitranche structures are growing more complicated and some provide for multiple tranches of term loans and a revolving loan facility, and even multiple, separate unitranche facilities. In some unitranche deals with multiple tranches of term loans, the tranches represent the first out and last out tranches and include separate pricing for the tranches on the face of the credit agreement. Some of these multi-tranche deals also provide for voting rules by tranche on the face of the credit agreement. In a classic unitranche structure, pricing and voting arrangements among the lenders are dealt with in the AAL. The "first out" tranche may take some or all of the collateral leaving little or none for the other tranches.

Special Situations. Investment Funds that pursue special situations strategies invest in Portfolio Companies that may be in transition, out of favor, financially leveraged or otherwise troubled, and may be or have recently been involved in strategic actions, restructurings, bankruptcies, reorganizations or liquidations. These companies may be experiencing, or are expected to experience, financial difficulties that may never be overcome. While the securities of such companies are likely to be particularly risky, they may offer very attractive reward opportunities. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within such companies. Such investments could, in certain circumstances, subject an Investment Fund to certain additional potential liabilities. For example, under certain circumstances, a lender who has inappropriately exercised control of the management and policies of a debtor may have its claims subordinated, or disallowed, or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments by such companies to the Fund could be required to be returned if any such payment is later determined to have been a fraudulent conveyance or a preferential payment. Numerous other risks also arise in the workout and bankruptcy contexts. In addition, there is no minimum credit standard that is a prerequisite to an Investment Fund's investment in any instrument, and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade ("junk").

Defaulted Debt Securities and Other Securities of Distressed Companies. Investment Funds may invest in low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans) or investments in securities of distressed companies. Such investments involve substantial risks. For example, high yield bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest. Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. Similar risks apply to other private debt securities. Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments. Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Loans to Private Companies. Investment Funds may invest in loans to private and middle market companies, which involve a number of risks:

o	these companies may have limited financial resources and limited access to additional financing, which may increase the risk of their defaulting on their obligations, leaving creditors such as the Fund dependent on any guarantees or collateral they may have obtained;

o	these companies frequently have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which render them more vulnerable to competitors' actions and market conditions, as well as general economic downturns;

o	there may not be much information publicly available about these companies, and such information may not be reliable; and

o	these companies are more likely to depend on the leadership and management talents and efforts of a small group of persons; as a result, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies' ability to meet their obligations.

Real Estate Investments. The Master Fund may be exposed to real estate risk through its allocation to Investment Funds with real estate-related investments. Instability in the credit markets may adversely affect the price at which real estate funds can sell real estate because purchasers may not be able to obtain financing on attractive terms or at all. These developments also may adversely affect the broader economy, which in turn may adversely affect the real estate markets. Such developments could, in turn, reduce returns from real estate funds or reduce the number of real estate funds brought to market during the investment period, thereby reducing the Master Fund's investment opportunities.

Real estate funds are subject to risks associated with the ownership of real estate, including terrorist attacks, war or other acts that destroy real property. Some real estate funds may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such real estate fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments that a real estate fund holds, which could reduce the cash flow needed to make distributions to investors. In addition, real estate funds also may be affected by tax and regulatory requirements impacting the real estate fund's ability to qualify for preferential tax treatments or exemptions.

General Risks of Secondary Investments. The overall performance of the Master Fund's secondary investments will depend in large part on the availability of secondary investments, and on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding their investment, the value thereof and the portfolio companies invested in by the Investment Fund. Accordingly, secondary investments may expose the Fund to contingent liabilities, counterparty risks, reputational risks and execution risks. Certain secondary investments may be purchased as a portfolio, and in such cases the Master Fund may not be able to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. The market for secondary investments is competitive and may be limited, and the strategies and Investment Funds to which the Master Fund wishes to allocate assets may not be available for secondary investment at any given time. The absence of a recognized "market" price means that the Master Fund cannot be assured that it is realizing the most favorable price in connection with trades in secondaries. Where the Master Fund acquires an Investment Fund interest as a secondary investment, the Master Fund will generally not have the ability to modify or amend such Investment Fund's constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. The Master Fund also may be more limited in its ability to perform due diligence on secondary investments. Secondary investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments. Secondary investments may be structured as a single purchase through a holding company similar to a fund of funds and may include on-going administrative fees. In these circumstances, the Fund will need to rely on the administrator for information regarding the underlying investments, including receipt of reports and certain valuation activities. Additionally, these types of investments may be structured so that the holding company assumes a debt obligation to the seller of the secondary interest, a deferred payment obligation to the seller of the secondary interest or other indebtedness related to the investment. In such a structure, the holding company may be considered to be utilizing leverage, although generally there would not be recourse to the Master Fund.

Contingent Liabilities Associated with Secondary Investments. Where the Master Fund acquires an Investment Fund interest as a secondary investment, the Master Fund may acquire contingent liabilities associated with such interest. Specifically, where the seller has received distributions from the relevant Investment Fund and, subsequently, that Investment Fund recalls any portion of such distributions, the Master Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Investment Fund. While the Master Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Investment Fund, there can be no assurance that the Master Fund would have such right or prevail in any such claim.

Risks Relating to Secondary Investments Involving Syndicates. The Master Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Master Fund may be exposed to additional risks including (among other things): (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

General Risks of Direct Investment/Co-Investments. The Master Fund's co-investments are typically investments in an operating company held through a third party investment vehicle formed by a private equity or other institutional investor and are typically made alongside the sponsor's or institutional investor's investment. The Master Fund's direct investments in an operating company typically will be structured in parallel with a similar investment by a Carlyle Investment Fund, another Investment Fund sponsor or institutional investor, but may be made where a private equity fund sponsor or institutional buyer has previously made an investment in the privately held operating company. Such investments typically are made where private equity funds or other institutional investors are active investors, and are usually structured such that the private equity fund or other institutional investor, as the case may be, and the lead investors, if any, collectively hold a significant interest in the operating company. While the Adviser will conduct due diligence prior to the Master Fund entering into a co-investment or direct investment, the Master Fund's ability to realize an investment gain with respect to such investments generally will be reliant on the expertise of the sponsor, institutional investor and/or lead investor, if any, in the transaction, whether such investor is a Carlyle Investment Fund or another Investment Fund sponsor. To the extent that any lead investor assumes control of the management of the operating company, the Master Fund generally will be reliant not only upon the lead investor's ability to research, analyze, negotiate and monitor such investments, but also upon its ability to successfully manage and oversee the operation of the company's business. The Master Fund's ability to dispose of co-investments and direct investments is typically severely limited, both by the fact that the securities are unregistered and illiquid and by contractual restrictions that may limit, preclude or require certain approvals for the Master Fund to sell such investment. The market for co-investments and direct investments is competitive and may be limited, and the co-investments and direct investments to which the Master Fund wishes to allocate assets may not be available at any given time. Co-investments and direct investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith.

Risks Particular to Co-Investments. Co-investments may involve special risks, including the possibility that a third-party partner or co-venturer may have financial, legal, or regulatory difficulties, resulting in a negative impact on the underlying investment, may have economic or business interests or goals that are inconsistent with those of the Master Fund or may be in a position to take (or block) action in a manner contrary to the Master Fund's investment objectives. In addition, the Master Fund, in certain circumstances, may be liable for the actions of its third-party partners or co-venturers. Further, where the Master Fund is participating in a co-investment vehicle sponsored by a third party, such third-party sponsor may permit co-investment by investors outside of the underlying co-investment vehicle, and the terms of such investment may differ significantly from those available to investors in the co-investment vehicle through which the Master Fund is participating.

Investments acquired with third parties in co-investment funds or other entities (for purposes of this section, this arrangement is referred to as a "partnership") also may involve carried interest, incentive allocation and/or other fees or compensation payable to the sponsoring manager in addition to any similar compensation payable to the general partner and/or investment manager under a partnership agreement.  Even where the partnership invests into a portfolio company on a no-fee and no-carry basis, it is common for a portfolio company to pay a range of fees to the lead equity sponsor of a transaction, including success, monitoring, consulting, investment banking and other types of fees. The partnership therefore will indirectly bear a portion of these fees, even when it is investing into a portfolio company on a no-fee and no-carry basis. If a proposed investment fails to close, there is a risk that the partnership will be required to bear a portion of the expenses incurred by the lead equity sponsor of the transaction. Such expenses might include items such as break-up fees or a portion of the out of pocket expenses incurred by the lead equity sponsor. Conversely, when a transaction does close, it is not expected that the partnership will share in any success fees paid by the portfolio company, all of which are likely to be paid to the lead equity sponsor.

The partnership will not have control over the co-investment opportunity's portfolio company, and therefore will have a limited ability to protect its position therein.  In most cases, the co-investment vehicles into which the partnership invests will be newly or recently formed entities with no significant operating history upon which to evaluate their likely performance or the likely effectiveness of their investment strategy. An investment in the partnership or its underlying investments is therefore subject to all of the risks and uncertainties associated with any business, including the risk that the partnership will not achieve its investment objectives and that the value of an investment could decline substantially.

Risks Particular to Continuation Funds. Rolling LPs and new investors may have conflicting investment, tax and other interests with respect to their investments in the Continuation Fund, including conflicts relating to the structuring of investment acquisitions and dispositions. Conflicts may arise in connection with decisions made by the general partner regarding follow-on investments that may be more beneficial to one limited partner than another, especially with respect to tax matters. In structuring, acquiring and disposing of investments, the Continuation Fund's general partner generally will consider the investment and tax objectives of the Continuation Fund and its partners as a whole, not the investment, tax or other objectives of any limited partner individually.

The sponsor of the Continuation Fund will have conflicts of interests in acting as both the "buyer" (i.e., the Continuation Fund) and the "seller" (i.e., the existing fund) of the transaction. Additionally, carried interest received by the Continuation Fund may create an incentive for the Continuation Fund's general partner to cause the Continuation Fund to make riskier and more speculative investment management decisions, including, without limitation, participating in riskier or more speculative follow-on investment opportunities.

Controlled Group Risks. Under ERISA, members of certain "controlled groups" of "trades or businesses" may be jointly and severally liable for contributions required under any member's tax-qualified defined benefit pension plan and under certain other benefit plans. Similarly, if any member's tax-qualified defined benefit pension plan were to terminate, underfunding at termination would be the joint and several responsibility of all controlled group members, including members whose employees did not participate in the terminated plan. Similarly, joint and several liability may be imposed for certain pension plan related obligations in connection with the complete or partial withdrawal by an employer from a multiemployer pension plan. Depending on a number of factors, including the level of ownership held by the Master Fund in a particular portfolio company, the Master Fund or the Fund may be considered to be a member of one more portfolio company's "controlled group" for this purpose.

BDCs. Investments in closed-end, management investment companies that elect to be treated as BDCs under the 1940 Act may be subject to a high degree of risk. To the extent the Master Fund invests in BDCs, investors will bear indirectly a proportionate share of the fees and expenses, including any performance-based or incentive fees, of the BDCs in which the Master Fund invests. BDCs typically invest in less mature private companies or thinly traded public companies with limited operating histories, which involve greater risks than more mature, well-established publicly-traded companies. A substantial portion of a BDC's portfolio typically includes securities purchased in private placements; as a result, a BDC's portfolio may carry risks similar to those of a private equity or venture capital fund. Generally, little public information exists about the companies in which a BDC may invest and, therefore, investors may not be able to conduct a fully informed and comprehensive evaluation of a BDC and its portfolio prior to investment therein.

The 1940 Act imposes certain constraints on the investment activities, organization and operations of BDCs, which could limit or negatively impact performance or hinder a BDC's ability to take advantage of certain investment opportunities. For example, BDCs are required to invest at least 70% of their total assets primarily in securities of U.S. private companies or thinly traded public companies (i.e., public companies with a market capitalization of less than $250 million), cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.

BDCs may be publicly-traded or non-traded. Publicly-traded BDCs usually trade at a discount to their net asset value because they invest in unlisted securities and have limited access to capital markets. Non-traded BDCs typically are subject to significant commissions, expenses and offering and organizational costs that reduce the value of an investor's (including the Master Fund's) investment. Shares of non-traded BDCs are illiquid. Redemption programs offered by non-traded BDCs may have significant restrictions, such as caps on the amount of shares that can be redeemed annually and limits on the amounts and sources of funds that may be used to fund redemptions, and BDCs may suspend or terminate these programs at their discretion. Investors may not be able to exit their investment without paying a substantial penalty or selling on the secondary market at a discount to net asset value.

Commitment Strategy. The Master Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by Investment Funds. Pending funding of capital contributions, redemptions and tax distributions, a portion of the Master Fund's assets may consist of liquid investments, such as high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents, as well as yield-enhancing investments with more limited liquidity, such as CLOs or senior loan funds managed by Carlyle and others. Holding a sizeable cash position may result in lower returns for the Master Fund. However, an inadequate cash position presents other risks to the Fund and the Master Fund, including the potential inability to fund capital contributions, to pay for repurchases of Units tendered by Investors or to meet expenses generally. Moreover, if the Master Fund defaults on its commitments or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including, potentially, the complete forfeiture of the Master Fund's investment in the Investment Fund. Any failure by the Master Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund and the Master Fund to pursue its investment program, (ii) force the Master Fund to borrow, (iii) indirectly cause the Fund, and, indirectly, the Investors to be subject to certain penalties from the Investment Funds (including, potentially, the complete forfeiture of the Master Fund's investment in an Investment Fund), or (iv) otherwise impair the value of the Fund's investments (including reducing the Fund's net asset value).

Cash, Cash Equivalents, Investment Grade Bonds, Money Market Instruments. The Master Fund and Investment Funds may invest, including for defensive purposes, some or all of their respective assets in high quality fixed-income securities, money market instruments and money market mutual funds, or hold cash or cash equivalents in such amounts as the Adviser or Investment Fund Managers deem appropriate under the circumstances. In addition, the Master Fund or an Investment Fund may invest in these instruments pending allocation of its respective offering proceeds, and the Master Fund will maintain cash or cash equivalents in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Investment Funds. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

These investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose credit risks that result in issuer default.

CLOs.  The Master Fund and Investment Funds may invest in CLOs. The portfolio of loans underlying CLOs, which serve as collateral therefor, may include, among others, domestic and foreign senior secured loans, senior unsecured loans, subordinate corporate loans, including debt securities that may be rated below investment grade or equivalent unrated loans ("junk"), debt tranches of other collateralized loan obligations and equity securities incidental to investments in secured loans. Investors in CLOs ultimately bear the credit risk of the underlying collateral. The cash flows generated by CLOs are split into two or more portions, called tranches, which vary in maturity, yield and credit risk characteristics, and often are categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. The equity tranche, therefore, carries the most risk, as it bears the bulk of defaults from the bonds or loans and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, however, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. Ultimately, the risks of an investment in a CLO depend largely on the type of the collateral securities and the class of the CLO in which the Master Fund or Investment Fund invests.

In addition to the general risks associated with investing in debt securities (e.g., interest rate, credit and market risk), CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from the underlying loans will not be adequate to make interest or other payments; (ii) the quality of the underlying loans may decline in value or default; (iii) the possibility that the Master Fund may invest in CLOs that are subordinate to other classes; (iv) the complex structure of the security may not be fully appreciated at the time of investment, and may produce disputes with the issuer or unexpected investment results, especially during times of market stress or volatility; (v) junior debt and equity tranches are subject to a higher risk of loss than the senior debt portion as a result of the highly levered nature of CLOs; and (vi) CLOs are privately offered and sold, and investments in CLOs typically are thinly traded or have only a limited trading market.

Senior Loan Funds. Senior loan funds typically invest in performing senior secured bank loans rated below investment grade. There may be less readily available, reliable information about certain loans than is the case for many other types of securities, and the Investment Funds may be required to rely primarily on their own evaluation of a borrower's credit quality rather than on any available independent sources. The value of collateral, if any, securing a loan can decline, and may be insufficient to meet the issuer's obligations in the event of non-payment of scheduled interest or principal or may be difficult to readily liquidate. In the event of the bankruptcy of a borrower, the Investment Fund could experience delays or limitations imposed by bankruptcy or other insolvency laws with respect to its ability to realize the benefits of the collateral securing a loan. Like other below investment grade securities, loans are inherently speculative. As a result, the risks associated with such loans are similar to the risks of below investment grade securities, although senior loans are typically senior and secured in contrast to other below investment grade securities, which are often subordinated and unsecured. Loans may not be considered to be "securities" for purposes of the anti-fraud protections of the federal securities laws, including those with respect to the use of material non-public information, so that purchasers, such as the fund, may not have the benefit of these protections.

Registered Investment Companies. The Master Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Master Fund's investment objective and permissible under the 1940 Act. These investments may include BDCs. Under one provision of the 1940 Act, the Master Fund may not acquire the securities of other registered investment companies if, as a result, (i) more than 10% of the Master Fund's total assets would be invested in securities of other registered investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Master Fund or (iii) more than 5% of the Master Fund's total assets would be invested in any one registered investment company. These restrictions are applicable to the Fund as well. Other provisions of the 1940 Act are less restrictive provided that the Master Fund or Fund is able to meet certain conditions. These limitations do not apply to the acquisition of units of any registered investment company in connection with a merger, consolidation, reorganization or acquisition of substantially all of the assets of another registered investment company.

Small- and Medium-Capitalization Companies. Some Investment Funds may invest a portion of their assets in Portfolio Companies with small- to medium-sized market capitalizations. While such investments may provide significant potential for appreciation, they also may involve higher risks than do investments in securities of larger companies. For example, the risk of bankruptcy or insolvency is higher than for larger, "blue-chip" companies.

Geographic Concentration Risks. An Investment Fund may concentrate its investments in specific geographic regions. This focus may constrain the liquidity and the number of Portfolio Companies available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the region of concentration.

Emerging Markets. Some Investment Funds may invest in Portfolio Companies located in emerging industrialized or less developed countries. Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.

Sector Concentration. An Investment Fund may concentrate its investments in specific industry sectors. This focus may constrain the liquidity and the number of Portfolio Companies available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the industry sectors of concentration.

Utilities and Energy Sectors. Energy companies may be significantly affected by outdated technology, short product cycles, change in demand, falling prices and profits, market competition and risks associated with using hazardous materials. Energy companies also may be negatively affected by legislation that results in stricter government regulations and enforcement policies or specific expenditures. An Investment Fund may invest in Portfolio Companies in the utilities sector, thereby exposing the Investment Fund to risks associated with this sector. Rates charged by traditional regulated utility companies are generally subject to review and limitation by governmental regulatory commissions, and the timing of rate changes will adversely affect such companies' earnings and dividends when costs are rising.

Technology Sector. Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group. In addition, these companies are strongly affected by worldwide technological developments, and their products and services may not be economically successful or may quickly become outdated.

Financial Sector. Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability of such companies is generally dependent on the availability and cost of capital, and can fluctuate as a result of increased competition or changing interest rates. Periods of high volatility in the financial markets, such as that experienced in and around 2008 during the global financial crisis, can negatively affect financial services companies and cause their values to decline. Uncertainty in the banking and financial systems can result in significant and widespread deterioration in market and economic conditions by disrupting access to capital and other financial services, which could adversely affect the performance of the Fund.

Currency Risk. Investment Funds will make direct and indirect investments in a number of different currencies. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Master Fund investments are denominated against the U.S. dollar will result in a decrease in the Master Fund's and the Fund's net asset value. The Adviser generally will not hedge the value of investments made by the Master Fund against currency fluctuations. Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Risks Relating to Accounting, Auditing and Financial Reporting, etc. Certain of the Investment Funds may be invested in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Master Fund and the Investment Funds may be incomplete, inaccurate and/or significantly delayed. The Master Fund and the Investment Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the net asset value of the Fund.

Valuation of the Master Fund's Interests in Investment Funds. The valuation of the Master Fund's interests in Investment Funds is ordinarily determined based upon valuations provided by the Investment Funds on a quarterly basis. A large percentage of the securities in which the Investment Funds invest will not have a readily ascertainable market price and will be valued by the Investment Fund. In this regard, an Investment Fund may face a conflict of interest in valuing the securities, as their value may affect the Investment Fund's compensation or its ability to raise additional funds. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Fund, the accuracy of the valuations provided by the Investment Funds, that the Investment Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Funds' policies and procedures and systems will not change without notice to the Master Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. In accordance with Rule 2a-5 promulgated under the 1940 Act, the Board has appointed the Adviser as the Fund's Valuation Designee, and has assigned to the Adviser general responsibility for determining the value of the Fund's and Master Fund's investments. In that role, the Adviser has established a committee to oversee the valuation of the Fund's and Master Fund's investments pursuant to the Valuation Procedures. The members of the Valuation Committee may face conflicts of interest in overseeing the valuation of the Fund's and the Master Fund's investments, as the value of the Fund's and the Master Fund's investments will affect the Adviser's compensation. Moreover, neither the Valuation Committee nor the Adviser will generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by an Investment Fund. Further, such information is provided on a quarterly basis while the Fund will provide valuations on a monthly basis. Additionally, certain Investment Funds may provide quarterly valuations significantly later than others.

An Investment Fund's information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Master Fund may not uncover errors for a significant period of time, if ever. Even if the Adviser elects to cause the Master Fund to sell its interests in such an Investment Fund, the Master Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the Investment Fund's valuations of such interests could remain subject to such fraud or error, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero.

Investors should be aware that situations involving uncertainties as to the valuations by Investment Funds could have a material adverse effect on the Fund and the Master Fund if the Investment Fund Manager's, the Adviser's or the Master Fund's judgments regarding valuations should prove incorrect. Persons who are unwilling to assume such risks should not make an investment in the Fund.

Indemnification of Investment Funds, Investment Fund Managers and Others. The Master Fund may agree to indemnify certain of the Investment Funds and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Investment Funds. If the Master Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund and the Master Fund could be materially adversely affected. Indemnification of sellers of secondaries often will be required as a condition to purchasing such securities.

Termination of the Master Fund's Interest in an Investment Fund. An Investment Fund may, among other things, terminate the Master Fund's interest in that Investment Fund (causing a forfeiture of all or a portion of such interest) if the Master Fund fails to satisfy any capital call by that Investment Fund or if the continued participation of the Master Fund in the Investment Fund would have a material adverse effect on the Investment Fund or its assets.

Other Risks

Investing in the Fund involves risks other than those associated with investments made by the Investment Funds. Some of these risks are described below:

Incentive Allocation Arrangements. Each Investment Fund Manager may receive a performance fee, carried interest or incentive allocation generally equal to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return and a clawback. These performance incentives may create an incentive for the Investment Fund Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Fund and the Master Fund is competitive, and involves a high degree of uncertainty. Investment opportunities may be oversubscribed, and there is no guarantee that the Master Fund will receive its desired allocation in an Investment Fund. The availability of investment opportunities is subject to market conditions, and also may be affected by the prevailing regulatory or political climate. No assurance can be given that the Adviser will be able to identify and complete attractive investments, or that it will be able to invest fully its subscriptions. Other investment vehicles managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Master Fund may be seeking. The Adviser will allocate fairly between the Master Fund and such other investment vehicles any available investment opportunities that may be appropriate for the Master Fund and such other investment vehicles. Similarly, identifying attractive investment opportunities for an Investment Fund is difficult and involves a high degree of uncertainty. Even if an Investment Fund Manager identifies an attractive investment opportunity, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.

Control Positions. Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If such liabilities were to arise, or if such litigation were to be resolved in a manner that adversely affected the Investment Funds, those Investment Funds would likely incur losses on their investments.

Inadequate Return. No assurance can be given that the returns on the Fund's investments will be proportionate to the risk of investment in the Fund. Potential Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment.

Inside Information. From time to time, the Master Fund, the Fund or an Investment Fund or their respective affiliates may come into possession of material, non-public information concerning an entity or issuer in which the Master Fund or an Investment Fund has invested or may invest. The possession of such information may limit the Master Fund's or the Investment Fund's ability to buy or sell securities of the issuer.

Recourse to the Fund's Assets. The Fund's assets, including any investments made by the Master Fund and any interest in the Investment Funds held by the Fund through the Master Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of Investors Based on Certain Detrimental Effects. The Fund may repurchase, outside of the repurchase procedure described under the caption "Repurchases of Units and Transfers—Repurchases of Units," Fund Units held by an Investor or other person acquiring Units from or through an Investor, if: (i) the Units have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Investor; (ii) ownership of the Units by the Investor or other person likely will cause the Fund to be in violation of, require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; (iii) continued ownership of the Units by the Investor or other person may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any Investor to an undue risk of adverse tax or other fiscal or regulatory consequences; (iv) any of the representations and warranties made by the Investor or other person in connection with the acquisition of the Units was not true when made or has ceased to be true; (v) the Investor is subject to special regulatory or compliance requirements, and the Fund determines that the Investor is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold the Units; (vi) the Investor's investment balance falls below $25,000; or (vii) the Fund or the Board of Directors determines that the repurchase of the Units would be in the best interests of the Fund. These provisions may, in effect, deprive an Investor in the Fund of an opportunity for a return that might be received by other Investors.

Potential Significant Effect of the Performance of a Limited Number of Strategies. The Fund may invest a substantial portion of its assets in Investment Funds that follow a particular investment strategy. In such event, the Fund would be exposed to the risks associated with that strategy to a greater extent than it would if the Fund's assets were invested more broadly among Investment Funds pursuing various investment strategies. Because the Fund predominantly makes investment allocations to Carlyle Investment Funds, the performance of the Fund may be significantly affected by changes in the resources, financial condition and reputation of Carlyle, and the Fund and the Master Fund may be less diversified, and subject to greater concentration risk, than other funds of private equity funds.

Sub-Placement Agent Risk. It is expected that Investors will invest in the Fund pursuant to pre-existing relationships with Sub-Placement Agents. When a limited number of Sub-Placement Agents represent a large percentage of Investors, actions recommended by Sub-Placement Agents may result in significant and undesirable variability in terms of Investor subscription or tender activity. Additionally, it is possible that if a matter is put to a vote at a meeting of Investors, clients of a single Sub-Placement Agent may vote as a block, if so recommended by the Sub-Placement Agent.

Tax Risks. Special tax risks are associated with an investment in the Fund. The Fund has elected to be treated and intends to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. See "Certain U.S. Federal Income Tax Considerations – Taxation as a Regulated Investment Company." If the Fund fails to qualify as a RIC it will become subject to corporate-level income tax, and the resulting corporate taxes could substantially reduce the Fund's net assets, the amount of income available for distributions to Investors, the amount of distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on the Fund and the Investors.

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Each of the aforementioned ongoing requirements for qualification as a RIC requires that the Adviser obtain information from or about the Investment Funds in which the Master Fund is invested. However, Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest or the amount that may be invested in certain Investment Funds. Furthermore, although the Fund expects to receive information from each Investment Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. Carlyle has agreed to use reasonable efforts to provide such information to the Fund.

If, before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification requirements of RIC qualification, the Fund may seek to take certain actions to avert such a failure. The Master Fund may try to acquire additional interests in Investment Funds to bring the Fund into compliance with such diversification tests. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Master Fund to pursue because of the limited liquidity of its interests in the Investment Funds. While relevant tax provisions afford the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Master Fund's ability to effect a sale of an Investment Fund may limit utilization of this cure period. In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions. However, the Fund may be subject to a penalty tax in connection with its use of those savings provisions. If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. If the Fund fails to qualify as a RIC, the Fund would become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes) and distributions to Investors generally would be treated as corporate dividends. See "Certain U.S. Federal Income Tax Considerations – Failure to Qualify as a Regulated Investment Company." In addition, the Fund is required each December to make certain "excise tax" calculations based on income and gain information that must be obtained from the underlying Investment Funds. If the Fund does not receive sufficient information from the Investment Funds, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income. The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period (i.e., a return of capital). See "Distribution Policy; Dividends", "Certain U.S. Federal Income Tax Considerations – Taxation as a Regulated Investment Company" and "Certain U.S. Federal Income Tax Considerations—Taxation of U.S. Investors" for more information regarding the treatment of returns of capital.

In addition, the Fund may directly or indirectly invest in Investment Funds or Portfolio Companies located outside the United States. Such Investment Funds and Portfolio Companies may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments. In general, a U.S. person will not be able to claim a foreign tax credit or deduction for foreign taxes paid by the Fund. Further, adverse U.S. federal income tax consequences can be associated with certain foreign investments, including potential United States withholding taxes on foreign investment entities with respect to their United States investments (including those described under the caption "Certain U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Investors") and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as "controlled foreign corporations" or "passive foreign investment companies" (see "Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Companies").

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The Fund (through the Master Fund) may invest in certain Investment Funds through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes, particularly in cases where doing so would facilitate compliance with the RIC gross income test in relation to the income earned in respect of those Investment Funds. While using such corporate structure may expand the category of assets to which the Fund can gain investment exposure, the returns earned through such structure will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

Changes in Tax Laws Governing IRAs. A change in the current tax laws under the Code or other applicable tax rules governing IRAs and their investments (including, without limitation, Code provisions governing the maximum contributions that may be made to IRAs, the types of investments that IRAs may hold, the maximum amount that may be invested in IRAs and/or the annual minimum required distributions that an IRA must make) could result in adverse consequences for IRA investors (and their owners and beneficiaries). These changes could include, for example, a prohibition on IRA investors holding investments such as the Fund (i.e., investments that require representations that the IRA investor has a specified minimum amount of income or assets) and a limitation on the aggregate investments that an IRA may hold, which could cause an IRA to lose its tax-exempt status if it is unable to divest from the necessary investments to satisfy any such rules and/or be exposed to penalties for failure to comply with such rules. A Unit generally is non-transferable and may not be transferred or otherwise disposed of except as permitted under and in accordance with the LLC Agreement, and that there can be no assurance that the IRA will be able to timely transfer or otherwise dispose of Units in the event of any changes in the law to avoid adverse consequences (and that neither the Fund nor the Adviser is under any obligation, whether express or implied, to assist or otherwise accommodate such transfer or disposition or mitigate any adverse consequences to the IRA investor or its owners or beneficiaries).

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Cybersecurity Risk. The Fund, the Master Fund and their service providers, as well as the Investment Funds and their service providers, are susceptible to operational and information security and related risks of cybersecurity incidents. In general, cyber-incidents can result from deliberate attacks or unintentional events. Cybersecurity attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through "hacking" or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyber-attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make services unavailable to intended users). Cybersecurity incidents affecting the Adviser, Administrator, Placement Agent, Sub-Placement Agents, the Fund's custodian or other service providers have the ability to cause: (i) disruptions and impact business operations, potentially resulting in financial losses; (ii) interference with the Fund's and the Master Fund's ability to calculate its net asset value; (iii) impediments to the Master Fund's trading activities; (iv) the inability of Investors to transact business with the Fund; (v) violations of applicable privacy, data security or other laws; (vi) regulatory fines and penalties; (vii) reputational damage; (viii) reimbursement or other compensation or remediation costs; (ix) legal fees; or (x) additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting underlying Investment Funds, counterparties with which the Master Fund engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties. While information risk management systems and business continuity plans have been developed that are designed to reduce the risks associated with cybersecurity, there are inherent limitations in any cybersecurity risk management system or business continuity plan, including the possibility that certain risks have not been identified.

The success of an Investment Fund's activities typically will depend on the ability of its Investment Fund Manager to identify investment opportunities, enhance Portfolio Company value and see when target improvements/value is reached. The Fund should be considered a speculative investment, and a prospective Investor should invest in the Fund only if it can sustain a complete loss of its investment.

The above discussions of the various risks associated with the Fund and the Units are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective Investors should read this entire Confidential Memorandum and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund and the Master Fund's investment program changes or develops over time, or market conditions change or develop, an investment in the Fund may be subject to risk factors not described in this Confidential Memorandum.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objective.

Investment Restrictions

The Fund's stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund are listed below. The Master Fund has identical fundamental policies. For the purposes of this Confidential Memorandum, "majority of the outstanding voting securities of the Fund" means the vote, at an annual or special meeting of Investors, duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:

●	Borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets, including the value of the assets purchased with the proceeds of its indebtedness).

●	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund's total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund's total assets).

●	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

●

Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act.

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●	Purchase, hold or deal in real estate, except that it may invest in securities or other instruments that are secured by real estate, or securities of companies that invest or deal in real estate or interests in real estate or are engaged in a real estate business.

●	Invest in commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indexes and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

●	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation.

With respect to these investment restrictions and other policies described in this Confidential Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Fund's investment objective is fundamental and may not be changed without the vote of a majority of the outstanding Units.

FUND INFORMATION

Appendix C contains the prior performance of the Fund. PAST PERFORMANCE OF THE FUND is not indicative of the future RESULTS of the Fund.

MANAGEMENT OF THE FUND

Subject to the requirements of the 1940 Act, the business and affairs of the Fund and the Master Fund are managed under the direction of the Board and the Master Fund Board, respectively. References herein to the "Board," or the "Board of Directors" refers to the Board of Directors of the Fund or the Master Fund, as appropriate. The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties under the LLC Agreement. Each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation, and each Director who is not an "interested person" (as defined in the 1940 Act) of the Fund and not affiliated with the Adviser (the "Independent Directors") shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act and organized as a Delaware corporation who is not an "interested person" of such company. No Director shall have the authority individually to act on behalf of or to bind the Fund, except within the scope of such Director's authority as delegated by the Board. The Board may delegate the management of the Fund's day-to-day operations to one or more officers or other persons (including, without limitation, the Adviser), subject to the investment objective and policies of the Fund and to the oversight of the Board.

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Board's Oversight Role in Management

The Board's role in management of the Fund is oversight. As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk). As part of its oversight, the Board, acting at its scheduled meetings and between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Adviser's senior managerial and financial officers, the Fund's and the Adviser's Chief Compliance Officer and portfolio management personnel. Each Board's Audit Committee, which consists of all of the Fund's Directors who are Independent Directors, meets during its scheduled meetings, and, as appropriate, the chair of the Audit Committee maintains contact with the independent registered public accounting firm and Principal Accounting Officer of the Fund. Similarly, the Board has established a Contracts Review Committee and a Nominating Committee, as described below. The Board also receives periodic presentations from senior personnel of the Adviser regarding risk management generally, as well as information regarding specific operational, compliance or investment areas, such as business continuity, valuation and investment research. The Board has adopted policies and procedures designed to address certain risks to the Fund. In addition, the Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund. Different processes, procedures and controls are employed with respect to different types of risks. However, it is not possible to eliminate all of the risks applicable to the Fund. The Board also receives reports from counsel to the Fund or the Board's own independent legal counsel regarding regulatory compliance and governance matters. The Board's oversight role does not make the Board a guarantor of the Fund's investments or activities.

The Master Fund Board's oversight role is identical.

Board Composition and Leadership Structure

The 1940 Act requires that at least 40% of the Fund's Board members be Independent Directors. To rely on certain exemptive rules under the 1940 Act, a majority of the Fund's Board members must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors. Currently, four of the Fund's five Directors are Independent Directors. The composition of the Master Board is identical. The Chair of the Master Fund Board and the Board, Joan Shapiro Green, is an Independent Director. Additionally, each Board has designated Kristen M. Leopold to chair the Audit Committee, Janet L. Schinderman to chair the Nominating Committee and Sharon J. Weinberg to chair the Contracts Review Committee. The Master Fund Board and the Board each has determined that its leadership structure, in which the Chair of the Board is not affiliated with the Adviser, is appropriate in light of the specific characteristics and circumstances of the Fund and the Master Fund, including, but not limited to: (i) the services that the Adviser provides to the Fund and the Master Fund and potential conflicts of interest that could arise from this relationship; (ii) the extent to which the day-to-day operations of the Fund and the Master Fund are conducted by Fund and Master Fund officers, respectively, and employees of the Adviser; (iii) the Board's oversight role in management of the Fund and the Master Fund; and (iv) the Board's size and the cooperative working relationship among the Independent Directors and among all Directors.

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Information About the Directors and Executive Officers

Information regarding the Directors and executive officers of the Fund, including their positions with the Fund and principal occupations for the past five years, as well as the Directors' other board memberships for the past five years, is set forth in the following table.

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
INDEPENDENT DIRECTORS
Joan Shapiro Green (79) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Chair and Director	Term - Indefinite Length - Since Inception	Board Director (2014-present); Executive Director of National Council of Jewish Women New York (2007-2014); Executive Director of New York Society of Securities Analysts (2004-2006)	10	None
Kristen M. Leopold (56) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director	Term - Indefinite Length - Since Inception	Independent Consultant to Hedge Funds (2007-present); Chief Financial Officer of Weston Capital Management, LLC (investment managers) (1997-2006)	10	Blackstone Alternative Investment Funds (1 portfolio) (March 2013-present); Blackstone Alternative Alpha Fund ; Blackstone Alternative Alpha Fund II ; Blackstone Alternative Alpha Master Fund; Blackstone Alternative Multi-Manager Fund (2012-August 2021); Constitution Capital Access Fund, LLC (October 2022-present)
Janet L. Schinderman (72) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director	Term - Indefinite Length - Since Inception	Self-Employed Educational Consultant since 2006; Associate Dean for Special Projects and Secretary to the Board of Overseers, Columbia Business School of Columbia University (1990-2006)	10	Advantage Advisers Xanthus Fund, L.L.C.
Sharon J. Weinberg (64) c/o Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director	Term - Indefinite Length - Since 2016	Owner, the Chatham Bookstore (March 2021 – present); Co-Founder, Blue Leaf Ventures (investing/consulting) (2018-present); Managing Director, New York Ventures, Empire State Development (2016-2018); Managing Director, JPMorgan Asset Management (2000 - 2015); Vice President, JPMorgan Investment Management (1996 - 2000); Associate, Willkie Farr & Gallagher LLP (1984 - 1996)	10	None
INTERESTED DIRECTOR
Mitchell A. Tanzman (64) Central Park Group, LLC 125 West 55th Street New York, New York 10019 Director and Principal Executive Officer	Term — Indefinite Length—Since Inception	Co-Head/Co-CIO, Wealth Solutions Macquarie Asset Management (since 2022); Co-Chief Executive Officer and Co-Chief Investment Officer of Central Park Group, LLC (2006-2022)	10	None
OFFICER(S) WHO ARE NOT DIRECTORS
Michael Mascis (56) Central Park Group, LLC 125 West 55th Street New York, New York 10019 Principal Accounting Officer	Term — Indefinite Length—Since Inception	Chief Administrative Officer, Wealth Solutions Macquarie Asset Management (since 2022); Chief Financial Officer of Central Park Group, LLC (2006-2022)	N/A	N/A

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Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex
Seth L. Pearlstein (57) Central Park Group, LLC 125 West 55th Street New York, New York 10019 Chief Compliance Officer	Term — Indefinite Length—Since 2016	Associate Director, Wealth Solutions Macquarie Asset Management (since 2022); Chief Compliance Officer of Central Park Advisers, LLC (since 2015); General Counsel and Chief Compliance Officer of W.P. Stewart & Co., Ltd. (2008-2014); previously, Associate General Counsel (2002-2007)	N/A	N/A
Gregory Brousseau (68) Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term — Indefinite Length—Since Inception	Co-Head/Co-CIO, Wealth Solutions Macquarie Asset Management (since 2022); Co-Chief Executive Officer of Central Park Group, LLC (2006-2022)	N/A	N/A
Ruth Goodstein (63) Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term — Indefinite Length—Since Inception	Chief Operating Officer, Wealth Solutions Macquarie Asset Management (since 2022); Chief Operating Officer of Central Park Group, LLC (2006-2022)	N/A	N/A
David F. Connor (60) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term - Indefinite Length - Since March 2022	General Counsel of Macquarie Asset Management, Public Markets, Americas (since 2015)	N/A	N/A
Graeme Conway (49) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term - Indefinite Length - Since March 2022	Chief Commercial Officer and Head of Strategic Solutions of Macquarie Asset Management (since 2012)	N/A	N/A
Richard Salus (60) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President	Term - Indefinite Length - Since March 2022	Global Head of Fund Services of Macquarie Asset Management (since 2016)	N/A	N/A
Michael E. Dresnin (51) c/o Central Park Group, LLC 125 West 55th Street New York, NY 10019 Vice President and Secretary	Term - Indefinite Length - Since March 2023	Associate General Counsel of Macquarie Asset Management (since 2005)	N/A	N/A

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Additional information about each Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Director possesses which the Master Fund Board and the Board believe has prepared them to be effective Board members. Each Board believes that the significance of each Director's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness. Each Board member believes that collectively the Directors have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the Fund and protecting the interests of Investors. Among the attributes common to all Directors is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard. Experience relevant to having this ability may be achieved through a Director's educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member (including the Boards of other funds in the Fund Complex); and other life experiences. The charter for each Board's Nominating Committee contains certain other factors considered by the Committee in identifying and evaluating potential nominees. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their own independent legal counsel, who participates in the Board's meetings and interacts with the Adviser, and also may benefit from information provided by counsel to the Fund; both Board and Fund counsel have significant experience advising funds and fund board members. Each Board and its committees have the ability to engage other experts as appropriate. Each Board evaluates its performance on an annual basis.

●	Joan Shapiro Green – Ms. Green served as President of BT Brokerage, a NYSE member firm, from 1992 to 2001. During that period she also served two terms on the New York Stock Exchange Specialty Firms Committee and one term on the NASD District 10 Business Conduct Committee. From 2000 to 2002, Ms. Green served as Chairman of the Securities Industry Association Institutional Brokerage Committee. She graduated from Mount Holyoke College with an AB degree in mathematics. She has served on the Board of the Financial Women's Association since 1999 and was President from 2002 to 2003.

●	Kristen M. Leopold – Ms. Leopold is the founder of KL Associates, LLC, a hedge fund consulting firm specializing in financial and operational management, and the Chief Financial Officer of WFL Real Estate Services, LLC. She graduated from Pace University with a combined MBA/BBA in Accounting in May 1990 and then served as an auditor and manager at Arthur Andersen LLP in their financial services division specializing in brokerage, commodities and asset management until September 1997. In October 1997, she joined Weston Capital Management LLC, an alternative investment firm with over $1 billion in assets under management worldwide, as Chief Financial Officer, and left in December 2006 to pursue her own consulting business.

●	Janet L. Schinderman – Ms. Schinderman has 30 years of experience in board development and strategic management of non-profit institutions, particularly in higher education, primary and secondary education, health care, the arts and community initiatives. At JLS Enterprises, a consultancy she founded in 2006, Ms. Schinderman serves a range of clients, including the Archdiocese of New York, Bronx Children's Museum, The New School, Rice University, Temple Emanu-El, NYU Langone Medical Center Cancer Institute, SUNY Maritime College and Touro Hospital of New Orleans. As associate dean of Columbia Business School from 1990 to 2006, Ms. Schinderman staffed the 80-member global Board of Overseers, supervised marketing and communications and developed and operated the Chazen Institute of International Business. Before that, she held executive positions at the Illinois Institute of Technology and Tulane University's A.B. Freeman School of Business, which she joined after serving for six years as founding and executive director of Louisiana's first shelter for battered women and children, operated under the auspices of the Archdiocese of New Orleans. For more than twenty years, Ms. Schinderman has served as a director of registered investment companies, including, in addition to each registered fund advised by the Adviser, alternative investment funds managed by an affiliate of Oppenheimer & Co. and its predecessors. She graduated with her B.A. and M.B.A. from Tulane University and speaks French, Italian and Spanish.

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●	Sharon J. Weinberg – Ms. Weinberg is the owner of the Chatham Bookstore and Co-Founder of Blue Leaf Ventures, an investing and consulting firm. She has over 25 years' of experience in the asset management business. She began her career at Willkie Farr & Gallagher LLP, where she was an Associate from 1984 to 1996. From 1996 to 2000, she was a Vice President of JPMorgan Investment Management ("JPMIM"), where she served in various capacities, including as counsel to certain mutual funds advised by JPMIM. From 2000 to 2015, Ms. Weinberg served as a Managing Director of JPMorgan Asset Management, where she was responsible for, among other things, the overall investment business of the JPMorgan Private Bank Law Firms Group. From 2016 to 2018, Ms. Weinberg was a Managing Director at New York Ventures, Empire State Development. Ms. Weinberg received her B.A. from The Johns Hopkins University and her J.D. from Columbia Law School.

●	Mitchell A. Tanzman – In addition to serving as a Board member of each registered fund advised by the Adviser, Mr. Tanzman is Co-Head of MAM Wealth Solutions, which is focused on empowering high-net-worth investors to invest for long-term success through access to institutional quality private equity, hedge fund, real estate, and infrastructure funds. Mr. Tanzman joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, LLC ("Central Park Group") where he was co-chief executive officer and co-chief investment officer. Mr. Tanzman has more than 30 years of experience in alternative investments, including fund-of-funds portfolio management. Mr. Tanzman has invested more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds. Prior to co-founding Central Park Group in 2006, Mr. Tanzman served as co-head of UBS Financial Services Alternative Investment Group and was a member of the firm's Operating Committee. Before UBS, Mr. Tanzman worked at Oppenheimer & Co.'s asset management group, and ultimately co-managed the firm's alternative investment department. Mr. Tanzman was also a member of the firm's Management Committee. Mr. Tanzman began his career at Stroock & Stroock & Lavan as an attorney specializing in investment companies and advisory services. Mr. Tanzman is a member of the Board of Trustees of Emory University and Chairman of the Emory Audit and Compliance Committee. Mr. Tanzman previously Chaired the Investment Committee and the Development Committee. Mr. Tanzman graduated from Emory University and earned his juris doctor degree from the University of Chicago Law School.

The Directors serve on the Boards for terms of indefinite duration, subject to a mandatory retirement age of 75 years old, with exceptions to be made on a case by case basis. A Director's position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon 90 days' prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Investors holding not less than two-thirds of the total number of votes eligible to be cast by all Investors. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Investors. The Directors may call a meeting of Investors to fill any vacancy in the position of a Director and must do so within 60 days after any date on which Directors who were elected by the Investors cease to constitute a majority of the Directors then serving. If no Director remains to manage the business of the Master Fund or Fund, the Adviser may manage and control the Master Fund or Fund but must convene a meeting of Investors within 60 days for the purpose of either electing new Directors or dissolving the Master Fund or Fund.

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The only standing committees of the Boards are the Audit Committee, the Nominating Committee and the Contracts Review Committee. The current members of the Audit Committee are Kristen M. Leopold, Joan Shapiro Green, Janet L. Schinderman and Sharon J. Weinberg, constituting all of the Independent Directors. Ms. Leopold is currently the Chair of each Audit Committee. The function of the Fund's Audit Committee, pursuant to its adopted written charter, is: (i) to oversee the Fund's accounting and financial reporting processes, the audits of the Fund's financial statements and the Fund's internal controls over, among other things, financial reporting and disclosure controls and procedures; (ii) to oversee or assist in Board oversight of the integrity of the Fund's financial statements, and the Fund's compliance with legal and regulatory requirements; and (iii) to approve, prior to appointment, the engagement of the Fund's independent registered public accounting firm and review the independent registered public accounting firm's qualifications, independence and performance. The function of the Master Fund's Audit Committee is the same.

The current members of the Nominating Committee are Kristen M. Leopold, Joan Shapiro Green, Janet L. Schinderman and Sharon J. Weinberg, constituting all of the Independent Directors. Ms. Schinderman is currently the Chair of the Nominating Committee. The function of the Nominating Committee, pursuant to its adopted written charter, is to select and nominate persons for election as Directors of the Fund. The Nominating Committee reviews and considers, as it deems appropriate after taking into account, among other things, the factors listed in its charter, nominations of potential Directors made by Fund management and by Investors who have sent to Davis Polk & Wardwell LLP, legal counsel for the Independent Directors, at 450 Lexington Avenue, New York, NY 10017, such nominations, which include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, including without limitation the biographical information and the qualifications of the proposed nominees. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected, and such additional information must be provided regarding the recommended nominee as is reasonably requested by the Nominating Committee. The Nominating Committee meets as is necessary or appropriate. The function of the Nominating Committee of the Master Fund is the same.

The current members of the Contracts Review Committee are Kristen M. Leopold, Joan Shapiro Green, Janet L. Schinderman and Sharon J. Weinberg, constituting all of the Independent Directors. Ms. Weinberg currently serves as the Chair of the Contracts Review Committee. The function of the Fund's Contracts Review Committee, pursuant to its adopted written charter, is to: assist the Board in fulfilling its responsibilities under Section 15 of the 1940 Act, as respects the Investment Advisory Agreement; review other material contracts entered into by the Fund in connection with the operation of the Fund (such contracts, collectively with the Investment Advisory Agreement ("Material Contracts")); and make recommendations to the Board regarding the approval and continuance of Material Contracts.

During the period from April 1, 2022 to March 31, 2023, the Board met five times, the Audit Committee met two times, and the Contracts Review Committee and the Nominating Committee did not meet.

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The following table sets forth the dollar range of ownership of equity securities of the Fund and other registered investment companies overseen by each Director within the Fund Complex, in each case as of December 31, 2023. The Directors are not required to invest in the Fund.

Name of Director	Dollar Range of Equity Securities of the Fund	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by the Director in the Fund Complex
Kristen M. Leopold	None	None

Joan Shapiro Green	None	None

Janet L. Schinderman	None	None

Sharon J. Weinberg	None	None

Mitchell A. Tanzman	Over $100,000	Over $100,000

As of December 31, 2023, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Adviser, the Placement Agent, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or the Placement Agent.

Director Compensation

Name and Position with Fund	Aggregate Compensation from the Fund and the Master Fund*	Total Compensation from Fund and Fund Complex Paid to Directors*
Kristen M. Leopold	$45,000	$204,442	(9)**
Director

Joan Shapiro Green	$45,000	$204,442	(9)**
Director

Janet L. Schinderman	$45,000	$204,442	(9)**
Director

Sharon J. Weinberg	$45,000	$204,442	(9)**
Director

*	For the fiscal year ended March 31, 2023.

**	Represents the number of separate portfolios comprising the investment companies in the Fund Complex, including the Fund, during the fiscal year ended March 31, 2023.

The Independent Directors are paid by each of the Fund and the Master Fund an annual retainer of $15,000, per meeting fees of $1,000, and $500 per telephonic meeting. In addition, the Chair of the Board, the Chair of the Audit Committee, the Chair of the Nominating Committee and the Chair of the Contracts Review Committee each receives an additional annual retainer of $2,000 per fund in the complex overseen by such person. All Directors are reimbursed for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund or Master Fund.

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CODES OF ETHICS

Each of the Master Fund, the Fund, the Adviser and the Placement Agent has adopted a code of ethics under Rule 17j-1 under the 1940 Act (collectively the "Codes of Ethics"). Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel ("Access Persons"). The Codes of Ethics apply to the Fund and the Master Fund and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Master Fund or Fund. Under the Codes of Ethics, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Codes of Ethics are available on the EDGAR database on the SEC's website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

INVESTMENT ADVISORY SERVICES

The Adviser

Central Park Advisers, LLC serves as the Fund's investment adviser. The Adviser is a limited liability company organized under the laws of the State of Delaware, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Since March 11, 2022, the Adviser has been an indirect wholly-owned subsidiary of Macquarie.

Before its acquisition, the Adviser had been an independent investment advisory firm specializing in the development and management of alternative investment offerings. It was founded by Central Park Group in 2006. Central Park Group, until its acquisition by Macquarie, offered a broad range of investments, including private equity funds, hedge funds, real estate funds and funds-of-funds. Macquarie continues to offer such investments following the acquisition. Central Park Group's founding partners, all of whom now are employed by Macquarie, have significant experience across the spectrum of alternative investments and traditional asset management. For over 25 years, they sourced, created, managed and distributed private equity funds, hedge funds, real estate opportunity funds, crossover funds and funds-of-funds that seek to offer clients attractive risk-adjusted performance in diverse strategies, asset classes and sectors, including "first-ever" funds, and have invested or committed more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds.

Macquarie is an indirect wholly-owned subsidiary of Macquarie Group, a publicly-listed (ASX: MQG) global financial services group organized under the laws of Australia. Macquarie, together with its affiliates, is a top 50 global asset manager, top 25 U.S. actively-managed, long-term mutual fund manager and the largest manager of infrastructure and real assets globally. Macquarie Group's global asset management division, MAM, provides clients with access to a diverse range of capabilities and products across infrastructure, real estate, private credit, fixed-income, equities, multi-asset and liquid alternatives. As of September 30, 2023, MAM had approximately $579.5 billion of assets under management.

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The Adviser serves as investment adviser to the Fund and the Master Fund pursuant to the Investment Advisory Agreements. The Directors have engaged the Adviser to provide investment advice to, and manage the day-to-day business and affairs of, the Fund and the Master Fund, in each case under the ultimate supervision of, and subject to any policies established by, the Board. The Adviser allocates the Master Fund's assets and regularly monitors each Investment Fund to determine whether its investment program is consistent with the Master Fund's and Fund's investment objective and whether the Investment Fund's investment performance and other criteria are satisfactory. The Adviser may sell Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Directors. The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund and the Master Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

On July 31, 2023, the Adviser entered into an agreement (the "Agreement") with MAM and Carlyle Investment Management, a wholly owned subsidiary of Carlyle. Carlyle has agreed, subject to certain limitations, to provide certain investment and marketing opportunities to the Fund. These opportunities will include: (i) providing access to additional co-investment and secondary investment opportunities; (ii) providing marketing and distribution support and assistance with respect to the Fund; (iii) using commercially reasonable efforts to introduce new avenues of distribution for the Fund; and (iv) assisting with marketing the Fund to existing distribution platforms. While the parties believe that this arrangement is beneficial for the Fund, the Fund has no obligation to participate in any specific number or amount of these investment opportunities. In consideration of these benefits, MAM will pay an amount equal to a portion of the net revenues the Adviser receives from the Fund to Carlyle. None of the amounts paid will be paid from the Fund's assets. The Agreement may be terminated under certain circumstances.

In connection with the formation of the Fund and the Master Fund, the Adviser entered into a licensing agreement (the "Prior Licensing Agreement") with Carlyle Investment Management pursuant to which Carlyle granted the Adviser a license to use certain Carlyle trade names, trademarks and/or service marks (the "Carlyle Marks"). Concurrent with entering into the Agreement, the parties terminated the Prior Licensing Agreement and entered into a new licensing agreement (the "Licensing Agreement") with Carlyle Investment Management which, among other things, continues the rights of the Fund and the Master Fund to use the Carlyle Marks.  As with the Agreement, the Licensing Agreement may be terminated under certain circumstances. Carlyle is not a sponsor, promoter, adviser or affiliate of the Fund and Carlyle does not manage or participate in the investment program of the Fund. This registration statement is solely the responsibility of the Fund, and Carlyle is not responsible for, and expressly disclaims responsibility for, the making of any statement in this Confidential Memorandum.

The offices of the Adviser are located at 125 West 55th Street, New York, New York 10019, and its telephone number is (212) 317-9200. The Adviser or its designee maintains the Master Fund's and Fund's accounts, books and other documents required to be maintained under the 1940 Act at 125 West 55th Street, New York, New York 10019.

Investment Advisory Agreement

Pursuant to each Investment Advisory Agreement, the Adviser is responsible, subject to the supervision of the Directors, for formulating a continuing investment program for the Fund and the Master Fund, respectively. At a meeting held on December 14, 2023, the Board, including a majority of the Independent Directors, considered and unanimously approved the renewal of the Investment Advisory Agreements.

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The Investment Advisory Agreements provide that the Fund and the Master Fund may bear a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services and producing regulatory materials for the Fund and the Master Fund (including, without limitation, the review and updating of the registration statement, review of Investor reports, preparing materials relating to Board and investor meetings, the negotiation of service provider agreements and other contracts for the Fund and the Master Fund, the preparation and review of various regulatory filings for the Fund and the Master Fund and the production and formatting of Investor reports and offering documents for the Fund and Master Fund). Macquarie has agreed not to allocate a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services and producing regulatory materials for the Fund and the Master Fund for a period of at least two years following the Closing, which would be March 11, 2024. Macquarie believes that the provision by personnel of the Adviser or its affiliates of such services currently provided by external counsel and service providers will be more cost-efficient for the Fund and the Master Fund. There is no guarantee, however, that this expectation will prove to be true.

Each Investment Advisory Agreement will continue in effect from year to year if its continuance is approved annually by either the Board or the Master Fund Board, respectively, or the vote of a majority of the outstanding voting securities of the Fund or the Master Fund, respectively, provided that, in either event, the continuance also is approved by a majority of the Independent Directors by vote cast in person at a meeting called for the purpose of voting on such approval. Each Investment Advisory Agreement is terminable without penalty, by vote of the Board or the Master Fund Board, respectively, or by a vote of a majority of the Fund's or the Master Fund's, respectively, outstanding voting securities on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund or the Master Fund, respectively. Each Investment Advisory Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

The contractual terms of the Fund's Investment Advisory Agreement with the Adviser are substantially the same as the terms of the Master Fund's Investment Advisory Agreement with the Adviser, except that no Management Fee is payable by the Fund under its Investment Advisory Agreement. In consideration of the services provided by the Adviser to the Master Fund and the Fund, the Master Fund pays the Adviser the Management Fee, computed and payable monthly, at the annual rate of 1.20% of the Master Fund's net asset value. For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Master Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund as of such date, and calculated before giving effect to any repurchase of Units on such date and before any reduction for any fees and expenses of the Master Fund. The Management Fee is paid to the Adviser out of the Master Fund's assets and, therefore, decreases the net profits or increases the net losses of the Fund.

The Investment Advisory Agreements provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund or the Fund, respectively, the Adviser and any director, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Master Fund or the Fund, as the case may be, for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Investment Advisory Agreements. The Investment Advisory Agreements also provide for indemnification, to the fullest extent permitted by law, by the Fund and the Master Fund of the Adviser, or any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Master Fund or Fund, as the case may be, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund or Fund.

During the Fund's last three fiscal years ended March 31, 2023, March 31, 2022 and March 31, 2021, the Fund paid Management Fees to the Adviser of $14,121,501, $13,326,505 and $11,696,479, respectively, pursuant to the Fund's Investment Advisory Agreement.

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A discussion of the basis for the Board's most recent approval of the Investment Advisory Agreements will be available in the Fund's and the Master Fund's Annual Report for the period ending March 31, 2024.

Portfolio Management

From the Fund's inception until March 31, 2024, Gregory Brousseau and Mitchell A. Tanzman will serve as the Fund's portfolio managers (the "Portfolio Managers"). As Portfolio Managers, Mr. Brousseau and Mr. Tanzman have been jointly and primarily responsible for the day-to-day management of the Master Fund's and the Fund's portfolio.

Effective April 1, 2024, the Investment Committee members will be jointly and primarily responsible for the day-to-day management of the Master Fund's and the Fund's portfolio.

Investment Committee

The Investment Committee approves those investment opportunities presented to the Investment Committee, ensures consistency of decision making and sets guidelines for investments. The Investment Committee is comprised of individuals with various functional areas of expertise. It discusses potential investment, sale and redemption opportunities for the current holdings and potential investments in new positions. The Investment Committee will generally discuss, among other things, opportunity set, portfolio composition, manager performance, pricing, allocations, exposures, position sizing, liquidity and diligence findings.

The current Investment Committee members are:

Megan Aubrey. Megan Aubrey is Head of Wealth Product for MAM, where she is responsible for the development, delivery, and ongoing management of investment products for Wealth clients globally. Prior to her current role, Ms. Aubrey held several positions with the firm including leading the Client Solutions Group in the Asia-Pacific region where she oversaw new business initiatives, product development, capital raising, and client relations. Ms. Aubrey also previously led the Public Investments business across the Asia-Pacific region, and MAM’s Global Solutions business. Before joining Macquarie, Ms. Aubrey worked at Colonial First State in a number of roles, including providing risk management solutions to institutional clients. Ms. Aubrey received her Master of Business in banking and finance from the University of Technology Sydney.

Gregory Brousseau. Gregory Brousseau is Co-Head of MAM Wealth Solutions, which is focused on empowering high-net-worth investors to invest for long-term success through access to institutional quality private equity, hedge fund, real estate, and infrastructure funds. Mr. Brousseau joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was co-chief executive officer and co-chief investment officer. Mr. Brousseau has more than 30 years of experience in alternative investments, including merger arbitrage and fund-of-funds portfolio management. Mr. Brousseau has invested more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds. Prior to co-founding Central Park Group in 2006, Mr. Brousseau served as co-head of UBS Financial Services Alternative Investment Group and was a member of the firm's Operating Committee. Prior to UBS, he spent 13 years at Oppenheimer & Co., as an analyst in the firm's merger arbitrage department and ultimately co-managed Oppenheimer's alternative investment department. Mr. Brousseau began his career at Procter & Gamble and E.F. Hutton & Co. Mr. Brousseau speaks regularly on topics and trends pertaining to the alternative investment industry and has been frequently quoted in media outlets including The Wall Street Journal. Mr. Brousseau earned a bachelor's degree in business from Fairleigh Dickinson University. Since 1997, Mr. Brousseau has served as an Executive Board Member of the Hole in the Wall Gang Camp, a children's charity located in Connecticut. Mr. Brousseau currently serves as chairman of the Endowment Committee.

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Ruth Goodstein. Ruth Goodstein is Chief Operating Officer of MAM Wealth Solutions and Vice President of the Fund. Ms. Goodstein joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where she was chief operating officer. Ms. Goodstein has more than 25 years of experience in the financial services industry. Prior to joining Central Park Group in 2006, Ms. Goodstein served as chief operating officer of Robeco-Sage Capital, an institutional hedge fund-of-funds firm. Before that, she was a senior vice president in the UBS Financial Services Alternative Investment Group, where she was responsible for overseeing product development, product management, and marketing. Prior to UBS, Ms. Goodstein was associate general counsel at J.P. Morgan Investment Management. Previously, she worked in global compliance at Bankers Trust Company and as an attorney at Oppenheimer & Co. Ms. Goodstein began her career at the law firm of Goodkind, Wechsler, Labaton & Rudoff. Ms. Goodstein graduated from Cornell University and earned her juris doctor degree from Brooklyn Law School. Ms. Goodstein has served on several NASO District 10 Committees and has been a regular speaker at industry conferences.

Dean Hoang. Dean Hoang is an Associate Director within the MAM Wealth Solutions team. Mr. Hoang is the senior investment professional dedicated to managing the Fund. Mr. Hoang joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was a Principal on the Investment Team. Mr. Hoang has more than 12 years of experience in the financial services industry. Prior to joining Central Park Group in 2016, Mr. Hoang was Senior Investment Associate at Pinnacle Ventures where his responsibilities included deal sourcing, investment diligence and portfolio monitoring. Mr. Hoang began his career as an analyst for Cowen & Company's investment banking division where he worked on numerous transactions for clients in the technology sector. Mr. Hoang earned a BS in Mechanical Engineering and a BSC in Finance from Santa Clara University.

Alex Lee. Alex Lee is Head of Research for MAM Wealth Solutions. Mr. Lee joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was director of research. Mr. Lee has more than 20 years of experience in the financial services industry. Prior to joining Central Park Group in 2010, Mr. Lee was a vice president at First Eagle Investment Management, where he co-managed several multi-manager hedge fund portfolios. Prior to First Eagle, he was the director of research for Bookbinder Capital Management, an alternative investment manager specializing in hedge funds. Before that, Mr. Lee was an investment banking associate at Bear Stearns, where he worked on numerous transactions for clients in the financial services industry. Mr. Lee began his career as an investment analyst for Mesirow Financial, where he performed hedge fund due diligence. Mr. Lee received his bachelor's degree in political science from Washington University in St. Louis and earned an MBA from the Leonard N. Stern School of Business at New York University.

Michael Mascis. Michael Mascis is Chief Administrative Officer for MAM Wealth Solutions and Principal Accounting Officer of the Fund. Mr. Mascis joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was the chief financial officer. Mr. Mascis has more than 25 years of experience in the financial services industry. Prior to joining Central Park Group in 2006, Mr. Mascis served as executive director and chief financial officer of the UBS Financial Services Alternative Investment Group, where he was responsible for finance, operations, and operational diligence. At UBS, he was responsible for 33 investment vehicles with approximately $10.5 billion of assets under management. Investments included private equity, hedge funds, funds-of-funds, real estate, and managed futures, structured as both registered and non-registered vehicles with more than 30,000 investors. Mr. Mascis began his career at Arthur Andersen & Co. as an auditor in the financial services division. While at Andersen, he was elected into the partnership as part of the Hedge Fund Advisory and Capital Markets practice. Mr. Mascis was actively involved with the firm's industry training initiatives, presenting at both internal and external forums. Mr. Mascis' clients included a broad array of financial services institutions, including large financial service firms, hedge funds, and private equity funds. Mr. Mascis earned a bachelor's degree in accounting from Iona College.

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Charles "Charlie" Spiller. Charlie Spiller joined MAM in 2022 and is a Senior Advisor to MAM. Previously, Mr. Spiller was Deputy Chief Investment Officer, Non-Traditional Investments, for the Pennsylvania Public School Employees' Retirement System ("PSERS"). During his 28 years with PSERS, Mr. Spiller served as a portfolio manager for a $1 billion portfolio of real estate investments, managing director of a $17 billion portfolio of private equity, real estate, and private debt, and as deputy chief investment officer overseeing a $29 billion portfolio of alternative investments. Mr. Spiller served as Chair of PSERS Allocation Implementation Committee (PSERS Senior Staff Investment Committee) for six years. Mr. Spiller holds a Bachelor of Science in Business Administration from Northeastern University, has completed a post-graduate certificate program in business management at the Sloan School of Management at MIT and has completed the CFA, Level 1 examination.

Mitchell A. Tanzman. Mitchell Tanzman is Co-Head of MAM Wealth Solutions, which is focused on empowering high-net-worth investors to invest for long-term success through access to institutional quality private equity, hedge fund, real estate, and infrastructure funds. Mr. Tanzman joined MAM as part of Macquarie's 2022 acquisition of Central Park Group, where he was co-chief executive officer and co-chief investment officer. Mr. Tanzman has more than 30 years of experience in alternative investments, including fund-of-funds portfolio management. Mr. Tanzman has invested more than $14 billion in more than 175 funds, including more than $3.5 billion in private equity funds. Prior to co-founding Central Park Group in 2006, Mr. Tanzman served as co-head of UBS Financial Services Alternative Investment Group and was a member of the firm's Operating Committee. Before UBS, Mr. Tanzman worked at Oppenheimer & Co.'s asset management group, and ultimately co-managed the firm's alternative investment department. Mr. Tanzman was also a member of the firm's Management Committee. Mr. Tanzman began his career at Stroock & Stroock & Lavan as an attorney specializing in investment companies and advisory services. Mr. Tanzman is a member of the Board of Trustees of Emory University and Chairman of the Emory Audit and Compliance Committee. Mr. Tanzman previously Chaired the Investment Committee and the Development Committee. Mr. Tanzman graduated from Emory University and earned his juris doctor degree from the University of Chicago Law School.

Bing Wong. Bing Wong is an Associate Director within the Investment Solutions team. Mr. Wong joined MAM in 2021 and has over 15 years of experience in secondaries and private equity investing, including identifying target investments, performing due diligence, underwriting investments, and closing transactions. Mr. Wong's roles have included a focus on the execution of private equity investments across secondary (both GP-led and traditional LP-led deals), co-investment, primary strategies and ESG matters. Mr. Wong earned a BS in Business Administration and BA in Mass Communications both from the University of California, Berkeley.

The Investment Committee is also assisted in its role by the head of the Adviser's operational due diligence efforts, George Fisher, who, although not an Investment Committee member, has veto power with respect to any investment decision by the Investment Committee based on his operational due diligence findings.

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Other Accounts Managed.

The Investment Committee members manage, or are affiliated with, other accounts in addition to the Fund and the Master Fund, including other pooled investment vehicles. Because the Investment Committee members manage assets for other investment companies, pooled investment vehicles, and/or other accounts (collectively "Client Accounts"), or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest. For example, the Adviser may, directly or indirectly, receive fees from Client Accounts that are higher than the fee it receives from the Master Fund, or it may, directly or indirectly, receive a performance-based fee on a Client Account. In those instances, the Investment Committee members may have an incentive to not favor the Master Fund or Fund over the Client Accounts. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

Each Investment Committee member's compensation is comprised of a fixed annual salary, and may include a discretionary bonus, paid by an affiliate of the Adviser and not by the Master Fund or the Fund.

The following table lists the number and types of accounts, other than the Fund, managed by the Fund's Investment Committee members and assets under management in those accounts.

	Registered Investment Companies		Pooled Investment Vehicles		Other Accounts
Name	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed
Megan Aubrey	None	N/A1	None	N/A1	None	N/A1
Gregory Brousseau	5	$1,870 million**[2]	1*	$60 million[2]	None	N/A2
Ruth Goodstein	None	N/A3	1*	$62.2 million[3]	None	N/A3
Dean Hoang	None	N/A1	None	N/A1	None	N/A1
Alex Lee	1	$949 million[3]	1*	$62.2 million[3]	None	N/A3
Michael Mascis	None	N/A3	1*	$62.2 million[3]	None	N/A3
Charlie Spiller	None	N/A4	3*	$212.8 million[4]	None	N/A4
Mitchell A. Tanzman	5	$1,870 million**[2]	1*	$60 million[2]	None	N/A2
Bing Wong	None	N/A1	None	N/A1	None	N/A1

*	None of the accounts charge any performance-based advisory fees.

**	For five registered investment companies for which management fees are paid based on capital commitments, the amount in this column reflects capital commitments.

1	Ms. Aubrey and Messrs. Hoang and Wong will be members of the Investment Committee effective April 1, 2024. Their information is as of December 31, 2023.

2	As of March 31, 2023.

3	Ms. Goodstein and Messrs. Lee and Mascis will be members of the Investment Committee effective April 1, 2024. Their information is as of November 30, 2023.

4	Mr. Spiller will be a member of the Investment Committee effective April 1, 2024. His information is as of September 30, 2023.

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As of March 31, 2023* and November 30, 2023**, as applicable, each of the following Investment Committee members beneficially owned the specified dollar ranges of Units of the Fund.

Gregory Brousseau*	$500,001–$1,000,000

Ruth Goodstein**	$100,001–$500,000

Alex Lee**	$100,001–$500,000

Michael Mascis**	$100,001–$500,000

Mitchell A. Tanzman*	$100,001–$500,000

Placement Agent

Delaware Distributors, L.P. (the "Placement Agent"), located at 100 Independence, 610 Market Street, Philadelphia, Pennsylvania, 19106, serves as the placement agent of the Fund's units. The Placement Agent is an affiliate of the Adviser and is an indirect subsidiary of Macquarie. The Placement Agent has agreed to use its best efforts to sell units of the Fund.

CONFLICTS OF INTEREST

The Adviser

The Adviser or its affiliates provide or may provide investment advisory and other services to various entities. The Adviser, and certain of its investment professionals and other principals, also may carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Adviser and its affiliates, "Other Accounts"). The Fund and the Master Fund have no interest in these activities, and investment decisions for the Master Fund are made independently of such Other Accounts. If, however, the Master Fund desires to invest in, or withdraw from, the same Investment Fund as an Other Account, the opportunity will be allocated fairly, reasonably and equitably in accordance with the Adviser's allocation policies and procedures. The Adviser will not invest, on behalf of the Fund, in any Investment Fund advised by, or otherwise affiliated with, Macquarie. There may be circumstances under which the Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Adviser will commit the Master Fund's or Fund's assets. There also may be circumstances under which the Adviser will consider participation by Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Master Fund or Fund, or vice versa.

The Adviser, its affiliates and the Placement Agent may receive payments from Carlyle or other private equity sponsors in connection with placement or other services that do not relate to the Master Fund or the Fund.

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The Adviser and the investment professionals who, on behalf of the Adviser, manage the Master Fund's investment portfolio will be engaged in certain activities for Other Accounts, and may have conflicts of interest in allocating their time and activities among the Master Fund and the Other Accounts. The Adviser's investment professionals will devote as much of their time to the affairs of the Master Fund as in their judgment is necessary and appropriate.

The Adviser compensates, from its own resources, certain Sub-Placement Agents in connection with the sale of Class A Units and Class I Units, and also in connection with various other services including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Adviser and such Sub-Placement Agents. Each Sub-Placement Agent also may charge investors, at the Sub-Placement Agent's discretion, a placement fee based on the purchase price of Fund Units purchased by the investor. All or a portion of such compensation may be paid by a Sub-Placement Agent to the financial advisory personnel involved in the sale of Units. As a result of the various payments that Sub-Placement Agents may receive from investors and the Adviser, the amount of compensation that a Sub-Placement Agent may receive in connection with the sale of Units in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a Sub-Placement Agent to recommend the Fund over another investment product.

Sub-Placement Agents may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Master Fund, the Adviser, Investment Funds or Portfolio Companies or investment vehicles managed or sponsored by the Adviser or Investment Fund Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a Sub-Placement Agent. As such, certain conflicts of interest may exist between such persons and a Sub-Placement Agent. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Sub-Placement Agents may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund, the Master Fund or an Investment Fund. Such entities may compete with the Fund, the Master Fund or the Investment Fund for investment opportunities and may invest directly in such investment opportunities. Sub-Placement Agents that invest in an Investment Fund or a Portfolio Company may do so on terms that are more favorable than those of the Fund or the Master Fund.

Sub-Placement Agents that act as sub-placement agents for the Fund or the Master Fund also may act as placement agent for an Investment Fund in which the Master Fund invests and may receive compensation in connection with such activities. Such compensation would be in addition to the placement fees described above. A Sub-Placement Agent may pay all or a portion of the fees paid to it to certain of its affiliates, including, without limitation, financial advisory personnel whose clients purchase Units of the Fund. Such fee arrangements may create an incentive for a Sub-Placement Agent to encourage investment in the Fund, independent of a prospective Investor's objectives.

A Sub-Placement Agent may provide financing, investment banking services or other services to third parties and receive fees therefor in connection with transactions in which such third parties have interests which may conflict with those of the Fund, the Master Fund or an Investment Fund. A Sub-Placement Agent may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, the Master Fund, an Investment Fund or a Portfolio Company. A Sub-Placement Agent may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, the Master Fund, an Investment Fund or a Portfolio Company. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor, placement agent, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, rating agency, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender. An affiliate of a Sub-Placement Agent provides certain such services to the Fund and the Master Fund, including providing the Master Fund with a credit facility.

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In addition, issuers of securities held by the Fund, the Master Fund or an Investment Fund may have publicly or privately traded securities in which a Sub-Placement Agent is an investor or makes a market. The trading activities of Sub-Placement Agents generally will be carried out without reference to positions held by the Fund, the Master Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a Sub-Placement Agent having an interest in the issuer adverse to the Fund, the Master Fund or the Investment Fund. No Sub-Placement Agent is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund, the Master Fund or an Investment Fund has an interest.

A Sub-Placement Agent may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund, the Master Fund or an Investment Fund. Such opportunities may be subject to different terms than those applicable to an investment in the Fund, the Master Fund or the Investment Fund, including with respect to fees and the right to receive information.

Participation in Investment Opportunities

Directors, principals, officers, members, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Fund or an Investment Fund in which the Master Fund invests. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, members, employees and affiliates of the Adviser, or by the Adviser for the Other Accounts, or by an Investment Fund Manager or any of its respective affiliates on behalf of their own other accounts ("Investment Fund Manager Accounts") that are the same as, different from or made at a different time than, positions taken for the Master Fund or an Investment Fund.

Other Matters

An Investment Fund Manager, from time to time, may cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Fund Manager Accounts, subject to certain conditions. Future investment activities of the Investment Fund Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Master Fund or Fund, except that the Master Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Master Fund or Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Master Fund to purchase and another client to sell, or the Master Fund to sell and another client to purchase, the same security or instrument on the same day.

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Future investment activities of the Adviser and its affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

Carlyle

Because the Master Fund proposes to allocate assets to private equity Investment Funds and other Investment Funds sponsored by or affiliated with Carlyle, conflicts of interest may arise as a consequence of investment management and other financial advisory services in which Carlyle and its affiliates are engaged. Additionally, Carlyle Investment Fund Managers may face conflicts of interests stemming from their affiliation with Carlyle. Carlyle provides certain services to the Fund, which may include making appropriate personnel available for presentations, providing information to the Fund to prepare its tax reporting, providing administrative support in connection with commitments to or sales of Carlyle funds and such other functions as agreed to from time to time.

Carlyle has agreed to provide certain investment and marketing opportunities to the Fund. These opportunities will include: (i) providing access to additional co-investment and secondary investment opportunities; (ii) providing marketing and distribution support and assistance with respect to the Fund; (iii) using commercially reasonable efforts to introduce new avenues of distribution for the Fund; and (iv) assisting with marketing the Fund to existing distribution platforms. Carlyle has granted the Adviser a license to use certain Carlyle trade names, trademarks and/or service marks. If either the Agreement or the License Agreement were to terminate, the Fund's preferred relationship with Carlyle also may terminate.

Carlyle provides investment advisory services to Investment Funds in addition to those in which the Master Fund may invest, and their respective investment professionals also may provide investment and financial services for their proprietary accounts as well. Accordingly, the Investment Fund Managers may have financial interests that diverge from those of the Investment Funds and conflicts of interest may arise in terms of their allocation of investment opportunities as well as their professional time between such managed Investment Funds and other clients and personal accounts.

From time to time, an officer or employee of the Adviser or an affiliate thereof acting on behalf of the Fund may serve as a member of certain Advisory Committees comprised of third-party investors, namely limited partners in the Investment Fund and certain other investors in similar parallel vehicles established by the Investment Fund Manager. The Advisory Committees provide the members thereof with an opportunity to, among other things, review valuations of certain underlying investments, and review and consider potential conflicts of interest concerning the respective Investment Fund.

As a diversified global alternative investment management firm, Carlyle and its affiliates are engaged in a broad spectrum of activities including sponsoring and managing private Investment Funds and other activities. Those activities may present conflicts if other Investment Funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

PROXY VOTING POLICIES AND PROCEDURES

Investments in the Investment Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Master Fund or Fund may receive notices or proposals from the Investment Funds seeking the consent of or voting by holders ("proxies"). The Fund and the Master Fund have delegated any voting of proxies in respect of portfolio holdings to the Adviser to vote the proxies in accordance with the Adviser's proxy voting guidelines and procedures. In general, the Adviser believes that, to the extent the Fund and Master Fund have retained the ability to vote, voting proxies in accordance with the policies described below will be in the best interests of the Fund and the Master Fund.

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The Adviser will generally vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Adviser will generally vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund and the Master Fund. In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Directors indicating how the Adviser proposes to vote on the matter and its reasons for doing so.

The Master Fund intends to hold its interests in the Investment Funds in non-voting form. Where only voting securities are available for purchase by the Master Fund, in all, or substantially all, instances, the Master Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.

Information regarding how the Adviser voted proxies related to the Master Fund's portfolio holdings during the 12-month period ending June 30th will be available, without charge, upon request by calling collect (212) 317-9200, and on the SEC's website at www.sec.gov.

FEES AND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund and the Master Fund. As described below, the Fund bears (whether borne directly or indirectly through and in proportion to, the Fund's interest in the Master Fund) all expenses incurred in the business and investment program of the Fund. The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund and the Master Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

Expenses borne by the Fund (whether borne directly or indirectly through and in proportion to, the Fund's interest in the Master Fund) (and, thus, indirectly by Investors) include:

●	all expenses related to the investment program, including, but not limited to: (i) expenses borne indirectly through the Master Fund's investments in the Investment Funds, including, without limitation, any fees and expenses charged by the Investment Fund Managers (such as management fees, performance, carried interests or incentive fees or allocations, monitoring fees, property management fees, and redemption or withdrawal fees); (ii) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, such as direct and indirect expenses associated with the Master Fund's investments in Investment Funds (whether or not consummated), and enforcing the Fund's and Master Fund's rights in respect of such investments; (iii) transfer taxes and premiums; (iv) taxes withheld on non-U.S. dividends or other non-U.S. source income; (v) fees for data, software and technology providers; (vi) professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); and (vii) if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

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●	the Management Fee;

●	the Sub-Placement Agent Fee charged to Investors in Class A Units;

●	all costs and expenses associated with the operation and ongoing registration of the Fund and the Master Fund, including, without limitation, all costs and expenses associated with the repurchase offers, offering costs, and the costs of compliance with any applicable Federal or state laws;

●	fees of the Independent Directors and the fees and expenses of Independent Counsel thereto, and the costs and expenses of holding any meetings of the Board or Investors that are regularly scheduled, permitted or required to be held under the terms of the LLC Agreement, as may be amended or amended and restated from time to time, the 1940 Act or other applicable law;

●	a portion, as determined by the Board, of the compensation payable to the chief compliance officer, and expenses attributable to implementing the compliance program;

●	fees and expenses of performing research, risk analysis and due diligence, including third party background checks;

●	fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund, the Master Fund and the Independent Directors;

●	a portion of the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Master Fund, the Fund, the Adviser, or the Directors or the officers of the Fund or Master Fund;

●	recordkeeping, custody and transfer agency fees and expenses;

●	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors;

●	all expenses of computing net asset value, including any equipment or services obtained for the purpose of valuing the investment portfolio, including appraisal and valuation services provided by third parties;

●	all charges for equipment or services used for communications between the Master Fund, the Fund and any custodian, administrator or other agent engaged by the Fund;

●	fees of custodians, and other service providers including transfer agents and depositaries (including The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other persons providing administrative services;

●	any extraordinary expenses (as defined below), including indemnification or litigation expenses;

●	all taxes to which the Fund and the Master Fund may be subject, directly or indirectly, and whether in the U.S., any state thereof or any other U.S. or non-U.S. jurisdictions;

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●	a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services to the Fund (including, without limitation, the review and updating of the registration statement, review of Investor reports, preparing materials relating to Board and Investor meetings, the negotiation of service provider agreements and other contracts for the Fund and the preparation and review of various regulatory filings for the Fund) and producing regulatory materials (including, without limitation, the production and formatting of Investor reports and offering documents for the Fund); and

●	such other types of expenses as may be approved from time to time by the Board.

The Fund and the Master Fund will reimburse the Adviser for any of the above expenses that it pays on behalf of the Fund or Master Fund. Macquarie has agreed not to allocate a portion of expenses associated with personnel of the Adviser or its affiliates providing legal services and producing regulatory materials for the Fund and the Master Fund for a period of at least two years following the Closing, which would be March 11, 2024.

"Extraordinary expenses" are expenses incurred outside of the ordinary course of business, including, without limitation, litigation or indemnification expenses, excise taxes, and costs incurred in connection with holding and/or soliciting proxies for a meeting of Investors.

The Investment Funds bear various expenses in connection with their operations similar to those incurred by the Fund. Investment Fund Managers generally assess asset-based fees to, and receive incentive-based allocations from, the Investment Funds. As a result, the investment returns of the Investment Funds will be reduced. As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Investment Fund Managers.

The Administrator performs certain administration, accounting and transfer agency services for the Fund and the Master Fund. For these services, the Administrator is paid a fee at the annual rate of 0.08% of the Master Fund's net assets up to $1 billion and 0.06% of the Master Fund's net assets in excess of $1 billion, subject to a minimum annual fee, in addition to certain other fixed or transactional fees, and is reimbursed certain expenses.

Under the terms of the Placement Agent Agreement, the Placement Agent is authorized to retain Sub-Placement Agents for distribution services and to provide related sales support services to Investors. The Fund pays a quarterly Sub-Placement Agent Fee out of the net assets of Class A Units at the annual rate of 0.60% of the net asset value of Class A Units, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Units). The Sub-Placement Agent Fee is charged on an aggregate class-wide basis, and Investors in Class A Units will be subject to the Sub-Placement Agent Fee regardless of how long they have held their Class A Units. The Sub-Placement Agent Fee is paid to the Placement Agent to reimburse it for payments made to Sub-Placement Agents. Amounts not paid to Sub-Placement Agents will be available to pay certain sales and marketing expenses. Each compensated Sub-Placement Agent is paid by the Placement Agent based on the net asset value of outstanding Class A Units held by Investors that receive services from such Sub-Placement Agent. Payment of the Sub-Placement Agent Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Units. Class I Units are not subject to the Sub-Placement Agent Fee. Class A Units will be converted to Class I Units if an Investor no longer receives services from a Sub-Placement Agent or a servicing agent which has entered into an agreement with the Placement Agent.

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Description of units

General

The Fund is a limited liability company organized under the laws of the state of Delaware. The Fund is authorized to issue an unlimited number of Units, which, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. Each dollar of net asset value of a Unit has one vote at all meetings of Investors. Each Investor will have the right to cast a number of votes based on the net asset value of such Investor's Units at any meeting of Investors called by the Board or Investors holding at least one-third of the total number of votes eligible to be cast by all Investors. On each matter submitted to a vote of Investors, unless the Board of Directors determines otherwise, all Units of all classes shall vote as a single class, except if a separate vote of any class is required by the 1940 Act or other applicable law or attributes applicable to a particular class, or if a matter affects only the interests of a particular class. Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Except as otherwise disclosed above, all Units are equal as to dividends, assets and voting privileges and have no preemptive or other subscription rights or exchange privileges. Under certain circumstances, Units may be converted from one class of Units to another class of Units. The net asset value of the Units of the class received upon any such conversion will equal the net asset value of the converted Units on the date of the conversion. Investors are not liable for further calls or assessments. The Fund will send periodic reports (including financial statements) to all Investors. The Fund does not intend to hold annual meetings of Investors. Investors are entitled to receive dividends only if and to the extent declared by the Board and only after the Board has made provision for working capital and reserves as it in its sole discretion deems advisable. Units are not available in certificated form. With very limited exceptions, Units are not transferable and liquidity will be provided principally through limited repurchase offers. See "Types of Investments and Related Risk Factors—General Risks—Limitations on Transfer; Units Not Listed; No Market for Class A Units or Class I Units."

In general, any action requiring a vote of Investors shall be effective if taken or authorized by the affirmative vote of a majority of the outstanding Units. Any change in the Fund's fundamental policies also may be authorized by the vote of (a) 67% or more of the voting securities present at an Investors' meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, after payment of all of the liabilities of each class of Units of the Fund, Investors are entitled to share ratably in all the remaining assets of the Fund, proportionately in accordance with the net asset value of the Investor's Units of the Fund.

distribution policy; dividends

The Fund expects that dividends will be paid annually on the Units in amounts representing substantially all of the net investment income, if any, earned each year. Payments on the Units may vary in amount depending on investment income received and expenses of operation; however, in order to continue to qualify as a RIC, substantially all of any taxable net capital gain realized by the Fund on investments will be distributed to Investors at least annually. In addition, depending upon the performance of the Master Fund's investments, the related growth of the Fund's net assets, and the availability of attractive investment opportunities, the Fund, from time to time, may make a distribution that constitutes a return of capital for U.S. federal income tax purposes. An Investor's return of capital will not be subject to U.S. federal income taxation at the time of its payment up to the amount of the Investor's adjusted basis. It will, however, reduce the adjusted tax basis of an Investor's Units.

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The net asset value of each Unit that an Investor owns will be reduced by the amount of the distributions or dividends that the Investor receives in respect of Units.

An Investor's dividends and capital gain distributions will be automatically reinvested if the Investor does not instruct the Administrator otherwise. An Investor who elects not to reinvest will receive both dividends and capital gain distributions in cash. The Fund may limit the extent to which any distributions that are returns of capital may be reinvested in the Fund.

Units will be issued at their net asset value on the ex-dividend date; there is no sales charge or other charge for reinvestment. Investors may elect initially not to reinvest by indicating that choice on the Investor Application. Investors are free to change their election at any time by contacting the Administrator. A request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution.

The Fund reserves the right to suspend at any time the ability of Investors to reinvest distributions and to require Investors to receive all distributions in cash, or to limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions. The Fund may determine to do so if, for example, the amount being reinvested by Investors exceeds the available investment opportunities that the Adviser considers suitable for the Fund.

APPLICATION FOR INVESTMENT

Eligible Investors

Units will be offered only to Eligible Investors. This means that to purchase Units of the Fund, a prospective Investor will be required to certify that the Units are being acquired by an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. An "accredited investor" includes, among other Investors: (i) a natural person who has a net worth (or a joint net worth with that person's spouse) immediately prior to the time of purchase of more than $1 million, or income in excess of $200,000 (or joint income with the Investor's spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year; and (ii) certain legal entities with total assets exceeding $5 million. In calculating "net worth," a prospective Investor must: (i) exclude the fair market value of its primary residence; (ii) count as a liability any indebtedness secured by its primary residence in excess of its fair market value; and (iii) count as a liability any indebtedness secured by its primary residence in the 60 days prior to purchasing Units, unless such indebtedness was incurred as a result of the acquisition of the Investor's primary residence. Existing Investors seeking to purchase additional Units will be required to qualify as Eligible Investors at the time of the additional purchase. The Adviser may from time to time impose stricter or less stringent eligibility requirements.

Class I Units may be purchased by those Eligible Investors that (i) compensate their financial intermediaries for their services through asset-based fees, including asset-based fee programs (i.e., wrap accounts), or (ii) purchase Units directly from the Fund. With respect to (ii) above, the Fund may sell Class I Units directly to (i) up to 30 natural persons or entities in any twelve month period, so long as any such natural person has a material and substantial relationship with the Adviser (as determined by the Adviser in its reasonable discretion), and (ii) to an unlimited number of natural persons or investors that are each an executive officer, member or director of the Adviser or the Fund or an entity controlled, controlling or under common control with the Adviser (an "Affiliated Investor"), an Affiliated Investor's Family (as defined below) or an entity wholly-owned by any Affiliated Investor or any member (or group of members) of an Affiliated Investor's Family. "Family" means, with respect to an Affiliated Investor that is a natural person, such Affiliated Investor's: ancestors and issue, spouse, domestic partner, widow or widower and siblings (and the spouses, domestic partners and issue of such siblings).

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Purchase Terms

The Fund may accept initial and additional purchases of Units as of the first business day of each calendar month. Each prospective Investor will be required to complete an Investor Application and certify that the Units being purchased are being acquired by an Eligible Investor. If available funds and the application are not received and accepted by the applicable Closing Date, the order will not be accepted at such Closing Date. The Fund will not be obligated to sell to brokers or dealers any Units, including Units that have not been placed with Eligible Investors. The Fund does not issue the Units purchased (and an investor does not become an Investor with respect to such Units) until the applicable purchase date, i.e., the first business day of the relevant calendar month. Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any amounts received in advance of initial or additional purchases of Units are placed in a non-interest-bearing escrow account prior to the amounts' being invested in the Fund, in accordance with Rule 15c2-4 under the Exchange Act. The purchase amount will be released from the escrow account once the Investor's order is accepted. If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date and will be held in the escrow account by the Fund's escrow agent until the next Closing Date. The Fund reserves the right to reject any purchase of Units in certain circumstances (including, without limitation, when the Fund has reason to believe that such purchase would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective Investor.

Investors in Class A Units may be charged a placement fee up to a maximum of 3.50% on the amount of the Investor's purchase. The Fund and/or a Sub-Placement Agent may, in its discretion, waive the placement fee for certain Investors. In addition, purchasers of Units in conjunction with certain "wrap" fee, asset allocation or other managed asset programs may not be charged a placement fee. Notwithstanding any waiver, all Investors remain subject to eligibility requirements set forth in this Confidential Memorandum. Investors in Class I Units will not be charged any placement fee.

Generally, the stated minimum initial investment in the Fund is $50,000, which minimum may be reduced by the Fund in the sole discretion of the Adviser based on consideration of various factors, including the Investor's overall relationship with the Adviser, the Investor's holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time. From time to time, the Fund may sell additional Units to Eligible Investors. The minimum additional investment in the Fund is $10,000. For employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisors engaged on behalf of the Fund, and members of their immediate families, the minimum required initial investment in the Fund is $25,000.

To help the government fight terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each Investor. As a result, Investors will need to identify the name, address, date of birth, and other identifying information about the Investors. If an Investor's identity cannot be verified, the Investor may be restricted from conducting additional transactions and/or have their investment liquidated. In addition, any other action required by law will be taken.

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REPURCHASES OF UNITS AND TRANSFERS

No Right of Redemption

No Investor or other person holding Units acquired from an Investor has the right to require the Fund to redeem any Units. No public market for Units exists, and it is not anticipated that a market will develop. As a result, Investors may not be able to liquidate their investment other than through repurchases of Units by the Fund, as described below.

Repurchases of Units

The Fund, from time to time, may provide liquidity to Investors by offering to repurchase Units pursuant to written tenders by Investors. Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion. Investors tendering Units for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will be on the applicable Tender Offer Expiration Date (as defined below). Investors that elect to tender their Units in the Fund will not know the price at which such Units will be repurchased until after that date.

Since all or substantially all of the Fund's assets are invested in the Master Fund, the Fund will generally find it necessary to liquidate a portion of its Master Fund Interests in order to satisfy repurchase requests. Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund. Therefore, the Fund does not expect to conduct a repurchase offer of Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

In determining whether the Fund should offer to repurchase Units, the Board of Directors will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Adviser anticipates that, generally, the Adviser will recommend to the Board that the Fund offer to repurchase Units from Investors on a quarterly basis, with such repurchases to occur at the value of Units determined as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day) (each such date is referred to as a "Tender Offer Valuation Date"). The Adviser expects that, generally, it will recommend to the Board that each repurchase offer made during the calendar quarters (i.e., quarters ending March 31, June 30, September 30 and December 31) should apply to no more than 5% of the net assets of the Fund. Each repurchase offer will generally commence approximately 60 days prior to the Tender Offer Valuation Date and expire at least 20 business days after commencement (the “Tender Offer Expiration Date”).

In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board of Directors will consider the following factors, among others:

●	whether any Investors have requested to tender Units to the Fund;
●	the liquidity of the Fund's assets (including fees and costs, if any, associated with disposing of the Fund's interests in underlying Investment Funds);
●	the investment plans and working capital and reserve requirements of the Fund;
●	the relative economies of scale of the tenders with respect to the size of the Fund;
●	the history of the Fund in repurchasing Units;
●	the availability of information as to the value of the Fund's investments in underlying Investment Funds;

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●	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;
●	any anticipated tax consequences to the Fund of any proposed repurchases of Units; and
●	the recommendations of the Adviser.

The Fund will repurchase Units from Investors pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Investors. When the Board of Directors determines that the Fund will repurchase Units, notice will be provided to Investors describing the terms of the offer, containing information Investors should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Investors deciding whether to tender their Units during the period that a repurchase offer is open may obtain the Fund's net asset value per unit by contacting the Adviser during the period.

If a repurchase offer is oversubscribed by Investors who tender Units, the Board may: (i) repurchase a pro rata portion of the Units tendered; (ii) increase the number of Units to be repurchased in accordance with Rule 13e-4 under the Exchange Act; (iii) extend the repurchase offer, if necessary, and increase the amount of Units that the Fund is offering to purchase; or (iv) take any other action permitted by applicable law and the LLC Agreement. As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Units repurchased by the Fund. In addition, the Fund may repurchase Units of Investors if, among other reasons, the Board determines that such repurchase would be in the interests of the Fund.

Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Units from Investors.

The Fund does not impose any charges in connection with repurchases of Units unless the Unit is held for less than one year. A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of the Units. The early repurchase fee will be retained by the Fund and will be for the benefit of the Fund's remaining Investors. Units tendered for repurchase will be treated as having been repurchased on a "first in –first out" basis. Units will be repurchased by the Fund after the Management Fee has been deducted from the Fund's assets as of the end of the quarter in which the repurchase occurs (i.e., the accrued Management Fee for the quarter in which Units are to be repurchased is deducted before effecting the repurchase).

Each tendering Investor will receive an amount in cash equal to the net asset value, as of the respective Tender Offer Valuation Date, of the Investor's tendered Units. Payment for the tendered Units will be made as promptly as practicable (generally expected to be approximately 35 days) after the applicable Tender Offer Valuation Date.

If the Fund's repurchase procedures must be revised in order to comply with regulatory requirements, the Board of Directors will adopt modified procedures reasonably designed to provide Investors substantially the same liquidity for Units as would be available under the procedures described above. The Fund may not be able to guarantee liquidity to Investors through repurchase offers, as the Master Fund may be limited in its ability to liquidate its holdings in Investment Funds to meet repurchase requests. Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities. Accordingly, the Fund may need to suspend or postpone repurchase offers if it (or the Master Fund) is required to dispose of interests in Investment Funds and is not able to do so in a timely manner.

As described above, although not expected, in certain circumstances, a tender offer may not be recommended or effectuated at historical amounts or at all.

The Fund may be required to liquidate portfolio holdings earlier than the Adviser would have desired in order to meet the repurchase requests. Such necessary liquidations may potentially result in losses to the Fund, and may increase the Fund's investment related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Units. If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect investors who do not tender their Units in a repurchase offer by increasing the Fund's expenses and reducing any net investment income.

An Investor tendering for repurchase only a portion of its Units must maintain an investment balance of at least $25,000 after the repurchase is effected. If an Investor tenders an amount that would cause the Investor's investment balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Investor so that the required minimum balance is maintained. The Fund also may repurchase all of the Investor's Units in the Fund.

The Fund may, at any time, repurchase from Investors involuntarily Units at their then net asset value in accordance with the LLC Agreement and Section 23 of the 1940 Act, and any applicable rules thereunder. In the event that the Adviser or any of its affiliates holds Units in the capacity of an Investor, the Units may be tendered for repurchase in connection with any repurchase offer made by the Fund.

Offer to Contribute Units to a Special Purpose Vehicle ("SPV")

LLC Agreement. Subject to applicable law, the LLC Agreement provides that if an Investor submits to the Fund a written request to commence a repurchase offer and the Fund does not commence a repurchase offer of at least 5% of the net assets of the Fund within a period of two years from the date of such written request, the Fund will thereafter offer to all then-current Investors the opportunity to remain in the Fund or elect to contribute their Units (and a corresponding portion of the net assets of the Fund) to an SPV that will seek to liquidate at least 90% of its assets within three full fiscal years of such contribution.

Repurchase Threshold. Additionally, the Fund has established a minimum repurchase threshold (the "Repurchase Threshold") which shall be tested on a quarterly basis, and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:

(1)	the Fund offers one quarterly repurchase of its Units in which all Units that were tendered by Investors are repurchased by the Fund; or

(2)	Units with an aggregate net asset value equal to at least 12% of the Fund's average net asset value over the period have been repurchased by the Fund.

If neither condition of the Repurchase Threshold has been satisfied over the most recent four fiscal quarters, the Fund may, subject to the determination of the Board of Directors, in its sole discretion, offer to then-current Investors the opportunity to contribute their Units (and a corresponding portion of the net assets of the Fund) to an SPV that will seek to liquidate its assets in the manner disclosed above. If Investors do not elect to contribute their Units to an SPV, and instead choose to remain in the Fund, testing of the Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter-end following the Fund's offer.

The Repurchase Threshold does not guarantee that the Fund will offer to repurchase Units in any given quarter. When the Fund does offer to repurchase Units, an Investor may not be able to liquidate all of its Units, either in response to that repurchase offer or over the course of several repurchase offers. If Unit repurchase requests exceed the number of Units in the Fund's repurchase offer, the Fund may take one of the actions discussed above at "—Repurchases of Units."

SPVs. The SPVs described herein will not bear any investment advisory or investment management fees, including the Adviser's Management Fee, after the three full fiscal year period. In forming the SPV, the Adviser will contribute the requisite portion of the Master Fund's portfolio to the SPV in a fair and equitable manner, consistent with its fiduciary duties.

Transfers of Units

Units may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund with respect to Investor eligibility and suitability, including the requirement that any Investor at the time of purchase be an Eligible Investor, and must be accompanied by a properly completed Investor Application.

Each Investor and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the Investor eligibility requirements, the Fund reserves the right to repurchase the Units transferred.

By purchasing Units of the Fund, each Investor has agreed to indemnify and hold harmless the Fund, the Master Fund, the Directors, the Adviser, each other Investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Investor in violation of these provisions or any misrepresentation made by such Investor in connection with any such transfer.

CALCULATION OF NET ASSET VALUE

Each of the Fund and the Master Fund calculates its net asset value as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a "Determination Date"). In determining its net asset value, each of the Fund and the Master Fund values its investments as of the relevant Determination Date. The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date. The net asset values of the Class A Units and Class I Units are calculated separately based on the fees and expenses applicable to each class. The net asset values of Class A Units and Class I Units will vary over time as a result of the differing fees and expenses applicable to each Class of Units and different initial offering prices. The net asset value of the Master Fund equals, unless otherwise noted, the value of the assets of the Master Fund, less all of its liabilities, including accrued fees and expenses.

Because the Fund invests all or substantially all of its assets in the Master Fund, the value of the assets of the Fund depends on the value of its pro rata interest in the Master Fund investments. The Adviser oversees the valuation of the Fund's investments on behalf of the Fund and the valuation of the Master Fund investments on behalf of the Master Fund. The 1940 Act provides that securities for which market quotations are "readily available" must be valued at market value, and all other securities and other assets must be valued at "fair value" as determined in good faith by the Board. In accordance with Rule 2a-5 promulgated under the 1940 Act, the Board has appointed the Adviser as Valuation Designee. In that role, the Adviser has established a Valuation Committee and Valuation Procedures for the Fund, which provide that the Master Fund will value its investments in Investment Funds and direct private equity investments at fair value, and the Adviser oversees the valuation of the Master Fund's investments on behalf of the Master Fund. The fair value of such investments as of each Determination Date ordinarily will be the carrying amount (book value) of the Master Fund's interest in such investments as determined by reference to the most recent balance sheet, statement of capital account or other valuation provided by the relevant Investment Fund Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available to the Master Fund at the time the Master Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Investment Fund Manager's valuations and the relevant Determination Date.

A meaningful input in the Adviser's Valuation Procedures will be the valuations provided by Carlyle and other Investment Fund Managers. Specifically, the Adviser generally will value the Master Fund's investment in Investment Funds using the "practical expedient," in accordance with Accounting Standards Codification (ASC) Topic 820, based on the valuation provided to the Adviser by the Investment Fund in accordance with the Investment Fund's own valuation policies. Generally, Investment Fund Managers value investments of their Investment Funds at their market price if market quotations are readily available, with a discount in the case of restricted securities. In the absence of observable market prices, Investment Fund Managers value investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. The determination of fair value by Investment Fund Managers is then based on the best information available in the circumstances and may incorporate management's own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties or certain debt positions.

The actual realized returns on Investment Funds' unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the valuations are based.

In reviewing the valuations provided by Investment Fund Managers, the Valuation Procedures require the consideration of all relevant information reasonably available at the time the Master Fund values its portfolio. The Adviser will consider such information, and may conclude in certain circumstances that the information provided by the Investment Fund Manager does not represent the fair value of a particular Investment Fund or direct private equity investment. In accordance with the Valuation Procedures, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the net asset value reported by the relevant Investment Fund Manager, or whether to adjust such value to reflect a premium or discount to such net asset value. Any such decision will be made in good faith, and subject to the review and supervision of the Master Fund Board.

For example, Investment Fund Managers may value investments in Portfolio Companies and direct private equity investments at cost. The Valuation Procedures provide that, where cost is determined to best approximate the fair value of the particular security under consideration, the Adviser may approve such valuations. In other cases, the Adviser may be aware of sales of similar securities to third parties at materially different prices, or of other circumstances indicating that cost may not approximate fair value (which could include situations where there are no sales to third parties). In such cases, the Master Fund's investment will be revalued in a manner that the Adviser, in accordance with the Valuation Procedures, determines in good faith best approximates market value. From time to time, one or more independent valuation firms may be engaged to assist in the valuation process. These firms may value investments using a number of approaches as appropriate, and the Adviser may implement the methodologies used by these firms. Among approaches that might be utilized is a market approach, which uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business), or an income approach, which uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The foregoing approaches are not exhaustive and other methodologies may be employed as appropriate.

Notwithstanding the above, Investment Fund Managers unaffiliated with Carlyle may adopt a variety of valuation bases and provide differing levels of information concerning Investment Funds and direct private equity investments, and there will generally be no liquid markets for such investments. Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated. None of the Master Fund Board, the Board or the Adviser will be able to confirm independently the accuracy of valuations provided by any Investment Fund Managers (which are generally unaudited).

To the extent the Fund or the Master Fund holds securities or other instruments that are not investments in Investment Funds or direct private equity investments, the Fund or the Master Fund, as applicable, will generally value such assets as described below. Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued at the last sale price or the official closing price on the exchange or system where such securities are principally traded for the business day as of the relevant Determination Date. If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded. Over-the-counter securities not quoted on the Nasdaq Stock Market will be valued at the last sale price on the relevant Determination Date or, if no sale occurs, at the last bid price, in the case of securities held long, or the last ask price, in the case of securities held short, at the time net asset value is determined. Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers.

Fixed-income securities with a remaining maturity of 60 days or more for which accurate market quotations are readily available will normally be valued according to dealer-supplied bid quotations or bid quotations from a recognized pricing service. Fixed-income securities for which market quotations are not readily available or are believed by the Adviser not to reflect market value will be valued based upon broker-supplied quotations, provided that if such quotations are unavailable or are believed by the Adviser not to reflect market value, such fixed-income securities will be valued at fair value in accordance with the Valuation Procedures, which may include the valuations obtained from pricing services that use models that, among other things, take into account spread and daily yield changes on government securities in the appropriate market (e.g., matrix pricing). High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued at amortized cost, provided that the amortized cost value of the portfolio security is approximately the same as the fair value of the security as determined without the use of amortized cost valuation. All other instruments held by the Master Fund will be valued in accordance with the Valuation Procedures.

If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Adviser not to reflect the market value, the Adviser will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures. In general, fair value represents a good faith approximation of the current value of an asset in an orderly market transaction. The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

All valuations utilize financial information supplied by each Investment Fund and are net of management and incentive fees or allocations payable to the Investment Fund Managers or pursuant to the Investment Funds' agreements. The Investment Funds value their underlying investments in accordance with policies established by each Investment Fund, as described in each of their financial statements or offering memoranda. The Master Fund's valuation procedures require the Adviser to consider all relevant information available at the time the Master Fund values its portfolio. The Adviser has assessed factors including, but not limited to, the individual Investment Funds' valuation procedures in place. The Adviser will consider such information and consider whether it is appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported or whether to adjust such value. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements.

The Adviser employs ongoing due diligence policies and processes with respect to Investment Funds and their investment managers. The Adviser assesses the quality of information provided and determines whether such information continues to be reliable or whether additional inquiry is necessary. Such inquiries may require the Adviser to forego its normal reliance on the value provided and to independently determine the fair value of the Master Fund's interest in such Investment Fund.

The fair value relating to certain underlying investments of these Investment Funds, for which there is no ready market, has been estimated by the respective Investment Funds' management and is based upon available information in the absence of readily ascertainable fair values and does not necessarily represent amounts that might ultimately be realized. Due to the inherent uncertainty of valuation, those estimated fair values may differ significantly from the values that would have been used had a ready market for the investments existed. These differences could be material.

In general, fair value represents a good faith approximation of the current value of an asset in an orderly market transaction. The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

The Adviser and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund or the Master Fund. Consequently, the fees charged to the Fund or the Master Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Master Fund's net asset value. Similarly, expenses of the Fund are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund's net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund's net asset value and the Fund if the judgments of the Master Fund Board, the Board, the Adviser, or the Investment Fund Managers regarding appropriate valuations should prove incorrect. Additionally, Investment Fund Managers will generally only provide determinations of the net asset value of Investment Funds periodically, in which event it may not be possible to determine the Master Fund's net asset value, and therefore the Fund's net asset value, more frequently.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to the Fund, to the Fund's qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code, and to the acquisition, holding and disposition of Units. This discussion is based upon the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, and judicial and administrative ruling authorities, all as currently in effect, all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion.

This summary applies only to beneficial owners that acquired the Units in their initial offering at the offering price and that hold such Units as capital assets. This summary does not purport to be a complete description of all the income tax considerations applicable to such an investment. This summary does not address the U.S. federal income tax consequences that may be relevant to a particular Investor or to Investors who may be subject to special treatment under U.S. federal income tax laws, except where otherwise noted. This discussion generally does not describe the tax consequences that may be relevant to certain types of Investors subject to special treatment under U.S. federal income tax laws, including tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, S corporations, insurance companies, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, pension plans and trusts, financial institutions, real estate investment trusts ("REITs"), RICs, U.S. persons with a functional currency other than the U.S. dollar, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, "controlled foreign corporations," "passive foreign investment companies," and persons that will hold the Fund's Units as a position in a "straddle," "hedge," or as part of a "constructive sale" for U.S. federal income tax purposes or to the owners or partners of an Investor. This summary also does not address the U.S. federal income tax consequences to the owner of a holder of a Unit. No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") regarding any matter relating to the Fund or the Units. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Investors must consult their own tax advisors as to the U.S. federal income tax consequences of the acquisition, holding and disposition of Units of the Fund, as well as the effects of state, local and non-U.S. tax laws, given their particular circumstances.

For purposes of this discussion, a "U.S. Investor" generally is a beneficial owner of Units who is for U.S. federal income tax purposes:

o	an individual who is a citizen or resident of the United States;

o	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

o	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of the substantial decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

o	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Fund's Units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership (or entity or arrangement treated as a partnership) and certain determinations made at the partner level. A prospective Investor that is a partner of a partnership holding the Fund's Units should consult its own tax advisors with respect to the partnership's purchase, ownership and disposition of the Units.

A "non-U.S. Investor" is a beneficial owner of Units that is neither a U.S. Investor nor an entity treated as a partnership for U.S. federal income tax purposes.

Taxation as a Regulated Investment Company

The Fund has elected to be treated, and intends to operate in a manner so as to continuously qualify, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that it timely distributes to its Investors. Instead, distributions to Investors from the Fund generally will be taxable to Investors, and any net operating losses, foreign tax credits or deductions and most other tax attributes generally will not pass through to Investors. To qualify as a RIC, the Fund must, among other things, meet certain distribution, source-of-income and asset diversification requirements (each as described below).

If the Fund (x) qualifies as a RIC and (y) satisfies the Annual Distribution Requirement (as defined below), it generally will not be subject to U.S. federal income tax on its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) and net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, that it timely distributes to Investors.

In addition, if the Fund fails to distribute in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of its capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year (to the extent that income tax was not imposed on such amounts) less certain over-distributions in prior years (together, the "Excise Tax Distribution Requirements"), the Fund will be liable for a 4% nondeductible excise tax on the portion of the undistributed amounts of such income that are less than the amounts required to be distributed based on the Excise Tax Distribution Requirements. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax for the taxable year ending in that calendar year will be considered to have been distributed by year-end (or earlier, if estimated taxes are paid). The Adviser expects that the Fund will operate in a manner so as to continuously qualify for treatment as a RIC under the Code and that the Fund will make sufficient distributions each taxable year to satisfy the Excise Tax Distribution Requirements.

Qualification as a Regulated Investment Company

To qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain "qualified publicly traded partnerships," or other income (including certain deemed inclusions) derived with respect to the Fund's business of investing in such stock or securities or foreign currencies (the "90% Gross Income Test"); (b) timely distribute (or be deemed to timely distribute) to its Investors on an annual basis at least 90% of its investment company taxable income for each taxable year (the "Annual Distribution Requirement"); and (c) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund's assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund's assets or more than 10% of the outstanding voting securities of the issuer and (ii) no more than 25% of the value of the Fund's assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses, or the securities of one or more "qualified publicly traded partnerships" (collectively, the "Diversification Tests").

For the purpose of determining whether the Fund satisfies the 90% Gross Income Test and the Diversification Tests, the character of the Fund's distributive share of items of income, gain, losses, deductions and credits derived through the Master Fund (which is intended to be classified as a partnership for U.S. federal income tax purposes) and any Investment Funds that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are otherwise treated as disregarded from the Fund for U.S. federal income tax purposes (such investments, "Flow-Through Investments"), generally will be determined as if the Fund realized such tax items in the same manner as such Investment Funds. The Fund does not control the underlying entities into which it makes Flow-through Investments. It is possible that despite the Fund’s efforts to invest in Flow-through Investments that generate income that qualifies for the 90% Gross Income Test, such Flow-through Investments could generate income that would cause the Fund to fail the 90% Gross Income Test. There may also be delays in the Fund’s receipt of necessary tax reporting documents provided by the entities into which the Fund makes its Flow-through Investments, which could result in the Fund being unable to timely cure a failure of the 90% Gross Income Test.

If the Fund believes that it may fail the 90% Gross Income Test, either as a result of Flow-through Investments or otherwise, the Fund may seek to take certain actions to avert such a failure, including by disposing of assets or by transferring investments that result in the Fund realizing income that does not qualify for the 90% Gross Income Test to one or more entities that are treated as corporations for U.S. federal income tax purposes (such entities, "Blockers"). Dividends to the Fund made from a Blocker generally should qualify for the 90% Gross Income Test, but holding investments through a Blocker may reduce the overall return on the investment as a result of the U.S. corporate (and any applicable state and local) income taxes imposed on taxable income earned by such Blockers. The Fund may be restricted by certain U.S. federal income tax rules that apply to RICs in how much of its assets it can hold in Blockers. Similarly, for the purposes of the Diversification Tests, the Fund, in appropriate circumstances, will "look through" to the assets held by the Master Fund and such Investment Funds. Further, for purposes of calculating the value of the Fund's investment in the securities of an issuer for purposes of determining the 25% requirement of the Diversification Tests, the Fund's proper proportion of any investment in the securities of such issuer that are held by a member of the Fund's "controlled group" must be aggregated with the Fund's investment in such issuer. A controlled group is one or more chains of corporations connected through stock ownership with the Fund if (a) at least 20% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) the Fund directly owns at least 20% or more of the combined voting stock of at least one of the other corporations. Further, it may also not be possible to timely transfer assets into a Blocker to avoid a failure of the 90% Gross Income Test. As a result, there is no guarantee that the Fund will be able to prevent a potential failure of the 90% Gross Income Test by using Blockers (or otherwise).

If the Fund fails the 90% Gross Income Test, it may be able to cure such failure and continue to qualify as a RIC if (i) the Fund meets certain filing obligations, (ii) the failure to meet the qualifying income requirement is due to reasonable cause and is not due to willful neglect, and (iii) the Fund pays a tax on its non-qualifying income. The Fund may be unable to meet these requirements or may choose not to, and to instead be taxed as a C corporation.

The Fund generally intends to make distributions in cash, but retains the discretion to make distributions of securities in-kind to the extent permitted under applicable law. The Fund may make investments that produce income that is not matched by a corresponding cash receipt by the Fund. Any such income would be treated as income earned by the Fund and therefore would be subject to the Annual Distribution Requirement and/or the Excise Tax Distribution Requirements. Such investments may require the Fund to borrow money or dispose of other securities in order to comply with those requirements.

The Fund may include in its taxable income certain amounts that it has not yet received in cash. For example, if an Investment Fund holds corporate stock with respect to which Section 305 of the Code requires inclusion in income of amounts of deemed dividends even if no cash distribution is made, the Fund must include in its taxable income in each year the full amount of its applicable share of the Fund's allocable share of such deemed dividends. The Fund also may have to include in its taxable income other amounts that it has not yet received in cash, such as accruals on a debt instrument issued with original issue discount or "payment-in-kind" interest held by an Investment Fund. As a result, the Fund may be required to make distributions to Investors in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Distribution Requirements, even though it will have not received any corresponding cash payments. Accordingly, to enable the Fund to make distributions to Investors that will be sufficient to enable it to satisfy the Annual Distribution Requirement, the Fund may need to sell some of its assets at times and/or at prices that it would not consider advantageous, it may need to borrow money, raise additional capital, forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Fund is unable to obtain cash from other sources to enable it to satisfy the Annual Distribution Requirement, it may fail to qualify as a RIC and become subject to a corporate-level U.S. federal income tax (and any applicable U.S. state and local taxes).

Failure to Qualify as a Regulated Investment Company

A RIC that fails the 90% Gross Income Test for a taxable year or the Diversification Tests for any quarter of a taxable year might nevertheless be considered to have satisfied these tests for that year if certain relief provisions of the Code apply (which might, among other things, require the Fund to pay certain corporate-level U.S. federal income taxes or to dispose of certain assets). Subject to a limited exception applicable to RICs that qualified for RIC status under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, the Fund could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by it during the period in which the Fund failed to qualify as a RIC that are recognized during the 5-year period after the Fund's requalification as a RIC, unless the Fund made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of the Fund's requalification as a RIC.

If the Fund fails to qualify for treatment as a RIC and such relief provisions do not apply to the Fund, the Fund generally would be subject to U.S. federal income tax on all of its taxable income at regular corporate tax rates (and it also would be subject to any applicable U.S. state and local taxes), regardless of whether it makes any distributions to Investors. The Fund would not be able to deduct distributions to Investors, nor would distributions to Investors be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to Investors as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the current maximum rate applicable to qualifying dividend income of individuals and other non-corporate U.S. Investors, to the extent of the Fund's current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Investors that are corporations for U.S. federal income tax purposes would be eligible for the dividends-received deduction. Distributions in excess of the Fund's current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Investor's adjusted tax basis in the Fund's Units, and any remaining distributions would be treated as capital gain.

If, before the end of any quarter of its taxable year, the Fund believes that it may fail the Diversification Tests, the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of its interests in Investment Funds.

Although the Adviser expects that the Fund will operate in a manner to qualify continuously as a RIC, the Fund may decide in the future to be taxed as a regular corporation, even if the Fund would otherwise qualify as a RIC if the Fund determines that treatment as a corporation for a particular year would be in the Fund's best interests. The remainder of this discussion assumes that the Fund will continuously qualify as a RIC for each taxable year.

Taxation of U.S. Investors

The following discussion applies only to U.S. Investors. If you are not a U.S. Investor this section does not apply to you.

The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act.

Distributions by the Fund generally are taxable to U.S. Investors as ordinary income or capital gains. Distributions of the Fund's "investment company taxable income" (which is, generally, the Fund's ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Investors to the extent of the Fund's current or accumulated earnings and profits. To the extent such distributions the Fund pays to non-corporate Investors (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions ("Qualifying Dividends") generally are taxable to U.S. Investors at the preferential rates applicable to long-term capital gains. Distributions by the Fund that are or are considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period will reduce the adjusted tax basis of an Investor's Units (but not below zero) and, to the extent in excess of the Investor's adjusted tax basis, will be treated as gain from the "sale or exchange" of such Units. Any such distributions that reduce the adjusted tax basis of an Investor's Units represent a return of capital and, as such, will not be subject to tax at the time of the distribution. Any return in excess of an Investor's adjusted basis will be taxable as capital gains. Such distributions, because they reduce the adjusted tax basis of an Investor's Units, will result in an increase in the amount of income or gain (or decrease in the amount of loss) that the Investor recognizes for tax purposes upon the disposition of its Units or upon certain subsequent distributions in respect of such Units.

A RIC is limited in its ability to deduct expenses in excess of its "investment company taxable income" (which is, as mentioned above, generally, ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses). If the Fund's expenses in a given year exceed its investment company taxable income, the Fund will have a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years or carry back net operating losses to prior years, and such net operating losses generally will not pass through to Investors. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC's investment company taxable income, but may carry forward such losses, and use them to offset future capital gains, indefinitely. Further, a RIC's deduction of net business interest expense is limited to 30% (after generally being increased to 50% for taxable years beginning in  2019 or 2020) of its "adjusted taxable income" plus "floor plan financing interest expense." Due to these limits on the deductibility of expenses, net capital losses, and interest, the Fund may, for U.S. federal income tax purposes, have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to Investors even if such income is greater than the aggregate net income the Fund actually earned during those years. Such distributions may be made from the Fund's cash assets or by liquidation of investments, if necessary. The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, Investors may receive a larger capital gain distribution than they would have received in the absence of such transactions. In addition, if future capital gains are offset by carried forward capital losses, such future capital gains are not subject to any corporate-level U.S. federal income tax, regardless of whether they are distributed to Investors.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may report the retained amount as undistributed capital gains to its Investors, who will be treated as if each Investor received a distribution of his or her pro rata share of such gain, with the result that each Investor will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for its Units by an amount equal to the deemed distribution less the tax credit.

In general, individual and certain other non-corporate U.S. Investors currently are subject to a maximum federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in the Fund, and a maximum tax rate of 23.8% on their net taxable gain after taking into account the net investment income tax, discussed below. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Investors generally are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Investors with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. Investor in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Investors generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

The Fund will send to each of its U.S. Investors, as promptly as possible after the end of each calendar year, a notice detailing, on a per Unit and per distribution basis, the amounts includible in such U.S. Investor's taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the preferential rates applicable to long-term capital gains). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund's income generally will not consist of dividends. Distributions also may be subject to additional state, local and non-U.S. taxes depending on a U.S. Investor's particular situation.

An additional 3.8% surtax generally is applicable in respect of the net investment income of non-corporate U.S. Investors (other than certain trusts) on the lesser of (i) the U.S. Investor's "net investment income" for a taxable year and (ii) the excess of the U.S. Investor's modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, "net investment income" generally includes interest and taxable distributions and deemed distributions paid with respect to the Fund's Units, and net gain attributable to the disposition of the Fund's Units (in each case, unless such Units are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Taxation of Non-U.S. Investors

Whether an investment in the Fund is appropriate for a non-U.S. Investor will depend upon that person's particular circumstances. An investment in the Fund by a non-U.S. Investor may have adverse tax consequences and, accordingly, may not be appropriate for a non-U.S. Investors. Non-U.S. Investors should consult their own tax advisors before investing in the Units.

Distributions. Distributions of the Fund's investment company taxable income to non-U.S. Investors will be subject to U.S. withholding tax (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from the Fund's current and accumulated earnings and profits, unless an exception applies.

If a non-U.S. Investor receives distributions, and such distributions are effectively connected with a U.S. trade or business of the non-U.S. Investor and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Investor in the United States, such distributions generally will be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, the Fund will not be required to withhold U.S. federal income tax if the non-U.S. Investor complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. Investor that is a foreign trust, and such entities are urged to consult their own tax advisors.

Actual or deemed distributions of the Fund's net capital gain (which generally is the excess of the Fund's net long term capital gain over the Fund's net short term capital loss) to a non-U.S. Investor, and gains recognized by a non-U.S. Investor upon the sale of Units, will not be subject to withholding of U.S. federal income tax, and generally will not be subject to U.S. federal income tax unless: (a) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. Investor and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. Investor in the United States (as discussed above); or (b) the non-U.S. Investor is an individual, has been present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied. For a corporate non-U.S. Investor, distributions (both actual and deemed) and gains recognized upon the sale of the Units that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" (unless lowered or eliminated by an applicable income tax treaty). Non-U.S. Investors are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

If the Fund distributes its net capital gain in the form of deemed rather than actual distributions (which the Fund may do in the future), a non-U.S. Investor will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. Investor's allocable share of the tax the Fund paid on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. Investor must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and timely file a U.S. federal income tax return, even if the non-U.S. Investor would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

The Fund has the ability to make certain distributions of securities in-kind. As long as a portion of such dividend is paid in cash (which portion could be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, non-U.S. Investors will be taxed on 100% of the fair market value of the dividend, on the date the dividend is received, in the same manner as a cash dividend (including the application of withholding tax rules described above), even though most of the dividend was paid in securities. In such circumstances, the Fund may be required to withhold all or substantially all of the cash it would otherwise distribute to a non-U.S. Investor. In general, any dividend paid on the Units will be taxable as a dividend, even if a portion is paid in securities.

A non-U.S. Investor who is otherwise subject to withholding of U.S. federal income tax may be subject to information reporting and backup withholding of U.S. federal income tax on dividends, unless the non-U.S. Investor provides the Fund or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form), or otherwise meets the documentary evidence requirements for establishing that it is a non-U.S. Investor or establishes an exemption from backup withholding.

Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on the Units and, after December 31, 2018, 30% of the gross proceeds from a sale of the Units to: (i) a foreign financial institution, unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders, and meets certain other specified requirements; or (ii) a non-financial foreign entity beneficial owner, unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner, and meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. Investors that otherwise are eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules.

A RIC that traces the source of interest related dividends may, in certain circumstances, pay such dividends without withholding. However, the Fund may not be able to obtain from the Investment Funds the information necessary to employ tracing and, therefore, it is unlikely that Investors will be able to avoid withholding in this circumstance.

Income from Repurchases and Transfers of Units

A repurchase of Units by the Fund will be a taxable transaction for U.S. federal income tax purposes, either as a "sale or exchange," or, under certain circumstances, as a "dividend." In general, the transaction should be treated as a sale or exchange of the Units if the receipt of cash results in a meaningful reduction in the Investor's proportionate interest in the Fund or results in a "complete redemption" of the Investor's Units, in each case applying certain constructive ownership rules.

If the repurchase of an Investor's Units qualifies for sale or exchange treatment, the Investor will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased Units and the adjusted tax basis of those Units. Such gain or loss will be capital gain or loss if the repurchased Units were held by the Investor as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased Units were held, or are treated as having been held, by the Investor for more than one year, or as short-term capital gain or loss if the repurchased Units were held, or are treated as having been held, by the Investor for one year or less. However, if the Investor received any long-term capital gain distributions in respect of the repurchased Units (including, for this purpose, amounts credited as undistributed capital gains in respect of those Units) and held (or is treated as having been held) the repurchased Units for six months or less, any loss realized by the Investor upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.

Notwithstanding the foregoing, any capital loss realized by an Investor will be disallowed to the extent the Units repurchased by the Fund are replaced (including through reinvestment of dividends) with substantially similar Units within a period of 61 days beginning 30 days before and ending 30 days after the repurchase of the Units. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Units acquired. The deductibility of capital losses is subject to statutory limitations.

If the repurchase of an Investor's Units does not qualify for sale or exchange treatment, the Investor may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Investor's tax basis in the relevant Units. The tax basis in the Units repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Units, will be reallocated, pro rata, among any remaining Units held by the Investor.

The Fund generally will be required to report to the IRS and each Investor the cost basis and holding period for each respective Investor's Units repurchased by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If an Investor wishes to accept the average cost method as its default cost basis calculation method in respect of Units in its account, the Investor does not need to take any additional action. If, however, an Investor wishes to affirmatively elect an alternative cost basis calculation method in respect of its Units, the Investor must contact the Administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Unit repurchase may not be changed after the valuation date established by the Fund in respect of that repurchase. Investors should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.

A sale of Units, other than in the context of a repurchase of Units by the Fund, generally will have the same tax consequences as described above in respect of a Unit repurchase that qualifies for "sale or exchange" treatment.

Other Considerations

There is a possibility that the Fund may, from time to time, be considered under the Code to be a non-publicly offered RIC. Under temporary Treasury regulations, certain expenses of non-publicly offered RICs, including the Management Fee, may not be deductible by certain Investors, including individuals and entities that compute their taxable income in the same manner as individuals. Such an Investor's pro rata portion of the affected expenses will be treated as an additional dividend to the Investor and will be deductible by the Investor, subject to the 2% "floor" on miscellaneous itemized deductions and other limitations on itemized deductions set forth in the Code. A "non-publicly offered regulated investment company" is a RIC whose equity interests are not (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, and (iii) held by at least 500 persons at all times during the taxable year.

Tax Shelter Reporting Regulations

If an Investor recognizes a loss with respect to Units in excess of certain prescribed thresholds (generally, $2 million or more for an individual Investor or $10 million or more for a corporate Investor), the Investor must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Investors should consult their own tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Fund Investments

As discussed elsewhere in this Confidential Memorandum, the Fund invests substantially all of its assets in the Master Fund. It is intended that the Master Fund will be treated as a partnership for U.S. federal income tax purposes, and not as an association or "publicly traded partnership" taxable as a corporation. The Master Fund invests a portion of its assets in Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes.

An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) is not itself subject to U.S. federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership's net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss, credit and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner's taxable year. Each such item will have the same character to a partner, and generally will have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Master Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments that may produce deemed dividends under section 305 of the Code, generate income prior to a corresponding receipt of cash). In such case, the Fund and/or the Master Fund may have to dispose of assets, including interests in Investment Funds, which it might otherwise have continued to hold in order to generate cash so that the Fund may satisfy the Annual Distribution Requirement. Similarly, the Master Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying income for purposes of the 90% Gross Income Test or hold assets that could cause the Fund not to satisfy the Diversification Tests.

Ordinarily, gains and losses realized from portfolio transactions will be treated as capital gains and losses. However, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments and certain futures or forward contracts and options) may be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid may be treated as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be treated as ordinary income. Finally, all or a portion of the gain realized from engaging in "conversion transactions" (generally including certain transactions designed to convert ordinary income into capital gain) may be treated as ordinary income.

The Fund (through the Master Fund) may invest in certain Investment Funds through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes. While using such corporate structure may expand the category of assets to which the Fund can gain investment exposure, the after-tax returns earned by the Fund (and, therefore, Investors) through such structure will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

Hedging and Derivative Transactions

Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions ("Section 1256 contracts") generally is treated as 60% long-term capital gain or loss (as applicable) and 40% short-term capital gain or loss (as applicable). Gain or loss will arise upon exercise or lapse of Section 1256 contracts. In addition, any Section 1256 contracts remaining unexercised at the end of the holder's taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

Offsetting positions held by the Fund, the Master Fund or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for U.S. federal income tax purposes, to constitute "straddles." In addition, investments by the Fund or the Master Fund in particular combinations of Investment Funds also may be treated as a "straddle." To the extent the straddle rules apply to positions established by the Fund, the Master Fund or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Moreover, the Fund's or an Investment Fund's holding period with respect to such a period may be terminated when it enters into a straddle, and certain interest and carrying charges with respect to positions in a straddle may be required to be capitalized. Certain of the straddle positions held by the Fund, the Master Fund or the Investment Funds, may constitute "mixed straddles." One or more elections may be made in respect of the U.S. federal income tax treatment of "mixed straddles," resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, the Master Fund or, in certain circumstances, an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests ("appreciated financial position"), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a "Contract") with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, the Master Fund or such Investment Fund, enters into the financial position or acquires the property (as applicable). The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If the Fund, the Master Fund or, in certain circumstances, an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-through entities (including other RICs, REITs, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-through entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge.

Passive Foreign Investment Companies

The Fund (including through the Master Fund) may hold equity interests in non-U.S. Investment Funds and/or non-U.S. Portfolio Companies that may be treated as "passive foreign investment companies" (each, a "PFIC"). The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any "excess distribution" or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Investors. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), then the Fund would be required, in lieu of the foregoing requirements, to include in income each year a portion of the QEF's ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to certain PFICs because of certain requirements that the PFICs themselves would have to satisfy. Moreover, the Fund's or an Investment Fund's holding period with respect to such a period may be terminated when it enters into a straddle, and certain interest and carrying charges with respect to positions in a straddle may be required to be capitalized. Alternatively, in certain cases, an election can be made to mark-to-market at the end of each taxable year the shares in a PFIC. In this case, the Fund would recognize as ordinary income its share of any increase in the value of such shares, and as ordinary loss its share of any decrease in such value, to the extent it did not exceed its share of prior increases in income. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as "qualified dividend income." In certain cases, the Fund will not be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so.

Foreign Taxes

The Fund's direct or indirect investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund's yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund's assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Investors to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Investors of the Fund will include in gross income from foreign sources their pro rata shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Backup Withholding

The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Investors (a) who fail to provide the Fund with their correct taxpayer identification numbers (TINs), or who otherwise fail to make required certifications, or (b) with respect to whom the IRS notifies the Fund that such Investor is subject to backup withholding. Certain Investors specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to provide documentation to establish their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Investor's U.S. federal income tax liability if the appropriate information is timely provided to the IRS. Failure by an Investor to furnish a certified TIN to the Fund could subject the Investor to a $50 penalty imposed by the IRS.

Other Taxation

Investors should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Units and the particular tax consequences to them of an investment in the Fund.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE FUND, INCLUDING THE STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements or entities subject to ERISA (an "ERISA Plan"), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. Fiduciaries of such plans or arrangements should also confirm that investment in the Fund is consistent, and complies, with the governing provisions of the plan or arrangement, including any eligibility and nondiscrimination requirements that may be applicable under law with respect to any "benefit, right or feature" affecting the qualified status of the plan or arrangement, which may be of particular importance for participant-directed plans given that the Fund sells Units only to Eligible Investors, as described herein. If a fiduciary with respect to any such ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself may be held liable for losses incurred by the ERISA Plan as a result of such breach. Fiduciaries of plans or arrangements subject to Section 4975 of the Code (such as IRAs and Keoghs) should carefully consider these same factors.

The DOL has adopted regulations, which, along with provisions adopted by Congress (collectively, the "Plan Assets Rules"), treat the assets of certain pooled investment vehicles as "plan assets" for purposes of, and subject to, Title I of ERISA and Section 4975 of the Code ("Plan Assets"). The Plan Assets Rules provide, however, that, in general, funds registered as investment companies under the 1940 Act are not deemed to be subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code merely because of investments made in the fund by Benefit Plans. Accordingly, the underlying assets of the Fund should not be considered to be the Plan Assets of the Benefit Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser should not be considered a fiduciary within the meaning of ERISA or the Code by reason of its authority with respect to the Fund.

The Fund will require a Benefit Plan (and each person causing such Benefit Plan to invest in the Fund) to represent that it, and any such fiduciaries responsible for such Benefit Plan's investments (including in its individual or corporate capacity, as may be applicable), are aware of and understand the Fund's investment objective, policies and strategies, that the decision to invest Plan Assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Investors that are Benefit Plans may currently maintain relationships with the Adviser or other entities that are affiliated with the Adviser. Each of such persons may be deemed to be a party in interest (or disqualified person) to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Investors that are Benefit Plans should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code. Fiduciaries of Investors that are Benefit Plans will be required to represent (including in their individual or corporate capacity, as applicable) that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision, that they have not relied on any advice or recommendation of such affiliated persons, as a basis for the decision to invest in the Fund and that any information provided by the Fund and the affiliated persons is not a recommendation to invest in the Fund.

Benefit Plan Investors may be required to report certain compensation paid by the Fund (or by third parties) to the Fund's service providers as "reportable indirect compensation" on Schedule C to IRS Form 5500 ("Form 5500"). To the extent that any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for "eligible indirect compensation," as defined for purposes of Schedule C to Form 5500.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Confidential Memorandum is general, does not purport to be a thorough analysis of ERISA or the Code, may be affected by future publication of regulations and rulings and should not be considered legal advice. Potential Investors that are Benefit Plans and their fiduciaries should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

Employee benefit plans that are not subject to the requirements of ERISA or Section 4975 of the Code (such as governmental plans, foreign plans and certain church plans) may be subject to similar rules under other applicable laws or documents, and should consult their own advisers as to the propriety of an investment in the Fund. In particular, "governmental plans" (as defined in Section 3(32) of ERISA) are not subject to Title I of ERISA or Section 4975 of the Code. However, state laws applicable to certain governmental plans have provisions that impose restrictions on the investments and management of the assets of such plans that are, in some cases, similar to those under ERISA and the Code discussed above. It is uncertain whether exemptions and interpretations under ERISA would be recognized by the respective state authorities in such cases. Also, some state laws prohibit, or impose percentage limitations on investments of a particular type, in obligations or securities of foreign governments or entities, or bar investments in particular countries or businesses operating in such countries. Fiduciaries of governmental plans, in consultation with their advisers, should consider the impact of their respective state pension laws and regulations on investments in the Fund, as well as the considerations discussed above to the extent applicable. See "Types of Investments and Related Risk Factors—Other Risks—Changes in Tax Laws Governing IRAs."

By acquiring Units of the Fund, an Investor acknowledges and agrees that: (i) any information provided by the Fund, the Adviser, or any affiliates thereof (including information set forth in this Confidential Memorandum) is not a recommendation to invest in the Fund and that none of the Fund, the Adviser or any affiliates thereof is undertaking to provide any investment advice to the Investor (impartial or otherwise), or to give advice to the Investor in a fiduciary capacity in connection with an investment in the Fund and, accordingly, no part of any compensation received by the Adviser is for the provision of investment advice to the Investor; and (ii) the Adviser has a financial interest in the Investor's investment in the Fund on account of the fees it expects to receive from the Fund as disclosed herein, the LLC Agreement and any other Fund governing documents.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund. Its principal business address is Two Commerce Square, 2001 Market Street, Suite 1800, Philadelphia, PA 19103.

LEGAL COUNSEL

Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, acts as legal counsel to the Fund.

CUSTODIAN

UMB Bank, N.A. (the "Custodian") serves as the custodian of the Fund's assets, and may maintain custody of the Fund's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 928 Grand Boulevard, Kansas City, Missouri 64106.

FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on a semi-annual basis prepared in accordance with generally accepted accounting principles. The Fund's Annual and Semi-Annual Reports, once available, may be obtained without charge by writing to the Fund at its offices at 125 West 55th Street, New York, New York 10019, or by calling (collect) (212) 317-9200. Investors will be able to view text-only versions of Fund documents on-line or download them from the SEC's website (http://www.sec.gov).

APPENDIX A

RESTRICTIONS ON SALES IN SELECT NON-U.S. JURISDICTIONS

Notice to Prospective Non-U.S. Investors Generally

No action has been or will be taken in any country or jurisdiction outside the U.S. that would permit an offering of Units, or possession or distribution of offering materials in connection with the issuance of Units, in any such country or jurisdiction where action for that purpose is required. It is the responsibility of persons wishing to purchase Units to satisfy themselves as to full observance of the laws of any relevant territory outside the U.S. in connection with any such purchase.

Notice to Prospective Investors in Bolivia

This is not a public offer and as such this document has not been approved by any regulatory entity in Bolivia. This is a private offer exclusively intended for the person to whom this document is addressed.

Notice to Prospective Investors in Brazil

The Fund is not listed with any stock exchange, organized over the counter market or electronic system of securities trading. Units have not been and will not be registered with any securities exchange commission or other similar authority, including the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários - or the "CVM"). Units will not be directly or indirectly offered or sold within Brazil through any public offering, as determined by Brazilian law and by the rules issued by the CVM, including Law No. 6,385 (Dec. 7, 1976) and CVM Resolution No. 160 (Jul. 13, 2022), as amended from time to time, or any other law or rules that may replace them in the future.

Acts involving a public offering in Brazil, as defined under Brazilian laws and regulations and by the rules issued by the CVM, including Law No. 6,385 (Dec. 7, 1976) and CVM Resolution No. 160 (Jul. 13, 2022), as amended from time to time, or any other law or rules that may replace them in the future, must not be performed without such prior registration. Persons in Brazil wishing to acquire Units should consult with their own counsel as to the applicability of these registration requirements or any exemption therefrom. Without prejudice to the above, the sale and solicitation of Units is limited to professional investors as defined by CVM Resolution No. 30 (May 5, 2021) or as defined by any other rule that may replace it in the future.

This Confidential Memorandum is confidential and intended solely for the use of the addressee and cannot be delivered or disclosed in any manner whatsoever to any person or entity other than the addressee.

Notice to Prospective Investors in the British Virgin Islands

Units may not be offered in the British Virgin Islands unless the Fund or the person offering the Units on its behalf is licensed to carry on business in the British Virgin Islands. The Fund is not licensed to carry on business in the British Virgin Islands. Units may be offered to British Virgin Islands business companies (from outside the British Virgin Islands) without restriction. A British Virgin Islands business company is a company formed under or otherwise governed by the BVI Business Companies Act (British Virgin Islands).

Notice to Prospective Investors in the Cayman Islands

No offer or invitation to subscribe for Units in the Fund may be made to the public in the Cayman Islands.

Notice to Prospective Investors in Chile

The offering of Units of the Fund in private placement transactions avails itself of the General Regulation No. 336 of the Chilean Commission for Financial Markets. The offering relates to securities that are not registered with the Securities Registry or the Registry of Foreign Securities of the Chilean Commission for Financial Markets and, therefore, the Fund's Units are not subject to oversight by the latter. In light of the fact that the Units are not registered with the Securities Registry or the Registry of Foreign Securities, the Fund will not advertise, market, distribute or otherwise make Units available to the public in Chile. The Fund's Units may not be subject to a public offering in Chile until they are registered in the corresponding Securities Registry.

Notice to Prospective Investors in Colombia

Neither this Confidential Memorandum nor Units of the Fund have been reviewed or approved by the Financial Superintendency of Colombia (the "FSC") or any other governmental authority in Colombia, including the National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), nor has the Fund or any related person or entity received authorization or licensing from the FSC or any other governmental authority in Colombia to market or sell Units within Colombia. No public offering of Units is being made in Colombia or to Colombian residents, considering that the offer is addressed to less than one hundred specific investors. By receiving this Confidential Memorandum, the recipient acknowledges that it contacted the Adviser at its own initiative and not as a result of any promotion or publicity by the Fund, the Adviser or any of their respective affiliates, therefore it complies with Decree 2555 of 2010 and other applicable rules and regulation related to the promotion of foreign funds in Colombia. This Confidential Memorandum is strictly private and confidential and may not be reproduced, used for any other purpose or provided to any person other than the intended recipient.

Notice to Prospective Investors in Dominican Republic

The information provided herein does not constitute investment advice, and is not an offer to sell or a solicitation to buy any security or investment product in your jurisdiction. All securities transactions require signed agreements between us. No security product is offered or will be sold in any jurisdiction in which such offer or sale would be unlawful under the securities, or other laws of such jurisdiction. Some products may not be available in all jurisdictions.

Notice to Prospective Investors in Ecuador

The Fund is not managed or represented by a fund management company or trust administrator in Ecuador and has not been registered with or approved by the Superintendency of Companies, Securities and Insurance of Ecuador. Units are therefore not eligible for advertising, placement or circulation in Ecuador. The information provided in this Confidential Memorandum is not an offer to sell, or an invitation to make an offer to purchase, Units in Ecuador or to, or for the benefit of, any Ecuadorian person or entity. This Confidential Memorandum may not be distributed or reproduced, in whole or in part, in Ecuador by the recipients of this Confidential Memorandum. This Confidential Memorandum has been distributed on the understanding that its recipients will only participate in the issue of Units outside of Ecuador on their own account.

Notice to Prospective Investors in Hong Kong

This Confidential Memorandum has not been approved by any regulatory authority in Hong Kong. Hong Kong residents wishing to acquire Units should exercise caution in relation to this offer. Additionally, such persons should obtain independent professional advice if they have any doubts regarding the contents of this Confidential Memorandum.

Notice to Prospective Investors in Israel

This Confidential Memorandum is intended only to sophisticated investors listed in the first supplement to the Israeli Securities Law, 5728-1968 (the "Israeli Securities Law" and "Qualified Investors"). It may not be reproduced or used for any other purpose, nor be furnished to any other person other than those Qualified Investors to whom copies were sent. No action has been, or will be, taken in Israel that would permit an offering of the Units of the Fund or a distribution of this Confidential Memorandum to the public in Israel. Only Qualified Investors who in each case have provided written confirmation that they qualify as Qualified Investors, and that they are aware of the consequences of such designation and agree thereto, may invest in the Fund, in all cases under circumstances that will fall within the private placement exemptions of the Israeli Securities Law and any applicable guidelines, publication or rulings issued from time to time by the Israel Securities Authority. Anyone who purchases Units of the Fund is doing so for its own benefit and for its own account and not with the aim or intention of distributing or offering such units to other parties. Anyone who purchases the Units of the Fund shall do so in accordance with its own understanding and discretion and after it has obtained any relevant investment, financial, legal, business, tax or other advice or opinion required by it in connection with such purchase. For the avoidance of doubt, nothing in this Confidential Memorandum should be considered "investment advice" or "investment marketing", as defined in the Regulation of Investment Advice, Investment Marketing and Portfolio Management Law, 5755-1995.

Notice to Prospective Investors in Mexico

The Units have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comision Nacional y de Valores or "CNBV") and may not be offered or sold publicly in Mexico. The Units may be offered in Mexico to investors that qualify as institutional or qualified investors, pursuant to the private placement exemption set forth in article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores or "LMV"). The Units may not be publicly offered or sold in Mexico and this Confidential Memorandum is not intended to be used in connection with a public offering of securities (oferta publica) under the LMV and may not be publicly distributed in Mexico. This Confidential Memorandum has not been reviewed or authorized by the CNBV.

Notice to Prospective Investors in Nicaragua

For purposes of the Nicaraguan market, the Fund's Units will be offered as a private placement and includes securities which are not registered with the Superintendencia de Bancos y de Otras Instituciones Financiera (the "Bank Superintendence"), and therefore has not been reviewed by any public or private entity, in order to ensure that such information is complete, accurate and timely. The fundamental principle of this offer in its Nicaraguan placement is that it consists of a private transaction amongst private parties.

Notice to Prospective Investors in Panama

No public offering of Units in the Fund is being made to Investors resident in Panama. Units are being offered only to institutional Investors and a limited number of other Investors in Panama. The Superintendencia del Mercado de Valores has not passed upon the accuracy or adequacy of this Memorandum or otherwise approved or authorized the offering of Units to Investors resident in Panama.

Notice to Prospective Investors in Peru

Units in the Fund have not been and will not be approved by the Peruvian Superintendencia del Mercado de Valores (the "SMV") or any other regulatory agency in Peru, nor have they been registered under the Securities Market Law (Ley del Mercado de Valores), or any SMV regulations. Units may not be offered or sold within Peru except in private placement transactions.

Notice to Prospective Investors in Taiwan

The Units may be made available outside of Taiwan for purchase outside Taiwan by Taiwan resident investors, but may not be offered or sold in Taiwan.

Notice to Prospective Investors in Uruguay

The Fund is not an investment fund regulated by Uruguayan Law 16,774 of September 27, 1996, as amended, and has not been registered with the Central Bank of Uruguay. The sale of Units in the Fund qualifies as a private placement pursuant to Section 2 of Uruguayan Law 18,627 and are not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

Notice to Prospective Investors in Venezuela

No public offering of Units in the Fund is being made to Investors resident in Venezuela. Neither this Memorandum nor the Units in the Fund have been approved, disapproved or passed on in any way by the National Superintendence of Securities, Office of the Superintendent of the Banking Sector Entities or any other governmental authority in Venezuela. Additionally, the Fund has not received authorization or licensing from the National Superintendence of Securities, Office of the Superintendent of the Banking Sector Entities or any other governmental authority in Venezuela to market or sell Units within Venezuela. This Memorandum is strictly confidential and may not be reproduced, used for any other purpose or provided to any person other than the intended.

APPENDIX B

CPG CARLYLE COMMITMENTS FUND, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated and effective as of March 16, 2017

APPENDIX C

CPG CARLYLE COMMITMENTS FUND, LLC
PERFORMANCE INFORMATION

HISTORICAL ESTIMATED MONTHLY PERFORMANCE OF

CPG CARLYLE COMMITMENTS FUND, LLC

as of DECEMBER 31, 2022 (1) (2)

Class A (inception 6/1/13)	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sept.	Oct.	Nov.	Dec.	YTD	MSCI World
2013	-	-	-	-	-	1.89%	4.49%	1.25%	0.19%	2.04%	1.82%	1.82%	14.23%	14.24%
2014	-0.78%	1.50%	0.24%	0.51%	0.36%	1.30%	-0.52%	1.10%	-0.48%	0.29%	-0.09%	1.58%	5.10%	5.50%
2015	0.12%	1.90%	0.50%	1.22%	0.74%	1.41%	0.00%	-1.00%	-1.79%	0.93%	-0.37%	-0.98%	2.65%	-0.32%
2016	-0.43%	0.30%	-0.02%	-0.07%	-0.04%	0.94%	1.09%	0.31%	2.12%	-0.07%	0.95%	1.25%	6.50%	8.15%
2017	0.42%	0.23%	3.00%	0.79%	-0.02%	3.69%	0.05%	0.14%	1.79%	0.55%	1.23%	1.68%	14.35%	23.07%
2018	0.46%	-0.74%	0.19%	1.68%	0.04%	0.38%	1.25%	-0.24%	-0.43%	0.10%	0.37%	0.18%	3.26%	-8.20%
2019	0.42%	0.22%	-0.51%	0.18%	-0.31%	1.68%	-0.78%	-0.32%	0.63%	0.86%	-0.43%	1.50%	3.16%	28.40%
2020	-0.68%	-0.99%	-9.57%	-1.37%	1.30%	3.71%	1.25%	0.22%	3.50%	0.45%	0.89%	8.60%	6.52%	16.50%
2021	0.27%	0.37%	7.02%	1.83%	0.56%	4.75%	1.10%	0.32%	2.66%	0.37%	-0.69%	3.32%	23.89%	22.35%
2022	-0.35%	0.17%	2.28%	-1.50%	-0.65%	2.16%	-0.41%	1.59%	0.26%	-0.29%	0.44%	0.31%	4.01%	-17.73%

Class I (inception 7/1/13)	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sept.	Oct.	Nov.	Dec.	YTD	MSCI World
2013	-	-	-	-	-	-	4.51%	1.30%	0.24%	2.09%	1.87%	1.87%	12.41%	17.08%
2014	-0.73%	1.55%	0.29%	0.56%	0.41%	1.35%	-0.47%	1.15%	-0.43%	0.34%	-0.04%	1.63%	5.74%	5.50%
2015	0.17%	1.95%	0.55%	1.27%	0.79%	1.46%	0.05%	-0.95%	-1.74%	0.98%	-0.32%	-0.93%	3.26%	-0.32%
2016	-0.38%	0.35%	0.03%	-0.02%	0.01%	1.00%	1.14%	0.36%	2.17%	-0.02%	1.00%	1.30%	7.14%	8.15%
2017	0.47%	0.28%	3.05%	0.84%	0.03%	3.74%	0.10%	0.19%	1.84%	0.60%	1.28%	1.73%	15.04%	23.07%
2018	0.51%	-0.70%	0.24%	1.73%	0.09%	0.43%	1.30%	-0.19%	-0.39%	0.15%	0.42%	0.23%	3.87%	-8.20%
2019	0.47%	0.27%	-0.46%	0.23%	-0.26%	1.73%	-0.73%	-0.27%	0.69%	0.91%	-0.38%	1.56%	3.79%	28.40%
2020	-0.63%	-0.93%	-9.52%	-1.32%	1.35%	3.76%	1.29%	0.27%	3.55%	0.50%	0.94%	8.65%	7.16%	16.50%
2021	0.32%	0.43%	7.08%	1.88%	0.61%	4.80%	1.15%	0.37%	2.71%	0.43%	-0.64%	3.37%	24.65%	22.35%
2022	-0.30%	0.22%	2.32%	-1.46%	-0.61%	2.21%	-0.36%	1.63%	0.31%	-0.24%	0.49%	0.36%	4.61%	-17.73%

C-1

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

For the Fund's most recent performance, please contact the Adviser at (212) 317-9200.

NET PERFORMANCE OF
CPG CARLYLE COMMITMENTS FUND, LLC
AS OF DECEMBER 31, 2022 (1) (2)

	Class A	MSCI World Index(3)
2022 Return	4.01%	-17.73%
Annualized Rate of Return*	8.54%	8.63%
Total Return*	119.39%	121.01%
Annualized Volatility*	6.22%	14.73%

* Since inception (6/1/13).

	Class I	MSCI World Index(3)
2022 Return	4.61%	-17.73%
Annualized Rate of Return**	9.06%	8.99%
Total Return**	127.87%	126.50%
Annualized Volatility**	6.24%	14.76%

** Since inception (7/1/13).

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

(1)   Returns are estimated, unaudited, presented net of the Fund's Management Fee, Sub-Placement Agent Fee and expenses, and underlying fund fees, expenses, carried interest/incentive allocations and, for the period from June 1, 2013 to August 31, 2014, reflect an operating expense limitation of 0.75%. If the Fund's expense limitation had not been in place, returns would have been lower. Returns do not reflect a placement fee, if applicable, which would reduce returns. Estimates are based upon, among other things, unaudited returns provided by the underlying funds. Returns may be adjusted to reflect audited performance information once available. Class A commenced operations on June 1, 2013. Class I commenced operations on July 1, 2013. During certain periods, discounts from secondary investments have made a material contribution to Fund performance. Performance without such investments would have been lower. There is no assurance that such discounts will be available in the future. Past performance is not indicative of future results.

(2)   The use of an index and performance information presented are for illustrative purposes only. Unlike the Fund, the index described is unmanaged, is not available for direct investment and is not subject to management fees and other fees and expenses. The Fund and the Investment Funds do not restrict their investments to securities in the index described, and may have exposure to markets (for example, emerging markets) not reflected in the index described. No index is directly comparable to the investment strategy of the Fund. Information regarding the index, including its accuracy and completeness, has not independently been verified.

(3)   The MSCI World Index is a free-float weighted global equity index, without emerging markets exposure. It represents large and mid-cap equity performance across 23 developed markets countries, covering approximately 85% of the free float-adjusted market capitalization in each country.

C-2

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

1.	Financial Statements:

The audited financial statements of each of the Registrant and CPG Carlyle Commitments Master Fund, LLC for the fiscal year ended March 31, 2023, including the reports of the Registrant's and CPG Carlyle Commitments Master Fund, LLC's independent registered public accounting firm, and the unaudited financial statements of each of the Registrant and CPG Carlyle Commitments Master Fund, LLC for the semi-annual period ended September 30, 2023, are incorporated by reference to the Registrant's Annual Report and Semi-Annual Report, respectively.

2.	Exhibits:

	(a)(1)	Certificate of Formation is incorporated by reference to Exhibit (a)(1) of the Registration Statement on Form N-2 (Reg. No. 811-22763), filed on October 30, 2012 (the "Registration Statement").

	(a)(2)	Certificate of Amendment is incorporated by reference to Exhibit (a)(2) of Amendment No. 6 to the Registration Statement, filed on March 22, 2017 ("Amendment No. 6").

	(a)(3)	Certificate of Amendment is incorporated by reference to Exhibit (a)(3) of Amendment No. 6.

	(a)(4)	Form of Second Amended and Restated Limited Liability Company Agreement, dated March 16, 2017 is incorporated by reference to Exhibit (a)(4) of Amendment No. 6.

	(b)	Not Applicable

	(c)	Not Applicable

	(d)(1)	Rule 18f-3 Plan is incorporated by reference to Exhibit (d)(1) of Amendment No. 3 to the Registration Statement, filed on November 25, 2015 ("Amendment No. 3").

	(d)(2)	See Item 25(2)(a)(4)

	(e)	Not Applicable

	(f)	Not Applicable

	(g)	Investment Advisory Agreement*

	(h)(1)	Placement Agency Agreement*

	(h)(2)	Form of Servicing and Sub-Placement Agency Agreement*

	(h)(3)	Distribution Plan*

(i)	Not Applicable

(j)(1)	Amended and Restated Custody Agreement*

(j)(2)	Amendment to Amended and Restated Custody Agreement*

(k)(1)	Services Agreement is incorporated by reference Exhibit (k)(1) of Amendment No. 9 to the Registration Statement, filed on July 19, 2019.

(k)(2)	Escrow Agreement with respect to Class A Units of Beneficial Interest*

(k)(3)	Escrow Agreement with respect to Class I Units of Beneficial Interest*

(k)(4)	Amendment One to Services Agreement*

(k)(5)	Amendment Two to Services Agreement*

(k)(6)	Amendment Three to Services Agreement*

(k)(7)	Amendment Four to Services Agreement*

(k)(8)	Amendment Five to Services Agreement*

(k)(9)	Amendment Six to Services Agreement*

(k)(10)	Amendment Seven to Services Agreement*

(l)	Not Applicable

(m)	Not Applicable

(n)	Not Applicable

(o)	Not Applicable

(p)	Not Applicable

(q)	Not Applicable

(r)(1)	Code of Ethics of the Registrant*

(r)(2)	Code of Ethics of Central Park Advisers, LLC*

*	Filed herewith or herein.

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution:*

Legal fees
Blue Sky fees
Printing
Miscellaneous

Total

*	Incorporated by reference to Amendment No. 1.

Item 28. Persons Controlled by or Under Common Control with Registrant:

No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Central Park Advisers, LLC, the adviser of the Registrant (the "Adviser"). Information regarding the ownership of the Adviser is set forth in its Form ADV as filed with the Securities and Exchange Commission (the "SEC") (File No. 801-67480), and is incorporated herein by reference.

Item 29. Number of Holders of Securities as of November 30, 2023:

Title of Class	Number of Record Holders
Class A Units of Beneficial Interest	3,733
Class I Units of Beneficial Interest	2,825

Item 30. Indemnification:

Reference is made to Section 3.7 of the Registrant's Second Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), filed as Exhibit (a)(4) to Amendment No. 6, and to Paragraph 7 of the Registrant's Investment Advisory Agreement (the "Investment Advisory Agreement"), filed herewith. The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and the Investment Advisory Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was an independent director, officer, employee or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser:

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Confidential Memorandum in the section entitled "Management of the Fund." Information as to the members and officers of the Adviser is included in its Form ADV as filed with the SEC (File No. 801-67480), and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

SS&C Technologies, Inc., and its affiliates, Global Investor and Distribution Solutions. and ALPS Fund Services, Inc., serve as the Registrant's administrator, and maintain certain required accounting related and financial books and records of the Registrant at 430 W. 7th Street, Kansas City, Missouri 64105-1594 and 1290 Broadway, Suite 1100, Denver, Colorado 80203. The other required books and records are maintained by Central Park Advisers, LLC at 125 W 55th Street, New York, New York 10019.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of January, 2024.

CPG CARLYLE COMMITMENTS FUND, LLC

By:	/s/ Mitchell A. Tanzman
Mitchell A. Tanzman
Authorized Person

Exhibit Index

(g)	Investment Advisory Agreement

(h)(1)	Placement Agency Agreement

(h)(2)	Form of Servicing and Sub-Placement Agency Agreement

(h)(3)	Distribution Plan

(j)(1)	Amended and Restated Custody Agreement

(j)(2)	Amendment to Amended and Restated Custody Agreement

(k)(2)	Escrow Agreement with respect to Class A Units of Beneficial Interest

(k)(3)	Escrow Agreement with respect to Class I Units of Beneficial Interest

(k)(4)	Amendment One to Services Agreement

(k)(5)	Amendment Two to Services Agreement

(k)(6)	Amendment Three to Services Agreement

(k)(7)	Amendment Four to Services Agreement

(k)(8)	Amendment Five to Services Agreement

(k)(9)	Amendment Six to Services Agreement

(k)(10)	Amendment Seven to Services Agreement

(r)(1)	Code of Ethics of the Registrant

(r)(2)	Code of Ethics of Central Park Advisers, LLC

101.INS	XBRL Instance Document − the instance document does not appear on the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document